CREDIT AGREEMENT

                                      among

                          TRENWICK AMERICA CORPORATION,

                           TRENWICK HOLDINGS LIMITED,

                          VARIOUS LENDING INSTITUTIONS,

                            THE CHASE MANHATTAN BANK,
                            AS ADMINISTRATIVE AGENT,

                           FIRST UNION NATIONAL BANK,
                              AS SYNDICATION AGENT

                                       and

                              FLEET NATIONAL BANK,
                             AS DOCUMENTATION AGENT


                          -----------------------------

                          Dated as of November 24, 1999
                and Amended and Restated as of September 27, 2000
                          -----------------------------


                                  $490,000,000




                             CHASE SECURITIES INC.,
                   AS ADVISOR, LEAD ARRANGER AND BOOK MANAGER

================================================================================

                                TABLE OF CONTENTS
                                                                           Page
SECTION 1.  Revolving Credit Facility.........................................2

         1.01  Commitments....................................................2
         1.02  Minimum Amount of Each Borrowing; Maximum Number
               of Borrowings..................................................2
         1.03  Notice of Borrowing of Revolving Loans.........................2
         1.04  Disbursement of Funds..........................................4
         1.06  Conversions....................................................4
         1.07  Pro Rata Borrowings............................................4
         1.08  Interest.......................................................5
         1.09  Interest Periods...............................................5
         1.10  Increased Costs, Illegality, etc...............................6
         1.11  Compensation...................................................9
         1.12  Change of Lending Office.......................................9
         1.13  Replacement of Banks...........................................9

SECTION 2.  Letter of Credit Facility........................................10

         2.01  Letters of Credit.............................................10
         2.02  Letter of Credit Request; Notices of Issuance.................12
         2.03  Agreement to Repay Letter of Credit Payments..................12
         2.04  Increased Costs...............................................12
         2.05  Letter of Credit Expiration Extensions........................13
         2.06  Changes to Stated Amount......................................13
         2.07  Representations and Warranties of L/C Banks...................14

SECTION 3.  Fees; Commitments................................................14

         3.01  Fees..........................................................14
         3.02  Voluntary Reduction of Commitments............................15
         3.03  Mandatory Reductions of Commitments...........................15

SECTION 4.  Payments.........................................................16

         4.01  Voluntary Prepayments.........................................16
         4.02  Mandatory Repayments and Prepayments..........................16
         4.03  Method and Place of Payment...................................19
         4.04  Net Payments..................................................20

SECTION 5.  Conditions Precedent.............................................21

         5.01  Execution of Agreement........................................22
         5.02  No Default; Representations and Warranties....................22

         5.03  Officer's Certificate.........................................22
         5.04  Opinions of Counsel...........................................22
         5.05  Corporate Proceedings.........................................22
         5.06  Adverse Change, etc...........................................23
         5.07  Litigation....................................................23
         5.08  Subsidiary Guaranty...........................................23
         5.09  Consummation of the LaSalle Business Combination..............23
         5.10  The Original Credit Agreement.................................23
         5.11  Financial Statements; Projections.............................24
         5.12  Approvals, etc................................................25
         5.13  Indebtedness..................................................25
         5.14  Payment of Fees...............................................25
         5.15  Letter of Credit Request; Notice of Borrowing.................25
         5.16  Capital Structure.............................................26
         5.17  Solvency Certificate..........................................26
         5.18  A.M. Best Rating..............................................26
         5.19  Holdings Guaranty.............................................26

SECTION 6.  Representations, Warranties and Agreements.......................26


SECTION 7.  Affirmative Covenants............................................27


SECTION 8.  Negative Covenants...............................................27


SECTION 9.  Events of Default................................................27

         9.01  Payments......................................................27
         9.02  Representations, etc..........................................27
         9.03  Covenants.....................................................27
         9.04  Default Under Other Agreements................................27
         9.05  Bankruptcy, etc...............................................28
         9.06  ERISA.........................................................28
         9.07  Guaranties....................................................29
         9.08  Judgments.....................................................29
         9.09  Change of Control.............................................30
         9.10  Senior Unsecured Debt Ratings.................................30
         9.11  A.M. Best Ratings.............................................30

SECTION 10.  Definitions.....................................................30


SECTION 11.  The Administrative Agent........................................30

         11.01  Appointment..................................................30
         11.02  Delegation of Duties.........................................31
         11.03  Exculpatory Provisions.......................................31
         11.04  Reliance by Administrative Agent.............................32

         11.05  Notice of Default............................................32
         11.06  Non-Reliance.................................................32
         11.07  Indemnification..............................................33
         11.08  The Administrative Agent in its Individual Capacity..........33
         11.09  Successor Administrative Agent...............................33
         11.10  Other Agents.................................................34

SECTION 12.  Trenwick America Guaranty.......................................34

         12.01  The Trenwick America Guaranty................................34
         12.02  Bankruptcy...................................................34
         12.03  Nature of Liability..........................................34
         12.04  Trenwick America Guaranty Absolute...........................35
         12.05  Independent Obligation.......................................35
         12.06  Authorization................................................35
         12.07  Reliance.....................................................36
         12.08  Subordination................................................36
         12.09  Waivers......................................................36
         12.10  Trenwick America Guaranty Continuing.........................37
         12.11  Binding Nature of Guaranties.................................37
         12.12  Judgments Binding............................................38

SECTION 13.  Miscellaneous...................................................38

         13.01  Payment of Expenses, etc.....................................38
         13.02  Right of Setoff..............................................38
         13.03  Notices......................................................39
         13.04  Benefit of Agreement.........................................39
         13.05  No Waiver; Remedies Cumulative...............................41
         13.06  Payments Pro Rata............................................42
         13.07  Computations.................................................42
         13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.............43
         13.09  Counterparts.................................................44
         13.10  Effectiveness................................................44
         13.11  Headings Descriptive.........................................45
         13.12  Amendment or Waiver..........................................45
         13.13  Survival.....................................................45
         13.14  Domicile of Loans............................................45
         13.15  Confidentiality..............................................45
         13.16  WAIVER OF JURY TRIAL.........................................46
         13.17  Judgment Currency............................................46
         13.18  Euro.........................................................47

SCHEDULE I          --     Definitions


ANNEX I             --     List of Banks and Commitments
ANNEX II            --     Bank Addresses


EXHIBIT A-1         --     Form of Notice of Borrowing
EXHIBIT A-2         --     Form of Letter of Credit Request
EXHIBIT B           --     Form of Letter of Credit
EXHIBIT C-1         --     Legal Opinion of Appleby, Spurling & Kempe
EXHIBIT C-2         --     Legal Opinion of Conyers Dill & Pearman
EXHIBIT C-3         --     Legal Opinion of Baker & McKenzie
EXHIBIT C-4         --     Legal Opinion of Lovells
EXHIBIT C-5         --     Legal Opinion of John V. Del Col
EXHIBIT C-6         --     Legal Opinion of White & Case LLP
EXHIBIT D           --     Form of Officer's Certificate
EXHIBIT E           --     Form of Section 4.04(b)(ii) Certificate
EXHIBIT F           --     Subsidiary Guaranty
EXHIBIT G           --     Form of Solvency Certificate
EXHIBIT H           --     Form of Assignment and Assumption Agreement
EXHIBIT I           --     Holdings Guaranty

                  CREDIT AGREEMENT, dated as of November 24, 1999 and amended and restated as of September 27, 2000, among TRENWICK AMERICA CORPORATION, a Delaware corporation (hereinafter referred to as the "Borrower"), TRENWICK HOLDINGS LIMITED, a company organized under the laws of the United Kingdom (the "Account Party"), the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks"), FIRST UNION NATIONAL BANK, as Syndication Agent (the "Syndication Agent"), FLEET NATIONAL BANK, as Documentation Agent (the "Documentation Agent") and THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                              W I T N E S S E T H:
                               - - - - - - - - - -


                  WHEREAS, Trenwick Group Inc., a Delaware corporation ("Trenwick"), the Original Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent are party to a Credit Agreement, dated as of November 24, 1999 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Original Credit Agreement"); and

                  WHEREAS, on March 20, 2000, Trenwick entered into an Amended and Restated Agreement, Schemes of Arrangement and Plan of Reorganization (the "Business Combination Agreement") with LaSalle Re Holdings Limited, a company organized under the laws of Bermuda ("LaSalle Re Holdings"), LaSalle Re Limited, a company organized under the laws of Bermuda ("LaSalle Re") and Trenwick Group Ltd. (formerly known as Gowin Holdings International Limited), a company organized under the laws of Bermuda ("Holdings"); and

                  WHEREAS, pursuant to the Business Combination Agreement, (i) the assets and liabilities of Trenwick shall be transferred to Holdings, (ii) the Borrower, the Account Party, certain other subsidiaries of Trenwick, LaSalle Re Holdings and LaSalle Re shall become Subsidiaries of Holdings and (iii) all of the common stock of Trenwick and LaSalle Re Holdings and certain of the non-voting common stock of LaSalle Re shall be exchanged for the common stock of Holdings (such transactions, collectively, the "LaSalle Business Combination"); and

                  WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement to, inter alia, (i) substitute the Borrower for Trenwick as the borrower under the revolving credit facility in the Original Credit Agreement, (ii) substitute the Account Party for Trenwick as the account party under the letter of credit facility in the Original Credit Agreement,
(iii) add Holdings and the Borrower as guarantors and (iv) permit the LaSalle Business Combination; and

                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower and the Account Party the credit facilities provided for herein;

                  NOW, THEREFORE, the parties hereto agree that the Original Credit Agreement shall be and is hereby amended and restated in its entirety as follows:

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1.  Revolving Credit Facility.
                              -------------------------

                  1.01 Commitments. (a) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees at any time and from time to time on and after the Restatement Effective Date and prior to the Conversion Date, to make a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) may be made and maintained in such Approved Currency as is requested by the Borrower (except that Base Rate Loans may only be denominated in Dollars) and (ii) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Bank at any time outstanding that aggregate Principal Amount which equals the Revolving Loan Commitment of such Bank at such time and (v) shall not exceed for all Banks at any time outstanding that aggregate Principal Amount which equals the Total Revolving Loan Commitment at such time.

                  (b) Subject to and upon the terms and conditions set forth herein, the Borrower and each Bank which has Revolving Loans outstanding at such time agree that at 9:00 A.M. (New York time) on the Conversion Date, the aggregate principal amount of Revolving Loans owing to such Bank and outstanding at such time shall (unless such Revolving Loans have been declared (or have become) due and payable pursuant to this Credit Agreement), without any notice or action by any party, automatically convert to and thereafter constitute Term Loans owing to such Bank hereunder. The Term Loans of each Bank (i) shall be made and thereafter maintained in the same currencies in which the related Revolving Loans were denominated as of the Conversion Date, (ii) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that
(A) Base Rate Loans may only be denominated in Dollars and (B) all Term Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, consist of Term Loans of the same Type and (iii) shall not exceed in initial Principal Amount for such Bank an amount which equals the total Principal Amount of Revolving Loans owed to such Bank and outstanding immediately prior to the Conversion Date. Once repaid, Term Loans may not be reborrowed.

                  1.02 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate Principal Amount of each Borrowing hereunder shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred on any day; provided that at no time shall there be outstanding more than five Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing of Revolving Loans. (a) Whenever the Borrower desires to incur Revolving Loans, it shall give the Administrative Agent at its Notice Office, (x) prior to 11:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans in Dollars, (y) prior to 1:00 P.M. (New York time) at least four Business Days' prior written of notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans constituting Alternate Currency Loans and (z) prior to 11:00 A.M. (New York time) at least one Business Day's prior written notice (or telephone notice promptly confirmed in writing) each Borrowing of Base Rate Loans. Each such notice (each, a "Notice of Borrowing") shall be in the form of Exhibit A-1 and shall be irrevocable and shall specify (i) in the case of Alternate Currency Loans, the Approved Currency for such Loans, (ii) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing (stated in the applicable Approved Currency), (iii) the date of Borrowing (which shall be a Business Day) and (iv) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of the portion thereof to be funded by such Bank and of the other matters covered by the Notice of Borrowing.

                  (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by it in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice absent manifest error.

                  1.04 Disbursement of Funds. (a) No later than 11:00 A.M. (New York time) on the date specified in each Notice of Borrowing, each Bank will make available its pro rata share, if any, of such Borrowing requested to be made on such date. All such amounts shall be made available to the Administrative Agent in the relevant Approved Currency and immediately available funds at the Payment Office and the Administrative Agent will make available to the Borrower by depositing to the account designated by the Borrower, which account shall be at an institution in the same city as the respective Payment Office, the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank participating in a Borrowing prior to the date of such Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower in writing or by telephone (promptly confirmed in writing), and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the type of respective Loans which were required to be repaid.

                  (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  1.05 Register. (a) The Administrative Agent shall maintain a register for the recordation of the Revolving Loan Commitments and the L/C Commitments of the Banks from time to time and, after the Conversion Date has occurred, the principal amount of the Term Loans owing to each Bank (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by the Borrower, the Account Party or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (b) The Borrower hereby agrees to provide a Note, promptly upon the request of any Bank, to the extent such Bank has requested such Note in connection with any pledge or assignment by such Bank of any or all of its Loans hereunder to a Federal Reserve Bank.

                  1.06 Conversions. The Borrower shall have the option to convert on any Business Day occurring on or after the Restatement Effective Date all or a portion at least equal to the applicable Minimum Borrowing Amount of its outstanding Loans denominated in a single Approved Currency and constituting Base Rate Loans or Eurodollar Loans into a Borrowing or Borrowings of Loans denominated in such Approved Currency and constituting Eurodollar Loans or Base Rate Loans, respectively, provided that (i) Eurodollar Loans denominated in a currency other than Dollars may not be converted into Base Rate Loans, (ii) no partial conversion shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to a Borrowing to less than the Minimum Borrowing Amount applicable thereto, (iii) Base Rate Loans may not be converted into Eurodollar Loans when a Default or Event of Default is then in existence if the Administrative Agent or the Required Banks shall have determined in its or their sole discretion not to permit such conversion and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in
Section 1.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at the Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or one Business Day in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans (as to interest option) to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

                  1.07 Pro Rata Borrowings. All Revolving Loans under the Credit Agreement shall be made by the Banks pro rata on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

                  1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be equal to the Applicable Margin then in effect for Base Rate Loans plus the Base Rate in effect from time to time.

                  (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan or
(ii) the  conversion  of such  Eurodollar  Loan to a Base Rate Loan  pursuant to
Section 1.06, at a rate per annum which shall at all times be equal to the Applicable Margin then in effect for Eurodollar Loans plus the relevant LIBOR for the Interest Period applicable to such Eurodollar Loan.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Margin then in effect for Base Rate Loans; provided that Eurodollar Loans shall bear interest after maturity (whether by acceleration or otherwise) until the end of the applicable Interest Period at a rate per annum equal to 2% in excess of the rate of interest then applicable thereto.

                  (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each calendar quarter, (ii) in respect of each Eurodollar Loan, the last day of each Interest Period applicable thereto and, in the case of an Interest Period of six months, on the date occurring three months after the first day of such Interest Period and (iii) in respect of each Loan, on any conversion or prepayment (on the amount so converted or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) All computations of interest hereunder shall be made in accordance with Section 13.07(a) and (b).

                  (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

                  1.09 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period to be applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

                 (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                (iv) no Interest Period may be elected at any time when a Default or Event of Default is then in existence if the Administrative Agent or the Required Banks shall have determined in its or their sole discretion not to permit such Interest Period;

                 (v) no Interest Period shall extend beyond the Term Loan Maturity Date; and

                (vi) no Interest Period with respect to any Borrowing of Term Loans may be elected that would extend beyond any date upon which a mandatory repayment of Term Loans is required to be made under Section 4.02(i)(a) if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term Loans permitted to be outstanding after such mandatory repayment.

If upon the expiration of any Interest Period, the Borrower has failed, or is not permitted, to elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period; provided that if such Eurodollar Loans are denominated in a currency other than Dollars, then such Eurodollar Loans shall not convert to Base Rate Loans but shall instead be prepaid by the Borrower on the last day of such Interest Period.

                  1.10 Increased Costs,  Illegality,  etc. (a) In the event that
(x) in the case of clause (i) or (iv) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto, provided that such determination has been made in good faith):

                 (i) on any date for determining any LIBOR for any Interest Period, that, by reason of any changes arising after the Restatement Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective LIBOR; or

                (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Restatement Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the respective LIBOR) and/or (y) other circumstances materially affecting the interbank Eurodollar market generally; or

               (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful due to the compliance by such Bank in good faith with any change since the Restatement Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Bank customarily complies, or has become impracticable as a result of a contingency occurring after the Restatement Effective Date which materially adversely affects the interbank Eurodollar market; or

                (iv) at any time that any Alternate Currency is not available in sufficient amounts, as determined in good faith by the Administrative Agent, to fund any Borrowing of Loans denominated in such Alternate Currency;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) or (iv) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clauses (i) and
(iv) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (w) in the case of clause (i) above, Eurodollar Loans, priced in respect of the affected LIBOR, shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (x) in the case of clause (ii) above, the Borrower shall pay to such Bank, within 10 days of its receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, which basis shall be reasonable and consistently applied, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto), (y) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by applicable law and (z) in the case of clause (iv) above, Loans in the affected Alternate Currency shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist in accordance with clause (y) of the preceding sentence, and any Notice of Borrowing or Notice of Conversion given by a Borrower with respect to such Alternate Currency Loans which have not yet been incurred shall be deemed rescinded by the Borrower.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified in writing by a Bank pursuant to Section 1.10(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Bank to make its requested Loan as a Base Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, (A) in the case of a Eurodollar Loan denominated in Dollars, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan, and
(B) in the case of a Eurodollar Loan denominated in an Alternate Currency, repay all such Eurodollar Loans in full, provided that if more than one Bank is affected at any time, then all affected Banks must be treated in the same manner pursuant to this Section 1.10(b).

                  (c) If any Bank shall have determined that after the Restatement Effective Date the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Bank or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case made subsequent to the Restatement Effective Date, has or would have the effect of reducing the rate of return on such Bank's or its parent corporation's capital or assets as a consequence of such Bank's commitments or obligations hereunder to a level below that which such Bank or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or its parent corporation's policies with respect to capital adequacy), then from time to time, the Borrower shall within 10 days of its receipt of written demand by such Bank (with a copy to the Administrative Agent), pay to such Bank such additional amount or amounts as will compensate such Bank or its parent corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, which basis must be reasonable and consistently applied, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

                  1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit with respect to such Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment, prepayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other failure by the Borrower to repay its Loans when required by the terms of this Credit Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Bank under this
Section 1.11 shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the relevant LIBOR in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank or other bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11.

                  1.12 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii) or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that, in the opinion of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section
1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10 or 4.04.

                  1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other banks or financial institutions, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the

Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Revolving Loan Commitments (if prior to the Conversion Date) and all of the L/C Commitments and all of the outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank plus (B) all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, and (ii) all obligations (including, without limitation, all such amounts, if any, due and owing under Section 1.11) of the Borrower due and owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Credit Agreement (including, without limitation, Sections 1.10, 1.11, 4.04, 11.07 and 13.01), which shall survive as to such Replaced Bank.

                  SECTION 2. Letter of Credit Facility.

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Account Party may request the Issuing Agent at any time and from time to time on or after the Restatement Effective Date and on or prior to the L/C Issuance Expiration Date to issue, for the benefit of Lloyd's and in support of, on a standby basis, L/C Supportable Obligations, and subject to and upon the terms and conditions herein set forth the Issuing Agent agrees to issue at any time and from time to time on or after the Restatement Effective Date and on or prior to the L/C Issuance Expiration Date, one or more irrevocable standby letters of credit in the form of Exhibit B (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, the Issuing Agent shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

                 (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Agent or any L/C Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Agent or any L/C Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Agent or any L/C Bank shall prohibit, or request that the Issuing Agent or any L/C Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Agent or any L/C Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Agent or any L/C Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Agent or any L/C Bank as of the date hereof and which the Issuing Agent or any L/C Bank in good faith deems material to it; or

                (ii) the conditions precedent set forth in Section 5 are not satisfied at that time.

                  (b) Each Letter of Credit will be issued by the Issuing Agent on behalf of the L/C Banks, and each L/C Bank will participate in each Letter of Credit pro rata in accordance with its L/C Percentage. The obligations of each L/C Bank under and in respect of each Letter of Credit are several, and the failure by any L/C Bank to perform its obligations hereunder or under any Letter of Credit shall not affect the obligations of the Account Party toward any other party hereto nor shall any other such party be liable for the failure by such L/C Bank to perform its obligations hereunder or under any Letter of Credit.

                  (c) Notwithstanding the foregoing, (i) the aggregate Stated Amount of each Letter of Credit shall not exceed an amount which, when added to the Letter of Credit Outstandings at the time of issuance thereof, equals the Total L/C Commitment at the time of issuance thereof; (ii) no L/C Bank's L/C Exposure shall exceed such L/C Bank's L/C Commitment at the time of issuance of any Letter of Credit (and after giving effect to such issuance); (iii) each Letter of Credit (x) issued after the Restatement Effective Date and prior to the Lloyd's Coming in Line Date occurring in November, 2000 shall have an initial expiration date of December 31, 2004 and (y) issued thereafter but prior to the Lloyd's Coming in Line Date occurring in November, 2001 (to the extent permitted to be issued hereunder) shall have an initial expiration date of December 31, 2005; (iv) each Letter of Credit may be denominated in any Approved Currency as determined by the Account Party at the time of issuance, and payable on a sight basis; and (v) the Issuing Agent will not issue any Letter of Credit after it has received notice from the Account Party or the Required Banks stating that any condition precedent set forth in Section 5 is not satisfied at that time until the Issuing Agent shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such condition precedent by the Required Banks.

                  (d) Subject to and on the terms and conditions set forth herein, the Issuing Agent is hereby authorized by the Account Party and the L/C Banks to arrange for the issuance of any Letter of Credit pursuant to Section 2.01(a) and the amendment of any Letter of Credit pursuant to Section 2.06 and/or 13.04(b) by:

                 (i) completing the commencement date and the expiry date of such Letter of Credit;

                (ii) (in the case of an amendment increasing or reducing the amount thereof) amending such Letter of Credit in such manner as Lloyd's may agree;

               (iii) completing Schedule 1 to such Letter of Credit with the participation of each L/C Bank as allocated pursuant to the terms hereof; and

                (iv) executing such Letter of Credit on behalf of each L/C Bank and following such execution delivering such Letter of Credit to Lloyd's.

                  (e) Each L/C Bank hereby makes, constitutes and appoints the Issuing Agent its true and lawful attorney-in-fact, in its name, place and stead, giving the Issuing Agent full power to issue, amend and take other action with respect to each Letter of Credit as contemplated by this Credit Agreement.

                  2.02 Letter of Credit Request; Notices of Issuance. (a) Whenever it desires a Letter of Credit to be issued, the Account Party shall give the Issuing Agent written notice that it desires such Letter of Credit to be issued, which written notice shall be in the form of Exhibit A-2 (the "Letter of Credit Request"). The Letter of Credit Request shall include any other documents as the Administrative Agent customarily requires in connection therewith.

                  (b) Upon its issuance of or amendment to any Letter of Credit, the Issuing Agent shall promptly notify the Account Party and the L/C Banks of such issuance or amendment, which notice shall include a summary description of the Letter of Credit actually issued and any amendments thereto.

                  2.03  Agreement  to Repay Letter of Credit  Payments.  (a) The
Account Party hereby agrees to reimburse each L/C Bank, by making payment directly to each L/C Bank in immediately available funds, for any payment or disbursement made by such L/C Bank under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date that the Borrower receives notice in writing or by telephone (promptly confirmed in writing) from the Issuing Agent of such payment or disbursement, with interest on the amount so paid or disbursed by such L/C Bank to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date that such L/C Bank is reimbursed therefor at a rate per annum which shall be the Applicable Margin plus the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date the Borrower receives notice from such L/C Bank of such payment or disbursement), such interest also to be payable on demand, provided that if a Default or an Event of Default under
Section 9.05 shall have occurred and be continuing, such Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Account Party) and shall bear interest at a rate per annum which shall be the Base Rate plus the Applicable Margin (plus an additional 2% on and after the third Business Day following the respective drawing).

                  (b) The Account Party's obligation under this Section 2.03 to reimburse each L/C Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Account Party may have or have had against such L/C Bank or the Issuing Agent, including, without limitation, any defense based upon the failure of any drawing under any Letter of Credit to substantially conform to the terms of such Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Account Party shall not be obligated to reimburse any L/C Bank for any wrongful payment made by such L/C Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such L/C Bank.

                  2.04 Increased Costs. If after the Restatement Effective Date, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any L/C Bank with any request or directive (whether or not having the force of law) by any such Governmental Authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by or participated in by such L/C Bank, or (ii) impose on such L/C Bank any other conditions affecting this Credit Agreement or any Letter of Credit and the result of any of the foregoing is to increase the cost to such L/C Bank, or to reduce the amount of any sum received or receivable by such L/C Bank, then from time to time, the Account Party shall within 10 days of its receipt of written demand by such L/C Bank (with a copy to the Administrative Agent) pay to such L/C Bank such additional amounts as will compensate such L/C Bank for such cost or reduction. Each L/C Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.04, will give prompt written notice thereof to the Account Party, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, which basis must be reasonable and consistently applied, although the failure to deliver any such notice shall not release or diminish the Account Party's obligations to pay additional amounts pursuant to this Section 2.04 upon subsequent receipt of such notice.

                  2.05 Letter of Credit Expiration Extensions. (a) Each L/C Bank acknowledges that in accordance with the terms of each Letter of Credit the expiration date of such Letter of Credit will be automatically extended for an additional year, without written amendment, unless, at least 30 days prior to December 31 of each year (commencing with December 31, 2000), notice is given by the Issuing Agent in accordance with the terms of the respective Letter of Credit (a "Notice of Non-Extension") that the Letter of Credit will not be extended beyond its current expiration date.

                  (b) In connection with the first possible extension of Letters of Credit (occurring in the year 2000), the Issuing Agent shall not give a Notice of Non-Extension in respect of any Letter of Credit unless a Default or Event of Default exists at such time, in which case the Issuing Agent may, and if requested by the Required Banks will, give a Notice of Non-Extension to Lloyd's in respect of each Letter of Credit no later than December 1, 2000. In connection with any subsequent possible extension of the Letters of Credit, the Issuing Agent may, and if requested by any L/C Bank (which request any L/C Bank may make in its sole discretion) the Issuing Agent will, give a Notice of Non-Extension to Lloyd's in respect of each Letter of Credit no later than December 1st of such year.

                  (c) Each L/C Bank agrees that on or prior to the date occurring 90 days prior to the Lloyd's Coming in Line Date occurring in November, 2001, such L/C Bank will notify the Borrower as to whether such L/C Bank intends to request the Issuing Agent to deliver Notices of Non-Extension in respect of then outstanding Letters of Credit in accordance with the last sentence of Section 2.05(b) above, provided that the failure of any L/C Bank to give such notice to the Account Party shall not preclude such L/C Bank from subsequently delivering such request to the Issuing Agent or the Issuing Agent from giving any such Notices of Non-Extension to Lloyd's.

                  2.06 Changes to Stated Amount. At any time when any Letter of Credit is outstanding, at the request of the Account Party, the Issuing Agent will enter into an amendment increasing or reducing the Stated Amount of such Letter of Credit, provided that (i) in no event shall the Stated Amount of such Letter of Credit be increased to an amount which, when added to the Letter of Credit Outstandings at such time, exceeds the Total L/C Commitment at such time,
(ii) the Stated Amount of a Letter of Credit may not be increased at any time if the conditions precedent set forth in Section 5.02 are not satisfied at such time, and (iii) the Stated Amount of a Letter of Credit may not be increased at any time after the L/C Issuance Expiration Date.

                  2.07 Representations and Warranties of L/C Banks. Each L/C Bank represents and warrants that each Letter of Credit constitutes a legal, valid and binding obligation of such L/C Bank enforceable in accordance with its terms.

                  SECTION 3.  Fees; Commitments.
                              -----------------

                  3.01 Fees. (a) The Borrower shall pay a commitment fee (the "RL Commitment Fee") to the Administrative Agent for distribution to each Non-Defaulting Bank for the period from the Restatement Effective Date to but not including the earlier of (A) the date the Total Revolving Loan Commitment has been terminated and (B) the Conversion Date, computed at a rate per annum for each day equal to the Applicable Commitment Fee Percentage then in effect on the daily Unutilized Revolving Loan Commitment of such Bank. Accrued RL
Commitment Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and the earlier of the date the Total Revolving Loan Commitment has been terminated and the Conversion Date.

                  (b) The Account Party shall pay a commitment fee (the "L/C Commitment Fee") to the Administrative Agent for distribution to each Non-Defaulting Bank for the period from the Restatement Effective Date to but not including the date that such Bank's L/C Commitment has been terminated, computed at a rate per annum for each day equal to the Applicable Commitment Fee Percentage then in effect on the daily Unutilized L/C Commitment of such Bank. Accrued L/C Commitment Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and the date the Total L/C Commitment has been terminated.

                  (c) The Account Party shall pay a letter of credit fee (the "Letter of Credit Fee") to the Administrative Agent for distribution to each Non-Defaulting Bank with an L/C Commitment for the period from the date of issuance of the initial Letter of Credit to but not including the date that such Bank's L/C Commitment has been terminated, computed at a rate for each day equal to the Applicable Margin then in effect for Eurodollar Loans on the daily L/C Exposure of such Bank (provided that for purposes of this Section 3.01(c) only, each L/C Bank's L/C Exposure shall be no less than such L/C Bank's L/C Percentage of $150,000,000). Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and the date the Total L/C Commitment has been terminated.

                  (d) The Account Party hereby agrees to pay to the Issuing Agent upon each issuance of, payment under, and/or amendment of, any Letter of Credit such amount as shall at the time of such issuance, payment or amendment be the administrative charge which the Issuing Agent is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

                  (e) The Borrower and the Account Party shall pay to the Administrative Agent, for its own account, such fees as may be agreed to from time to time in writing between the Borrower and the Administrative Agent or the Account Party and the Administrative Agent, when and as due.

                  (f)  All computations of Fees shall be made in accordance with
Section 14.07(b).

                  3.02 Voluntary Reduction of Commitments. (a) At any time prior to the Conversion Date, upon at least three Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or reduce the Total Unutilized Revolving Loan Commitment, in whole or in part, pursuant to this Section 3.02(a), in an integral multiple of $5,000,000, in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank.

                  (b) At any time, upon at least three Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Account Party shall have the right, at any time or from time to time, without premium or penalty, to terminate or reduce the Total Unutilized L/C Commitment, in whole or in part, pursuant to this Section 3.02(b), in an integral multiple of $5,000,000, in the case of partial reductions to the Total Unutilized L/C Commitment, provided that each such reduction shall apply proportionately to permanently reduce the L/C Commitment of each Bank.

                  3.03 Mandatory Reductions of Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety at 9:00 a.m. (New York time) on the Conversion Date (after giving effect to the conversion of outstanding Revolving Loans into Term Loans at such time).

                  (b) The Total L/C  Commitment  (and the L/C Commitment of each
Bank) shall terminate on the later of (i) the L/C Maturity Date and (ii) the date on which no Letters of Credit are outstanding and no Unpaid Drawings exist.

                  (c) On each date upon which a mandatory repayment of Revolving Loans pursuant to Section 4.02(i)(c) or (d) is required or would be required if
(x) an unlimited amount of Revolving Loans were then outstanding and (y) the conditions precedent to borrowing set forth in Section 5.02 are not satisfied at such time, the Total Revolving Loan Commitment shall be permanently reduced by the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Revolving Loans were actually outstanding); provided, that except to the extent resulting from a mandatory prepayment of Revolving Loans pursuant to Section 4.02(i)(d) with the portion of net cash proceeds of Indebtedness incurred under Section 4.04(h) of the Holdings Guaranty exceeding $150,000,000 (i) no mandatory reduction of the Total Revolving Loan Commitment shall be required pursuant to this Section 3.03(c) at any time if Holdings' senior unsecured debt rating from S&P is BBB+ or greater at such time, and (ii) in no event shall the Total Revolving Loan Commitment be reduced below $100,000,000 as a result of the operation of this Section 3.03(c).

                  (d) Each reduction or adjustment of the Total Revolving Loan Commitment pursuant to this Section 3.03 shall apply proportionately to the Revolving Loan Commitment of each Bank with such a Commitment.

                  SECTION 4.  Payments.
                              --------

                  4.01 Voluntary Prepayments. The Borrower shall have the right to prepay Loans, without premium or penalty (except for amounts payable pursuant to Section 1.11), in whole or in part, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans or Revolving Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which such prepayment is made, which notice shall be received by the Administrative Agent (x) in the case of Base Rate Loans, no later than 11:00 A.M. (New York time) one Business Day prior to the date of such prepayment, or (y) in the case of Eurodollar Loans, three Business Days prior to the date of such prepayment, which notice shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each partial prepayment of any Borrowing shall be in an aggregate Principal Amount of at least $1,000,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (iv) each prepayment of Term Loans pursuant to this Section 4.01 shall reduce the then remaining
Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment).

                  4.02  Mandatory Repayments and Prepayments.
                        ------------------------------------

                  (i)      Requirements:

                  (a) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay the principal amount of Term Loans in an amount equal to the product of
(x) the aggregate Principal Amount of Revolving Loans converted to Term Loans on the Conversion Date pursuant to Section 1.01(b) hereof multiplied by (y) the percentage set forth below opposite such date (each such repayment, as the same may be reduced pursuant to Sections 4.01 and/or 4.02(ii)(a), a "Scheduled Repayment"):

                 Scheduled Repayment Date                     Percentage
                 ------------------------                     ----------
                 June 30, 2002                                   10.0%
                 December 31, 2002                               12.5%
                 June 30, 2003                                   12.5%
                 December 31, 2003                               15.0%
                 June 30, 2004                                   15.0%
                 December 31, 2004                               17.5%
                 Term Loan Maturity Date                         17.5%

                  (b) In addition to any other mandatory repayments pursuant to this Section 4.02, not later than the third Business Day following the date of the receipt thereof by Holdings and/or any of its Subsidiaries, the Borrower shall be required to repay an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other reasonable fees and costs associated therewith) of the sale or issuance of equity by, or cash capital contributions to, Holdings or any Subsidiary of Holdings (other than (i) any issuance of common stock or options to purchase common stock by Holdings to the extent issued to the employees or agents of Holdings or its Subsidiaries, (ii) issuances of common stock pursuant to warrants outstanding on the Restatement Effective Date, (iii) issuances of preferred stock of Holdings pursuant to the terms of the Cat E Put Securities and (iv) issuances of stock by Subsidiaries of Holdings to Holdings or to Wholly-Owned Subsidiaries of Holdings, and capital contributions by Holdings to its Subsidiaries), which shall be applied (i) if prior to the Conversion Date, to repay the aggregate Principal Amount of Revolving Loans, and (ii) if the Conversion Date has occurred, to repay the aggregate Principal Amount of the Term Loans.

                  (c) In addition to any other mandatory repayments pursuant to this Section 4.02, not later than the fifth Business Day following the date of receipt thereof by Holdings and/or any of its Subsidiaries of the proceeds of any Asset Sale, the Borrower shall be required to repay an amount equal to 100% of the Net Available Proceeds of such Asset Sale, which shall be applied (i) if prior to the Conversion Date (but only to the extent that the conditions precedent to borrowing set forth in Section 5.02 are not satisfied at such time), to repay the Principal Amount of Revolving Loans and (ii) if the Conversion Date has occurred, to repay the aggregate Principal Amount of the Term Loans; provided that (A) if the Net Available Proceeds of any such Asset Sale are less than $5,000,000, such Net Available Proceeds shall not be required to be so applied until such time as such Net Available Proceeds, when combined with the Net Available Proceeds from additional subsequent Asset Sales, exceed $5,000,000, at which time all such Net Available Proceeds shall be required to be applied pursuant to this Section 4.02(i)(c), and (B) the Net Available Proceeds from Asset Sales shall not be required to be so applied on such date
(i) to the extent that no Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Available Proceeds shall within 180 days following the date of such Asset Sale be used to purchase assets used, or to be used, in the business described in Section 8.01 (including, without limitation, the equity interest of a Person engaged in any such business), which certificate shall set forth the estimate of the proceeds to be so expended, it being understood that (1) if all or any portion of such Net Available Proceeds not so applied are not so used (or contractually committed to be used) within such 180 day period, such remaining portion shall be applied on the last day of such period as provided above in this Section 4.02(i)(c) (without regard to the proviso herein) and (2) if all or any portion of such Net Available Proceeds are not required to be applied on the 180th day referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as provided in this Section 4.02(i)(c) (without regard to the proviso herein).

                  (d) In addition to any other mandatory repayments pursuant to this Section 4.02, not later than the third Business Day following the date of the receipt thereof by Holdings and/or any of its Subsidiaries, the Borrower shall be required to repay an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other reasonable fees and costs associated therewith) of the incurrence of Indebtedness for borrowed money or evidenced by bonds, notes, debentures or similar instruments by Holdings and/or any of its Subsidiaries (other than Indebtedness permitted by Section 4.04 of the Holdings Guaranty as such Section 4.04 is in effect on the Restatement Effective Date, provided that notwithstanding the foregoing the net cash proceeds of Indebtedness incurred under Section 4.04(h) of the Holdings Guaranty shall be required to be applied pursuant to this Section 4.02(i)(d)), which shall be applied (i) if prior to the Conversion Date (but only to the extent that the conditions precedent to borrowing set forth in Section 5.02 are not satisfied at such time), to repay the aggregate Principal Amount of Revolving Loans and (ii) if the Conversion Date has occurred, to repay the aggregate Principal Amount of the Term Loans.

                  (e) If on any date the aggregate outstanding Principal Amount of Revolving Loans (after giving effect to all other repayments thereof on such date) exceeds the Total Revolving Loan Commitment as then in effect (including, without limitation, as a result of the determination of Dollar Equivalents pursuant to Section 13.07(c)), the Borrower shall repay on such date the principal of the Revolving Loans in an amount equal to such excess.

                  (f) If on any date the Letter of Credit Outstandings exceed the Total L/C Commitment (including, without limitation, as a result of the determination of Dollar Equivalents pursuant to Section 13.07(c)), the Account Party agrees to pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the Account Party hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations).

                  (g) Notwithstanding anything to the contrary contained in this Credit Agreement or in any other Credit Document, all then outstanding Term Loans shall be repaid in full on the Term Loan Maturity Date.

                  (ii)     Application:

                  (a)  Each  mandatory  prepayment  of Term  Loans  pursuant  to
Section 4.02(i)(b), (c) or (d) shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment).

                  (b) With respect to each  prepayment of Loans required by this
Section 4.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made; provided that (i) the Borrower shall first so designate all Base Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment prior to designating any other Eurodollar Loans; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this Section 4.02, if at any time the mandatory prepayment of Loans pursuant to Section 4.02(i)(b), (c) or (d) would result, after giving effect to the first sentence of this clause (b), in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being repaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may, if it so elects by notice to the Administrative Agent, deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent to be held pursuant to an escrow agreement to be entered into in form and substance satisfactory to the Administrative Agent, with such escrowed amounts to be released from such escrow (and applied to repay the principal amount of such Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to the relevant Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), with the amount to be so released and applied on the last day of each Interest Period to be the amount of the Loans to which such Interest Period applies (or, if less, the amount remaining in such escrow account).

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Credit Agreement shall be made to the Administrative Agent for the ratable account of the Banks entitled thereto, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds at the Payment Office in (x) Dollars, if such payment is made in respect of any obligation of the Borrower or the Account Party, as applicable, under this Credit Agreement except as provided in the immediately succeeding clause (y), and (y) the appropriate Alternate Currency, if such payment is made by the Borrower in respect of principal of or interest on Alternate Currency Loans or if such payment is made by the Account Party in respect of any Unpaid Drawing (or interest thereon) with respect to an Alternate Currency Letter of Credit, it being understood that written or facsimile notice by the Borrower or the Account Party, as applicable, to the Administrative Agent to make a payment from the funds in the Borrower's or the Account Party's account, as applicable, at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Credit Agreement which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension period at the applicable rate in effect immediately prior to such extension.

                  4.04 Net Payments. (a) All payments made by the Borrower or the Account Party hereunder or by the Borrower under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower or the Account Party, as applicable, agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Credit Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower or the Account Party, as applicable, agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower or the Account Party, as applicable, will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts, evidencing such payment by the Borrower or the Account Party, as applicable. Without duplication of amounts payable pursuant to the foregoing provisions of this Section 4.04(a), each of the Borrower and the Account Party agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                  (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower, the Account Party and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 13.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause
(i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Credit Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower, the Account Party and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note, or it shall immediately notify the Borrower, the Account Party and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 14.04(b) and the immediately succeeding sentence, (x) the Borrower and the Account Party shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower or the Account Party U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and
(y) neither the  Borrower nor the Account  Party shall be obligated  pursuant to
Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower or the Account Party the Internal Revenue Service Forms required to be provided to the Borrower and the Account Party pursuant to this
Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes.

                  SECTION 5. Conditions Precedent. The occurrence of the Restatement Effective Date pursuant to Section 13.10 and the obligation of each Bank to make Revolving Loans to the Borrower hereunder and the obligation of the Issuing Agent to issue or increase the Stated Amount of any Letter of Credit hereunder, is subject, on the Restatement Effective Date or at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of each of the following conditions:

                  5.01 Execution of Agreement. On or prior to the Restatement Effective Date, this Credit Agreement shall have been executed and delivered as provided in Section 13.10.

                  5.02 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of each Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  5.03 Officer's Certificate. On the Restatement Effective Date, the Administrative Agent shall have received an officer's certificate from each of Holdings, the Borrower and the Account Party dated such date, signed by an Authorized Officer of each of Holdings, the Borrower and the Account Party, respectively, stating that all of the applicable conditions set forth in Sections 5.02, 5.06, 5.07, 5.09 and 5.13 exist as of such date.

                  5.04 Opinions of Counsel. On the Restatement Effective Date, the Administrative Agent shall have received an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to each of the Banks and dated the Restatement Effective Date, from (i) Appleby, Spurling & Kempe, Bermuda counsel to Holdings, which opinion shall cover the matters contained in Exhibit C-1 with respect to Holdings, (ii) Conyers Dill & Pearman, counsel to LaSalle Re Holdings which opinion shall cover matters contained in Exhibit C-2 with respect to LaSalle Re Holdings, (iii) Baker & McKenzie, counsel to the Borrower, which opinion shall cover the matters contained in Exhibit C-3,
(iv) Lovells, United Kingdom counsel to the Account Party, which opinion shall cover the matters contained in Exhibit C-4, (v) John V. Del Col, General Counsel of Holdings and the Borrower, which opinion shall cover the matters contained in Exhibit C-5 and (vi) White & Case LLP, counsel to the Administrative Agent, which opinion shall cover the matters contained in Exhibit C-6.

                  5.05 Corporate Proceedings. (a) On the Restatement Effective Date, the Banks shall have received from each Credit Party an officer's certificate, dated the Restatement Effective Date, signed by the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit D hereto with appropriate insertions, together with (x) copies of the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of such Credit Party and (y) the resolutions of such Credit Party and the other documents referred to in such certificate, and the foregoing shall be reasonably satisfactory to the Administrative Agent.

                  (b) All corporate, tax and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Credit Agreement, the other Credit Documents and the Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  5.06 Adverse Change, etc. On the Restatement Effective Date, the Administrative Agent shall not have become aware of any facts or conditions not previously known or disclosed, whether occurring prior to or after the Restatement Effective Date, and since December 31, 1999 nothing shall have occurred, in either case which, when taken as a whole, the Administrative Agent shall reasonably determine (i) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent under this Credit Agreement or any other Credit Document, or on the ability of any Credit Party to perform its obligations hereunder or thereunder, or (ii) has or is reasonably likely to have a Material Adverse Effect.

                  5.07 Litigation. On the Restatement Effective Date, no actions, suits or proceedings shall be pending or, to the knowledge of any of Holdings, the Borrower or the Account Party, threatened (i) with respect to this Credit Agreement or any other Credit Document, the Transaction Documents or the transactions contemplated hereby or thereby (including the LaSalle Business Combination) or (ii) which either the Administrative Agent or the Required Banks shall reasonably determine has, or is reasonably likely to have, (x) a Material Adverse Effect or (y) a material adverse effect on the rights or remedies of the Banks or the Administrative Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its obligations hereunder or thereunder.

                  5.08 Subsidiary Guaranty. On the Restatement Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit F (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

                  5.09 Consummation of the LaSalle Business Combination. (a) On or before the Restatement Effective Date, the LaSalle Business Combination shall have been consummated in accordance with the LaSalle Business Combination Documents, which LaSalle Business Combination Documents shall be in form and substance reasonably satisfactory to the Administrative Agent, and all Legal Requirements and each of the conditions precedent to the consummation of the LaSalle Business Combination shall have been satisfied in all material respects and not waived, except with the reasonable consent of the Administrative Agent, to the reasonable satisfaction of the Administrative Agent.

                  (b) On or before the Restatement Effective Date, there shall have been delivered to the Banks true and correct copies of all LaSalle Business Combination Documents, and all of the material terms and conditions of such LaSalle Business Combination Documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (c)  On  or  before  the   Restatement   Effective  Date,  all
commitments under the LaSalle Credit Agreement shall have been terminated and all amounts owing thereunder shall have been paid in full.

                  5.10 The Original Credit Agreement. On the Restatement Effective Date and concurrently with the initial incurrence of Loans and issuance of Letters of Credit hereunder, (i) all Original Loans shall have been repaid in full in cash, together with accrued but unpaid interest thereon, and all Original Letters of Credit shall have been returned to the Original Banks, it being understood and agreed, however, that any Continuing Bank may net fund any Loans required to be made by it on the Restatement Effective Date by permitting the principal amount of the Original Loans made by such Continuing Bank to remain outstanding on the Restatement Effective Date to satisfy such Continuing Bank's obligation to fund a like principal amount of Loans to be incurred hereunder by the Borrower on the Restatement Effective Date, and for purposes of this Section 5.10 only such outstanding principal amount shall be deemed outstanding as Revolving Loans under this Credit Agreement and such corresponding Original Loans shall be deemed to have been so repaid in full, and
(ii) there shall have been paid in cash in full all accrued but unpaid Fees under, and as defined in, the Original Credit Agreement (including, without limitation, commitment fees, letter of credit fees and facing fees) accrued but unpaid prior to but excluding the Restatement Effective Date and all other amounts, costs and expenses (including, without limitation, breakage costs, if any, with respect to eurodollar rate loans) then owing to any of the Original Banks and/or the Administrative Agent, as agent under the Original Credit Agreement, in each case to the satisfaction of the Administrative Agent or the Original Banks, as the case may be, regardless of whether or not such amounts would otherwise be due and payable at such time pursuant to the terms of the Original Credit Agreement and (iii) all outstanding Notes (as defined in the Original Credit Agreement) issued by Trenwick to the Original Banks under the Original Credit Agreement shall be deemed canceled.

                  5.11 Financial Statements; Projections. Prior to the Restatement Effective Date, each of Holdings, the Borrower and the Account Party shall have delivered or caused to be delivered to the Administrative Agent with copies for each Bank:

                  (a) the audited Annual Statement of each Regulated Insurance Company which is a Material Subsidiary for the fiscal year ended December 31, 1999, prepared in accordance with SAP and as filed with the respective Applicable Insurance Regulatory Authority, which Annual Statements shall be satisfactory in form and substance to the Administrative Agent;

                  (b) the unaudited Quarterly Statement of each Regulated Insurance Company which is a Material Subsidiary for the fiscal quarter ended March 31, 2000, prepared in accordance with SAP and as filed with the respective Applicable Insurance Regulatory Authority, which Quarterly Statements shall be satisfactory in form and substance to the Administrative Agent;

                  (c) the audited balance sheet of Trenwick and its Subsidiaries (on a consolidated basis) for the fiscal year ended December 31, 1999, and the related statements of income, of stockholders' equity and of cash flows, in each case prepared in accordance with GAAP;

                  (d) the audited balance sheet of LaSalle Re Holdings and its Subsidiaries (on a consolidated basis) for the fiscal year ended September 30, 1999, and the related statements of income, of stockholders' equity and of cash flows, in each case prepared in accordance with GAAP;

                  (e) the unaudited balance sheet of (i) Trenwick and its Subsidiaries (on a consolidated basis) and (ii) LaSalle Re Holdings and its Subsidiaries (on a consolidated basis), in each case for the fiscal quarter ended March 31, 2000, and the related unaudited statements of income, of stockholders' equity and of cash flows, in each case prepared in accordance with GAAP;

                  (f) projected financial statements for Holdings and its Subsidiaries, reflecting the projected financial condition, income and expenses of Holdings and its Subsidiaries, after giving effect to the Transaction and the other transactions contemplated hereby, which projected financial statements shall be reasonably satisfactory in form and substance to the Administrative Agent; and

                  (g) a pro forma balance sheet of Holdings and its Subsidiaries as of March 31, 2000, after giving effect to the Transaction (as if the Transaction had occurred prior to such date) and the other transactions contemplated hereby.

                  5.12 Approvals, etc. On the Restatement Effective Date the following approvals shall have been obtained to the satisfaction of the Administrative Agent:

                 (i) all necessary and material governmental and third party approvals, permits and licenses in connection with the Transaction and this Credit Agreement and the transactions contemplated by the
         Transaction Documents and otherwise referred to herein or therein (including without limitation the LaSalle Business Combination), to the extent such approvals, consents, permits and licenses are required to be obtained or made prior to the Restatement Effective Date, shall have been obtained and remain in full force and effect, and all applicable waiting periods shall have expired, in each case without any action being taken by any competent authority (including any court having jurisdiction) which restrains, prevents or imposes, in the reasonable judgment of the Required Banks or the Administrative Agent, materially adverse conditions upon the consummation of the Transaction or any such agreement or transaction; and

                (ii) all necessary shareholder approvals in connection with the Transaction shall have been obtained and remain in full force and effect.

                  5.13 Indebtedness. On the Restatement Effective Date and after giving effect to the consummation of the Transaction, the only Indebtedness for borrowed money of Holdings and its Subsidiaries, other than Indebtedness permitted under Sections 4.04(b)-(i) of the Holdings Guaranty, shall consist of the Indebtedness incurred pursuant to the Credit Documents.

                  5.14 Payment of Fees. On the Restatement Effective Date, all costs, fees and expenses (including, without limitation, legal fees and expenses), and all other compensation contemplated by this Credit Agreement or the other Credit Documents, due to the Administrative Agent or any Banks shall have been paid to the extent due.

                  5.15 Letter of Credit Request; Notice of Borrowing. Prior to the issuance of the Letter of Credit, the Administrative Agent shall have received a Letter of Credit Request satisfying the requirements of Section 2.02; and prior to the incurrence of any Revolving Loans, the Administrative Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03.

                  5.16 Capital Structure. On or prior to the Restatement Effective Date, the corporate and capital structure (and all agreements related thereto) of Holdings and its Subsidiaries and all organizational documents of Holdings and its Subsidiaries shall be reasonably satisfactory to the Administrative Agent (after giving effect to the Transaction).

                  5.17 Solvency Certificate. On the Restatement Effective Date, Holdings shall have delivered to the Administrative Agent a solvency certificate from the Chief Financial Officer of Holdings in the form of Exhibit G.

                  5.18 A.M. Best Rating. On the Restatement Effective Date, each Rated Ongoing Regulated Subsidiary of Holdings shall have an A.M. Best claims paying rating of at least A-.

                  5.19 Holdings Guaranty. On the Restatement Effective Date, Holdings shall have duly authorized, executed and delivered a Holdings Guaranty in the form of Exhibit I (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Holdings Guaranty"), and the Holdings Guaranty shall be in full force and effect.

                  The acceptance of the benefits of each Credit Event occurring on the Restatement Effective Date shall constitute a representation and warranty by each of the Borrower and the Account Party to each of the Banks that all of the applicable conditions specified in this Section 5 exist or have been satisfied as of such date. The acceptance of the benefits of each Credit Event occurring after the Restatement Effective Date shall constitute a representation and warranty by each of the Borrower and the Account Party to each of the Banks that all of the applicable conditions specified in Sections 5.02 and 5.15 exist or have been satisfied as of such date. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks.

                  SECTION 6. Representations, Warranties and Agreements. In order to induce the Administrative Agent and the Banks to enter into this Credit Agreement and to make the Loans and issue the Letters of Credit as provided herein, each of the Borrower and the Account Party hereby makes the representations and warranties set forth in Section 2 of the Holdings Guaranty on behalf of themselves and their respective Subsidiaries, all of which representations and warranties shall survive the execution and delivery of this Credit Agreement and the making of the Loans and the issuance of the Letters of Credit (with the occurrence of the Restatement Effective Date and the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in Section 2 of the Holdings Guaranty are true and correct in all material respects on and as of the Restatement Effective Date and on the date of each such Credit Event (after giving effect to the consummation of the Transaction) unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case such representation and warranty shall be true and correct in all material respects as of such other specified date).

                  SECTION 7. Affirmative Covenants. Each of the Borrower and the Account Party hereby covenants and agrees that on the Restatement Effective Date and thereafter, for so long as this Credit Agreement is in effect and until the Total Commitment and all Letters of Credit are terminated and all the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full, it will, and will cause each of its Subsidiaries to, comply with the covenants set forth in Section 3 of the Holdings Guaranty, in each case as and to the extent applicable to them.

                  SECTION 8. Negative Covenants. Each of the Borrower and the Account Party hereby covenants and agrees that on the Restatement Effective Date and thereafter, for so long as this Credit Agreement is in effect and until the Total Commitment and all Letters of Credit are terminated and all Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full, it will, and will cause each of its Subsidiaries to comply with the covenants set forth in Section 4 of the Holdings Guaranty, in each case as and to the extent applicable to them.

                  SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  9.01 Payments. The Borrower or the Account Party shall (i) in the case of the Borrower, default in the payment when due of any principal of the Loans, and in the case of the Account Party, default in the payment when due of any Unpaid Drawing, (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans or any Fees or (iii) default, and such default shall continue for five or more Business Days in the payment of any other amounts owing hereunder or under any other Credit Document; or

                  9.02 Representations, etc. Any representation, warranty or statement made or deemed made by the Borrower or the Account Party herein or by any Credit Party in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  9.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 3.10 or 4 of the Holdings  Guaranty  (except for Sections 4.01, 4.07 and
4.09 of the Holdings Guaranty), or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01 or clause (a) of this Section 9.03) contained in this Credit Agreement or in the Holdings Guaranty and such default shall continue unremedied for a period of at least 30 days; or

                  9.04 Default  Under Other  Agreements.  (a) Holdings or any of
its Subsidiaries shall (i) default in any payment with respect to Indebtedness (other than the Obligations), in excess of $10,000,000 individually or in the aggregate, for Holdings and its Subsidiaries (collectively, "Material Indebtedness"), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to become due prior to its stated maturity; or (b) any such Material Indebtedness of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; or

                  9.05 Bankruptcy, etc. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries; or Holdings or any of its Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries; or any such proceeding is commenced against Holdings or any of its Subsidiaries and remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (a) any Regulated Insurance Company which is engaged in the business of underwriting insurance and/or reinsurance in the United States suffers any appointment of any conservator or the like for it or any substantial part of its property, or (b) Holdings or any of its Subsidiaries (other than any Regulated Insurance Company described in the immediately preceding clause (a)) suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph

(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed by the PBGC to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069,  4201,  4204 or 4212 of ERISA or Section  401(a)(29),  4971 or 4975 of the
Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default," within the meaning of Section 4219(5) of ERISA, shall occur with respect to any Multiemployer Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan or Multiemployer Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the opinion of the Required Banks has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  9.07 Guaranties. (a) The Holdings Guaranty or any provision thereof shall cease to be in full force and effect, or Holdings or any Person acting by or on behalf of Holdings shall deny or disaffirm Holdings' obligations under the Holdings Guaranty; or

                  (b) The Trenwick America Guaranty or any provision thereof shall cease to be in full force and effect, or the Borrower or any Person acting by or on behalf of the Borrower shall deny or disaffirm the Borrower's obligations under the Trenwick America Guaranty or the Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Trenwick America Guaranty; or

                  (c) The Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiary Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty; or

                  9.08 Judgments. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving a liability, net of undisputed reinsurance, of $10,000,000 or more in the case of any one such judgment or decree or in the aggregate for all such judgments and decrees for Holdings and its Subsidiaries and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  9.09  Change of Control.  A Change of Control shall occur; or

                  9.10 Senior Unsecured Debt Ratings. By the 90th day following the Restatement Effective Date, Holdings shall not have received a confirmed S&P Credit Rating (taking into account the LaSalle Business Combination) of at least BBB- and a confirmed Moody's Credit Rating (taking into account the LaSalle Business Combination) of at least Baa3; or

                  9.11   A.M.  Best   Ratings.   Any  Rated  Ongoing  Regulated
 Subsidiary shall fail to have an A.M. Best claims paying rating of at least A-; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower and the Account Party, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the
Borrower, the Account Party or any other Credit Party, except as otherwise specifically provided for in this Credit Agreement (provided that if an Event of Default specified in Section 9.05 shall occur with respect to Holdings, the Borrower or the Account Party, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii),
(iii) and (v) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately, (ii) declare the Total Unutilized L/C Commitment terminated, whereupon the Unutilized L/C Commitment of each Bank shall forthwith terminate immediately, (iii) declare the principal of and any accrued interest in respect of all Loans and all other Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrower and the Account Party, (iv) terminate any Letter of Credit if permitted in accordance with its terms, and
(v) direct the Account Party to pay (and the Account Party hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, to pay) to the Administrative Agent at the Payment Office an amount of cash to be held as security for the Account Party's reimbursement obligations in respect of all Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit at such time.

                  SECTION 10. Definitions. Defined terms used in this Credit Agreement shall have the meanings set forth in Schedule I attached hereto. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular.

                  SECTION 11. The Administrative Agent.

                  11.01 Appointment. Each Bank hereby irrevocably designates and appoints Chase as Administrative Agent (such term as used in this Section 11 to include Chase Manhattan International Limited, acting as the Issuing Agent under this Credit Agreement and the Letters of Credit) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Chase, as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Credit Agreement, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Credit Party.

                  11.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through its affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

                  11.03 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Credit Agreement (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by Holdings or any of its Subsidiaries or any of their respective officers contained in this Credit Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document or for any failure of Holdings or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement, or to inspect the properties, books or records of Holdings or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Banks or by or on behalf of Holdings, the Borrower or the Account Party to the Administrative Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                  11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings, the Borrower or the Account Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

                  11.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or any Credit Party referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The
Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  11.06 Non-Reliance. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Holdings or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Holdings and its Subsidiaries and made its own decision to make its Loans hereunder, participate in the Letter of Credit issued hereunder and enter into this Credit Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Holdings and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of Holdings or any Subsidiary which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys- in-fact or affiliates.

                  11.07 Indemnification. Each Bank agrees to indemnify the Administrative Agent in its capacity as such ratably according to such Bank's percentage used in determining Required Banks from time to time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries, provided that no Bank shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

                  11.08 The Administrative Agent in its Individual Capacity. Chase and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though Chase were not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, Chase shall have the same rights and powers under this Credit Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

                  11.09 Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Banks, Holdings, the Borrower and the Account Party. Upon such resignation, the Required Banks shall, with the consent of each of Holdings, the Borrower and the Account Party (such consent not to be unreasonably withheld), appoint from among the Banks a successor Administrative Agent for the Banks, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Credit Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

                  11.10 Other Agents. Nothing in this Credit Agreement or any other Credit Document shall impose on the Documentation Agent or the Syndication Agent, in each case in such capacity, any duties or obligations.

                  SECTION 12. Trenwick America Guaranty.

                  12.01 The Trenwick America Guaranty. In order to induce the Administrative Agent, the Issuing Agent and the Banks to enter into this Credit Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Borrower from the issuance of the Letters of Credit on behalf of the Account Party, the Borrower hereby agrees with the Banks as follows: the Borrower hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Account Party to the Guaranteed Creditors under this Credit Agreement and the other Credit Documents and all Interest Rate Agreement or Other Hedging Agreements entered into by a Guaranteed Creditor or a Lending Affiliate of a Guaranteed Creditor. If any or all of the indebtedness of the Account Party to the Guaranteed Creditors becomes due and payable hereunder or under such other Credit Documents or Interest Rate Agreement or Other Hedging Agreements, the Borrower unconditionally promises to pay such indebtedness to the Guaranteed Creditors, on demand, together with any and all reasonable out-of-pocket expenses which may be incurred by the Administrative Agent or the Guaranteed Creditors in collecting any of the indebtedness. The word "indebtedness" is used in this Section 12 in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Account Party arising in connection with this Credit Agreement or any other Credit Documents or under any Interest Rate Agreement or Other Hedging Agreement with a Guaranteed Creditor or a Lending Affiliate of a Guaranteed Creditor, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Account Party may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

                  12.02 Bankruptcy.  Additionally,  the Borrower unconditionally and irrevocably guarantees the payment of any and all indebtedness of the Account Party to the Guaranteed Creditors whether or not due or payable by upon the occurrence of any of the events specified in Section 9.05, and unconditionally and irrevocably promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in the respective Approved Currency.

                  12.03 Nature of Liability. The liability of the Borrower hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Account Party whether executed by the Borrower, any other guarantor or by any other party, and the liability of the Borrower hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Account Party or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Account Party, or
(c) any payment on or in reduction of any such other guaranty or undertaking, or
(d) any dissolution, termination or increase, decrease or change in personnel by the Account Party, or (e) any payment made to any Guaranteed Creditor on the indebtedness which such Guaranteed Creditor repays to the Account Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  12.04 Trenwick America Guaranty Absolute. No invalidity, irregularity or unenforceability of all or any part of the indebtedness guaranteed hereby or of any security therefor shall affect, impair or be a defense to this Trenwick America Guaranty, and this Trenwick America Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the indebtedness guaranteed herein.

                  12.05 Independent Obligation. The obligations of the Borrower hereunder are independent of the obligations of any other guarantor or the Account Party, and a separate action or actions may be brought and prosecuted against the Borrower whether or not action is brought against any other guarantor or the Account Party and whether or not any other guarantor or the Account Party be joined in any such action or actions. The Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Account Party or other circumstance which operates to toll any statute of limitations as to the Account Party shall operate to toll the statute of limitations as to the Borrower.

                  12.06 Authorization. The Borrower authorizes the Guaranteed Creditors without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Trenwick America Guaranty herein made shall apply to the indebtedness as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the indebtedness and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the indebtedness or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

                  (c) exercise or refrain from exercising any rights against the Account Party or others or otherwise act or refrain from acting;

                  (d)  release  or  substitute  any  one  or   more  endorsers,
         guarantors, the Account Party or other obligors;

                  (e) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Account Party to its creditors other than the Guaranteed Creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Account Party to the Guaranteed Creditors regardless of what liability or liabilities of the Account Party remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under, this Credit Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Credit Agreement or any of such other instruments or agreements; and/or

                  (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Borrower from its liabilities under this Section 12.

                  12.07 Reliance. It is not necessary for any Guaranteed Creditors to inquire into the capacity or powers of the Account Party or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  12.08 Subordination. Any indebtedness of the Account Party now or hereafter held by the Borrower is hereby subordinated to the indebtedness of the Account Party to the Guaranteed Creditors; and such indebtedness of the Account Party to the Borrower, if the Administrative Agent (at the direction of the Required Banks), after an Event of Default has occurred, so requests, shall be collected, enforced and received by the Borrower as trustee for the Guaranteed Creditors and be paid over to the Guaranteed Creditors on account of the indebtedness of the Account Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Borrower under the other provisions of this Trenwick America Guaranty. Prior to the transfer by the Borrower of any note or negotiable instrument evidencing any indebtedness of the Account Party to the Borrower, the Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

                  12.09 Waivers. (a) The Borrower waives any right to require any Guaranteed Creditors to (i) proceed against the Account Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Account Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. The Borrower waives any defense based on or arising out of any defense of the Account Party, any other guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of the Account Party, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Account Party other than to the extent of payment in full of the indebtedness. The Guaranteed Creditors may, in accordance with the Credit Documents, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Borrower hereunder except to the extent the indebtedness has been paid. The Borrower waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Borrower against the Account Party or any other party or any security.

                  (b) Except as otherwise specifically required hereunder, the Borrower waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Trenwick America Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. The Borrower assumes all responsibility for being and keeping itself informed of the Account Party's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the indebtedness and the nature, scope and extent of the risks which the Borrower assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise the Borrower of information known to them regarding such circumstances or risks.

                  (c) The Borrower warrants and agrees that each of the waivers set forth above in this Section 12.09 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

                  12.10 Trenwick America Guaranty Continuing. This Trenwick America Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Guaranteed Creditors in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Guaranteed Creditors or any subsequent holder of a Note, or issuer of, or participant in, a Letter of Credit would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Guaranteed Creditors or any holder, creator or purchaser to any other or further action in any circumstances without notice or demand.

                  12.11 Binding Nature of Guaranties. This Trenwick America Guaranty shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Guaranteed Creditors and their successors and assigns.

                  12.12 Judgments Binding. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the indebtedness and such Guaranteed Creditor repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such Guaranteed Creditor with any such claimant (including the Account Party) then and in such event the Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Borrower, notwithstanding any revocation hereof or the cancellation of any Note, or other instrument evidencing any liability of the Account Party, and the Borrower shall be and remain liable to the Guaranteed Creditors hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  SECTION 13.  Miscellaneous.
                               -------------

                  13.01 Payment of Expenses, etc. Each of the Borrower and the Account Party, jointly and severally, hereby agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP); (ii) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (iv) indemnify the Administrative Agent and each Bank, and their respective officers, directors, employees, representatives and agents (each, an "indemnified person") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (collectively, "Claims") incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or any other Transaction Document or the use of the proceeds of any Loans or the Letter of Credit hereunder or the Transaction or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). No Bank shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems.

                  13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of such Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank or any other Bank under this Credit Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank or any other Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Credit Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Bank is hereby designated the agent of all other Banks for purposes of effecting set off pursuant to this Section 13.02 and each Credit Party hereby grants to each Bank for such Bank's own benefit and as agent for all other Banks a continuing security interest in any and all deposits, accounts or moneys of such Credit Party maintained from time to time with such Bank.

                  13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered, if to any Credit Party, at the address specified opposite its signature below; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telecopied, sent by overnight courier or delivered by hand and shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier or sent by telecopy, or the date that is five Business Days after being deposited in the mail, postage prepaid, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 13.03 or in accordance with the last unrevoked notice from such party given in accordance with this Section 13.03; provided that notices and communications to the Administrative Agent shall be effective when received by the Administrative Agent.

                  13.04 Benefit of Agreement. (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Credit Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of its Notes to any bank or other financial institution; provided that in the case of any such participation, (i) such Bank's obligations under this Credit Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall agree to be bound by the confidentiality provisions contained in Section
13.15 and (iv) the participant shall not have any rights under this Credit Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower and the Account Party hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to receive the additional amounts under Sections 1.10, 1.11 and 4.04 of this Credit Agreement to, and only to, the extent that, and in no greater amount than, such Bank would be entitled to such benefits if the participation had not been entered into or sold; and provided further, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend any Scheduled Repayment or the final scheduled maturity of any Loan, Note or Letter of Credit in which such participant is participating (it being understood that any waiver of the application of any prepayment or the method of application of any prepayment to the amortization of, the Loans shall not constitute an extension of a Scheduled Repayment or the final scheduled maturity date), or reduce the rate or extend the time of payment of interest thereon or Fees, or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment, Loan or Letter of Credit over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment or prepayment shall not constitute a change in the terms of any Commitment and that an increase in any Commitment shall be permitted without the consent of any participant if such participant's participation is not increased as a result thereof), or (ii) consent to the assignment or transfer by Holdings, the Borrower or the Account Party of any of their respective rights and obligations under this Credit Agreement or any other Credit Document except in accordance with the terms hereof and thereof.

                  (b) Notwithstanding the foregoing, any Bank may assign all or a portion of its rights and obligations hereunder to a bank or other financial institution with the prior written consent of the Administrative Agent, the Borrower and the Account Party, which consents shall not be unreasonably withheld or delayed (provided that (i) no such consents shall be required in connection with an assignment to a Person which is already a Bank hereunder or an affiliate of a Bank hereunder and (ii) the consent of the Borrower and the Account Party shall not be required at any time when a Default or Event of
Default exists). No assignment of less than all of a Bank's rights and obligations hereunder pursuant to the immediately preceding sentence shall, to the extent such transaction represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than the minimum of $5,000,000 unless otherwise agreed to by the Administrative Agent, the Borrower and the Account Party in writing. No assignment of all or any portion of a Bank's L/C Commitment shall be made to an institution which is not an Approved Credit Institution, and no such assignment shall be effective until all then outstanding Letters of Credit are returned by Lloyd's to the Issuing Agent for cancellation in exchange for new or amended Letters of Credit having a
Schedule 1 thereto which gives effect to such assignment. If any Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Credit Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, obligations and benefits as it would if it were such assigning Bank. Each assignment pursuant to this Section 13.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed) (the "Assignment and Assumption Agreement"). At the time of any such assignment, (i) Annex I shall be deemed to be amended to reflect the Commitments, if any, and outstanding Loans of the respective assignee (which shall result in a direct reduction to the Commitments, if any, and outstanding Loans of the assigning
Bank) and of the other Banks, (ii) if any such assignment occurs after the Restatement Effective Date, at the request of the assignor or the assignee the Borrower will issue new Notes to the respective assignee and to the assigning Bank in conformity with the requirements of Section 1.05, (iii) the Administrative Agent shall receive from the assigning Bank and/or the assignee Bank or financial institution at the time of each assignment (other than an assignment to an affiliate of a Bank hereunder) the payment of a nonrefundable assignment fee of $3,500, (iv) the Administrative Agent shall receive from the assignee Bank the Administrative Agent's administrative questionnaire completed by such assignee Bank and (v) if any such assignment is of all or a portion of the assigning Bank's L/C Commitment, all then outstanding Letters of Credit shall be amended or returned by the Account Party to the Issuing Agent for cancellation and reissued to reflect such assignment. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower, the Account Party and the Administrative Agent the appropriate Internal Revenue Service forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). Each Bank, the Borrower and the Account Party agrees to execute such documents (including, without limitation, amendments to the Credit Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Promptly following any assignment pursuant to this Section 13.04(b), the assigning Bank shall promptly notify the Borrower, the Account Party and the Administrative Agent thereof. Nothing in this Section 13.04 shall prevent or prohibit any Bank from pledging its Loans or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                  (c) Notwithstanding any other provisions of this Section 13.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower or the Account Party to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

                  (d) Each Bank initially party to this Credit Agreement hereby represents, and each Person that becomes a Bank pursuant to an assignment permitted by clause (b) above will upon its becoming party to this Credit Agreement represent, that it is a commercial lender, other financial institution or other "accredited investor" (as defined in SEC Regulation D) which makes loans in the ordinary course of its business or is acquiring the Loans without a view to distribution of the Loans within the meaning of the federal securities laws, and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that, subject to the preceding clauses (a) through (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

                  13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on the Borrower or the Account Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

                  13.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of Holdings, the Borrower or the Account Party in respect of any Obligations of such Persons, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of Holdings, the Borrower and the Account Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Credit Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

                  13.07  Computations.    (a)    All  computations  of interest
on Eurodollar Loans and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

                  (b) All computations of interest on Base Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365/366 days.

                  (c) For purposes of this Credit Agreement, the Dollar Equivalent of each Loan that is an Alternate Currency Loan and the Dollar
Equivalent of the stated amount of each Letter of Credit that is an Alternate Currency Letter of Credit shall be calculated on the date when any such Loan is made or such Letter of Credit is issued, on the first Business Day of each month and at such other times as designated by the Administrative Agent at any time when a Default or an Event of Default exists. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Borrower or the Account Party, as the case may be, it being understood that until such notice is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Borrower and the Account Party by the Administrative Agent. The Administrative Agent shall promptly notify the Borrower, the Account Party and the Banks of each such determination of the Dollar Equivalent.

                  13.08 GOVERNING LAW;  SUBMISSION TO  JURISDICTION;  VENUE. (a)
THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT PARTY. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS FOR NOTICES PURSUANT TO
SECTION 13.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

                  (b) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  13.09 Counterparts. This Credit Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower, the Account Party and the Administrative Agent.

                  13.10 Effectiveness. (a) This Credit Agreement shall become effective on the date (the "Restatement Effective Date") on which (i) the Borrower, the Account Party and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Administrative Agent's Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Sections 5 and 13.10(b) are met to the satisfaction of the Administrative Agent and the Required Banks (determined immediately after the occurrence of the Restatement Effective Date). Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in
Section 5 have not been met to its satisfaction, upon the satisfaction of the conditions described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto have not been met (although the occurrence of the Restatement Effective Date shall not release the Borrower or the Account Party from any liability for failure to satisfy one or more of the applicable conditions contained in Section
5). The Administrative Agent will give the Borrower, the Account Party and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

                  (b) On the Restatement Effective Date, each New Bank and each Continuing Bank shall deliver to the Administrative Agent for the account of the Borrower an amount equal to (i) in the case of each New Bank, the Revolving Loans to be made by such New Bank on the Restatement Effective Date and (ii) in the case of each Continuing Bank, the amount by which the principal amount of Revolving Loans to be made by such Continuing Bank on the Restatement Effective Date exceeds the amount of the Original Loans of such Continuing Bank outstanding on the Restatement Effective Date (it being understood and agreed that to the extent the amount by which the principal amount of Revolving Loans to be made by such Continuing Bank on the Restatement Effective Date is less than the amount of the Original Loans of such Continuing Bank outstanding on the Restatement Effective Date the difference between such amounts shall be returned to such Continuing Bank). Notwithstanding anything to the contrary contained in this Section 13.10(b), in satisfying the foregoing condition, unless the Administrative Agent shall have been notified by any Bank prior to the occurrence of the Restatement Effective Date that such Bank does not intend to make available to the Administrative Agent such Bank's Revolving Loans required to be made by it on such date, then the Administrative Agent may, in reliance on such assumption, make available to the Borrower the corresponding amounts in accordance with the provisions of Section 1.04, and the making available by the Administrative Agent of such amounts shall satisfy the condition in this Section 13.10(b).

                  13.11 Headings Descriptive. The headings of the several sections and subsections of this Credit Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

                  13.12 Amendment or Waiver. Neither this Credit Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank affected thereby (other than a Defaulting Bank), (i) extend any Scheduled Repayment or the scheduled final maturity of any Loan, Letter of Credit or Note (it being understood that any waiver of the application of any prepayment or the method of application of any prepayment to the amortization of the Loans shall not constitute an extension of any Scheduled Repayment or the scheduled final maturity thereof), or reduce the rate, or extend the time of payment, of interest thereon or Fees or reduce the principal amount thereof, (ii) increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or mandatory repayment or prepayment shall not constitute a change in the terms of any Commitment of any Bank), (iii) amend, modify or waive any provision of this
Section 13.12, (iv) reduce any percentage specified in, or otherwise modify, the definition of Required Banks or (v) consent to the assignment or transfer by Holdings, the Borrower or the Account Party of any of their respective rights and obligations under this Credit Agreement or the other Credit Documents. No provision of Section 11 or any other provision relating to the rights and/or obligations of the Administrative Agent may be amended without the consent of the Administrative Agent.

                  13.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 4.04, 11.07 or 13.01 shall survive the execution and delivery of this Credit Agreement and the making of the Loans, the repayment of the Obligations and the termination of the Total Commitment.

                  13.14 Domicile of Loans. Subject to Section 13.04, each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided that neither the Borrower nor the Account Party shall be responsible for costs arising under Section 1.10 or 4.04 resulting from any such transfer to the extent not otherwise applicable to such Bank prior to such transfer.

                  13.15 Confidentiality. The Administrative Agent and each Bank shall hold all non-public information furnished by or on behalf of the Borrower and the Account Party in connection with such Bank's evaluation of whether to become a Bank hereunder or obtained by such Bank pursuant to the requirements of the Credit Documents ("Confidential Information") in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking or lending practices; provided that any Bank and/or its affiliates may disclose any such Confidential Information (a) to their respective affiliates, directors, officers, employees, auditors or counsel for purposes related to the Credit Documents and the transactions contemplated thereby, provided that the Bank disclosing such confidential information pursuant to this clause (a) shall remain liable for any non-permitted disclosure of such information by any such employee, director, agent, attorney, accountant or professional advisor, (b) as has become generally available to the public other than as a result of disclosure in violation of this Section 13.15, (c) as has become available to such Bank or any such affiliate on a non-confidential basis from a source other than the Borrower or the Account Party and their respective affiliates, provided that the source is not known by such Bank to be prohibited from transmitting such information to such Bank by a contractual, legal or fiduciary obligation, (d) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank and/or its affiliates, (e) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation or other judicial process (it being understood that, to the extent reasonably practicable and legally permitted under the circumstances, the Borrower or the Account Party, as the case may be, shall be given prior notice and an opportunity to contest any proposed disclosure pursuant to this clause (e)), (f) in order to comply with any law, order, regulation or ruling applicable to such Bank and/or its affiliates, and (g) to any permitted prospective or actual syndicate member or participant in the Loans, provided that such prospective or actual syndicate member or participant agrees with the respective assigning Bank to be bound by the provisions of this Section 13.15. The provisions of this Section 13.15 shall survive any termination of the Credit Agreement.

                  13.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  13.17 Judgment Currency. (a) Each of the Borrower's and the Account Party's Obligations hereunder and under the other Credit Documents to make payments in the applicable Approved Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Bank of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Bank under the Credit Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower or the Account Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due, in the Obligation Currency, the conversion shall be made at the Relevant Currency Equivalent, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower and the Account Party jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                  13.18 Euro. (a) If at any time that an Alternate Currency Loan or an Alternate Currency Letter of Credit is outstanding, the relevant Alternate Currency is fully replaced as the lawful currency of the country that issued such Alternate Currency (the "Issuing Country") by the Euro so that all payments are to be made in the Issuing Country in Euros and not in the Alternate Currency previously the lawful currency of such country, then such Alternate Currency Loan or Alternate Currency Letter of Credit shall be automatically converted into a Loan or Letter of Credit denominated in Euros in a principal amount or stated amount equal to the amount of Euros into which the principal amount or stated amount of such Alternate Currency Loan or Letter of Credit would be converted pursuant to the EMU Legislation and thereafter no further Loans will be available in such Alternate Currency, with the basis of accrual of interest, notices requirements and payment offices with respect to such converted Loans or Letters of Credit to be that consistent with the convention and practices in the London interbank market for Euro denominated Loans or Letters of Credit.

                  (b) Each of the Borrower and the Account Party shall from time to time, at the request of any Bank, pay to such Bank the amount of any losses, damages, liabilities, claims, reduction in yield, additional expense, increased cost, reduction in any amount payable, reduction in the effective return of its capital, the decrease or delay in the payment of interest or any other return forgone by such Bank or its affiliates as a result of the tax or currency exchange resulting from the introduction, changeover to or operation of the Euro in any applicable nation or Eurocurrency market.

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

Address:
-------

One Canterbury Green                           TRENWICK AMERICA CORPORATION
Stamford, Connecticut  06901
Tel:  (203) 353-5500
Fax:  (203) 353-5557
Attention:  Alan L. Hunte                      By: /s/ Alan L. Hunte
                                               ---------------------------------
                                               Title:  Executive Vice President
                                                       and Treasurer


                                               TRENWICK HOLDINGS LIMITED



                                               By: /s/ Ginette Handfield
                                               ---------------------------------
                                               Title: Finance Director


                                               THE CHASE MANHATTAN BANK,
                                               Individually and as
                                               Administrative Agent


                                               By: /s/ Donald Rands
                                               ---------------------------------
                                               Title: Vice President




                                               CHASE MANHATTAN INTERNATIONAL
                                               LIMITED, as Issuing Agent


                                               By: /s/ Stephen Hurford
                                               ---------------------------------
                                               Title: Vice President


                                               By: /s/ Stephen Clark
                                               ---------------------------------
                                               Title: Vice President

                                               FIRST UNION NATIONAL BANK,
                                               Individually and as Syndication
                                               Agent


                                               By: /s/ Thomas L. Stitchberry
                                               ---------------------------------
                                               Title:  Senior Vice President



                                               FLEET NATIONAL BANK, Individually
                                               and as Documentation Agent



                                               By: /s/ Jan-Gee McCollam
                                               ---------------------------------
                                               Title:  Managing Director




                                               CREDIT LYONNAIS NEW YORK BRANCH




                                               By: /s/ Sebastian Rocco
                                               ---------------------------------
                                               Title:  Senior Vice President



                                               DRESDNER BANK AG, New York
                                               and Grand Cayman Branches



                                               By: /s/ Lloyd Stevens
                                               ---------------------------------
                                               Title: Vice President



                                               By: /s/ George T. Ferguson, IV
                                               ---------------------------------
                                               Title:  Assistant Vice President




                                               NATIONAL WESTMINSTER BANK PLC



                                               By: /s/ Ian Grimsley
                                               ---------------------------------
                                               Title:  Head of Insurance, City
                                                       Markets Group

                                               STATE STREET BANK AND TRUST
                                               COMPANY


                                               By: /s/ Edward M. Anderson
                                               ---------------------------------
                                               Title: Vice President



                                               THE BANK OF NOVA SCOTIA


                                                By: /s/ John Hopmans
                                                --------------------------------
                                                Title:  Managing Director



                                                THE FUJI BANK, LIMITED



                                                By: /s/ Raymond Ventura
                                                --------------------------------
                                                Title:  Vice President & Manager


                                                ING BANK, N.V., LONDON BRANCH


                                                By: /s/ Christopher Quinn
                                                --------------------------------
                                                Title:  Managing Director


                                                By: /s/ James Longden
                                                --------------------------------
                                                Title: Director


                                                BARCLAYS BANK PLC


                                                By: /s/ Richard Askey
                                                --------------------------------
                                                Title:  Relationship Director

                                                CITIBANK, N.A.


                                                By: /s/ Michael Taylor
                                                --------------------------------
                                                Title: Vice President


                                                DLJ CAPITAL FUNDING, INC.



                                                By: /s/ Joseph J. Adipietro
                                                --------------------------------
                                                Title: Vice President

                                                                       ANNEX I

                          LIST OF BANKS AND COMMITMENTS


Bank                                            Revolving Loan Commitment                   L/C Commitment
----                                            -------------------------                   --------------

The Chase Manhattan Bank                             $  43,541,666.67                        $  18,125,000.00
First Union National Bank                            $  43,541,666.67                        $  18,125,000.00
Fleet National Bank                                  $  43,541,666.66                        $  18,125,000.00
Credit Lyonnais New York Branch                      $  14,875,000.00                        $  20,125,000.00
Dresdner Bank AG, New York     and                   $  14,875,000.00                        $  20,125,000.00
Grand Cayman Branches
National Westminster Bank PLC                        $  0                                    $  40,000,000.00
State Street Bank and Trust Company                  $  10,625,000.00                        $  14,375,000.00
The Bank of Nova Scotia                              $  17,000,000.00                        $  23,000,000.00
The Fuji Bank, Limited                               $   6,375,000.00                        $  8,625,000.00
Citibank, N.A.                                       $  10,625,000.00                        $  14,375,000.00
DLJ Capital Funding, Inc.                            $  25,000,000.00                        $  0
ING Bank, N.V.                                       $  0                                    $  35,000,000.00
Barclays Bank PLC                                    $  30,000,000.00                        $   0

Total                                                $ 260,000.000.00                        $ 230,000,000.00
                                                      ===============                          ==============


                                                                      ANNEX II


                                 BANK ADDRESSES

Bank Address
-------------

The Chase Manhattan Bank                      One Chase Manhattan Plaza
                                              New York, New York  10081
                                              Tel:  (212) 552-7935
                                              Fax:  (212) 552-7490
                                              Attention:  Ms. Linda Hill

Chase Manhattan International Limited         9 Thomas More Street
                                              London  E9YT
                                              Tel:  44-171-777-2347
                                              Fax:  44-171-777-2360
                                              Attention:  Mr. Stephen Hurford

First Union National Bank                     First Union Securities, Inc.
                                              Financial Institutions Group
                                              1339 Chestnut Street, PA  4819
                                              Philadelphia, PA  19107
                                              Tel:  (215) 973-2944
                                              Fax:  (215) 786-4114
                                              Attention:  Mr. Joseph DiFrancesco

Fleet National Bank                           777 Main Street
                                              Mail Code CTMO0250
                                              Hartford, CT  06115
                                              Tel:  (860) 986-4535
                                              Fax:  (860) 986-1264
                                              Attention:  Ms. Jan-Gee McCollam

Credit Lyonnais New York Branch               1301 Avenue of the Americas,
                                              18th Floor
                                              New York, NY  10019
                                              Tel:  (212) 261-7718
                                              Fax:  (212) 261-3401
                                              Attention:  Mr. Peter Rasmussen

Dresdner Bank AG, New York                    Dresdner Bank AG, New York Branch
and Grand Cayman Branches                     75 Wall Street, 24th Floor
                                              New York, NY  10005-2889
                                              Tel:  (212) 429-3189
                                              Fax:  (212) 429-2524
                                              Attention: Mr. George T.
                                                         Ferguson, IV

National Westminster Bank PLC                 Institutional Banking Group
                                              1 Prince Street, 3rd Floor
                                              London, England  EC2R8PB
                                              Tel:  44-171-551-1040
                                              Fax:  44-171-551-1094
                                              Attention:  Mr. Ian Grimsley

State Street Bank and Trust Company           Citizens Bank
                                              Lafayette Corporate Center
                                              Boston, MA  02101-0351
                                              Tel:  (617) 662-3782
                                              Fax:  (617) 662-3778
                                              Attention:  Mr. Edward M. Anderson

The Bank of Nova Scotia                       One Liberty Plaza, 26th Floor
                                              New York, NY  10006
                                              Tel:  (212) 225-5267
                                              Fax:  (212) 225-5090
                                              Attention:  Mr. James Witmer

The Fuji Bank, Limited                        Two World Trade Center, 79th Floor
                                              New York, NY  10048
                                              Tel:  (212) 898-2067
                                              Fax:  (212) 912-0516
                                              Attention:  Ms. Chigusa Tada

Citibank, N.A.                                33 Canada Square
                                              Canary Wharf
                                              London, E14 5LB
                                              Tel:  011-44-207-986-5139
                                              Fax: 011-44-209-986-5353
                                              Attention:  Mr. Michael Taylor

DLJ Capital Funding, Inc.                     277 Park Avenue
                                              New York, NY 10172
                                              Tel:  (212) 892-7911
                                              Fax:  (212) 892-7542
                                              Attention:  Mr. Dana Klein

ING Bank, N.V.                                60 London Wall
                                              London EC2M 5TQ
                                              Tel:  011-44-207-767-5908
                                              Fax:  011-44-207-767-7507
                                              Attention:  Robert Miners

Barclays Bank PLC                             54 Lombard Street
                                              London, EC3V 9EX
                                              Tel:  011-44-207-699-3687
                                              Fax: 011-44-207-699-2407
                                              Attention:  Martin Byrne

                                                                    EXHIBIT A-1


                           FORM OF NOTICE OF BORROWING

                                                                      [Date]

The Chase  Manhattan  Bank, as  Administrative  Agent for the Banks party to the
    Credit Agreement referred to below
One Chase Manhattan Plaza
New York, New York  100811

Attention:

                  The undersigned, Trenwick America Corporation, a Delaware corporation (the "Borrower"), refers to the Credit Agreement, dated as of November 24, 1999, and amended and restated as of September 27, 2000, among the Borrower, Trenwick Holdings Limited (the "Account Party"), the lenders from time to time party thereto (the "Banks"), First Union National Bank, as Syndication Agent, Fleet National Bank, as Documentation Agent and you, as Administrative Agent for such Banks (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and hereby gives you irrevocable notice, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement.

                  (i) The Business Day of the Proposed Borrowing is __________ , ____.(2)

                  (ii) The aggregate principal amount of the Proposed Borrowing is $______. (3)


-------------------------------------------
1 Shall be addressed to the following for a Proposed Borrowing of Alternate Currency Loans: Chase Manhattan International Limited, 9 Thomas More Street, London E9YT, Attention: Steve Hurford.

2 Shall be a Business Day at least one Business Day in the case of Base Rate Loans, (ii) three Business Days in the case of Eurodollar Loans in Dollars or (iii) four Business Days in the case of Eurodollar Loans constituting Alternate Currency Loans, in each case, after the date hereof.

3     This amount (A) shall be stated in the  applicable  Approved  Currency and
      (B) (i) for Revolving Loans that are any Dollar denominated shall not be less than $5,000,000 and if in excess thereof, shall be in an integral Dollar denominated multiple of $1,000,000 and (ii) for any Revolving Loans that are Alternate Currency Loans, shall be in an amount in the respective Approved Currency having a Dollar Equivalent (determined on the date hereof) of $5,000,000 and if in excess thereof, shall be in a Dollar Equivalent multiple of $1,000,000 in the respective currency (provided that in all cases, Base Rate Loans shall be Dollar denominated).

                                                              Exhibit A-1
                                                              Page 2


                  (iii) The Proposed Borrowing is to consist of [Base Rate Loans] [Eurodollar Loans].

                  [(iv) The initial Interest Period for the Proposed Borrowing is ____ month(s).](4)

                  [(v)     The Approved Currency is _____________________.](5)

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                  (A) the representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

                  (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                              Very truly yours,

                                              TRENWICK AMERICA CORPORATION


                                              By____________________________
                                                Title:


-------------------------------------------

4 To be included for a Proposed Borrowing of Eurodollar Loans and shall specify an Interest Period of one, two, three or six months.

5 To be included for a Proposed Borrowing of Alternate Currency Loans in the case of Eurodollar Loans only.

                                                                   Exhibit A-2
                                                                   Page 1

                        FORM OF LETTER OF CREDIT REQUEST


No.   1           Dated       2
    -----               -------------

ChaseManhattan International Limited, as Issuing Agent under the Credit Agreement (as amended, modified or supplemented from time to time, the "Credit Agreement"), dated as of November 24, 1999, and amended and restated as of September 27, 2000, among Trenwick America Corporation (the "Borrower"), Trenwick Holdings Limited (the "Account Party"), the lending institutions from time to time party thereto (the "Banks"), First Union National Bank, as Syndication Agent, Fleet National Bank, as Documentation Agent and The Chase Manhattan Bank, as Administrative Agent

9 Thomas More Street
London E9YT

Attention:  Steve Hurford

Dear Sir or Madam:

                  We hereby request that Chase Manhattan International Limited, as Issuing Agent for the Banks, on behalf of the Banks, issue a Letter of Credit for the benefit of Lloyds on 3 (the "Date of Issuance") in the aggregate stated amount of 4 .

                  The Letter of Credit will be issued for the account of the Account Party on behalf of it's Subsidiary, 5 ].


------------------------
1     Letter of Credit Request Number.

2     Date of Letter of Credit Request.

3 Date of Issuance which shall be at any time and from time to time on or after the Restatement Effective Date and on or prior to the L/C Issuance Expiration Date.

4 Aggregate Stated Amount of the Letter of Credit shall not exceed, when added to the Letter of Credit Outstandings at such time, the Total L/C Commitment at such time.

                                                                 Exhibit A-2
                                                                 Page Two

                  For  purposes  of  this  Letter  of  Credit  Request,   unless
otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

                  The Letter of Credit will have a stated expiration date of 6 .

                  We hereby certify that:

                  (1) The representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Credit Documents will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

                  (2) no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.


----------------------------


5 If not issued on behalf of the Account Party, insert name of Subsidiary of the Account Party that the Letter of Credit is being issued on behalf of.

6 Insert last date upon which drafts may be presented, which may not be later than the L/C Maturity Date.

                                                                 Exhibit A-2
                                                                Page Three

                  Copies of all documentation with respect to the supported transaction are attached hereto.

                                                     TRENWICK HOLDINGS LIMITED


                                                     By_________________________
                                                       Title:

                                                                      EXHIBIT B
                                                                      Page 1


                            FORM OF LETTER OF CREDIT



To:      The Council of Lloyd's
         c/o The Manager Member's Funds Department
         Chatham, Kent ME4 4TU

                                                            Dated ________ (1)

Dear Sirs:

Irrevocable Standby Letter of Credit No. [  ]

Re:  Trenwick Holdings Limited (the "Applicant") on behalf of
     [Name of Corporate Member of Lloyd's]

This Clean Irrevocable Standby Letter of Credit (the "Credit") is issued by the banks whose names are set out in Schedule 1 hereto (the "Issuing Banks", and each an "Issuing Bank") in favour of the Society of Lloyd's ("Lloyd's") on the following terms:

                  1. Subject to the terms hereof, the Issuing Banks shall make payments within two business days of demand on Chase Manhattan International Limited (the "Agent") in accordance with paragraph 4 below.

                  2. Upon a demand being made by Lloyd's pursuant to paragraph 4 below each Issuing Bank shall pay that proportion of the amount demanded which is equal to the proportion which its Commitment set out in Schedule 1 hereto bears to the aggregate Commitments of all the Issuing Banks set out on Schedule 1 hereto provided that the obligations of the Issuing Banks under this Credit shall be several and no Issuing Bank shall be required to pay an amount exceeding its Commitment set out in Schedule 1 hereto and the Issuing Banks shall not be obliged to make payments hereunder in aggregate amount exceeding a maximum amount of [amount in Dollars]. Any payment by an Issuing Bank hereunder shall be made in [Dollars] to Lloyd's account specified in the demand made by Lloyd's pursuant to paragraph 4 below.

                  3. The initial expiry date of this Credit is December 31, 2004. This Credit will be extended automatically for a further year, without written amendment, on the first day of January of every future year from the commencement date, so that it is always valid for a minimum period of four years unless, at least thirty days prior to December 31 of the first year of the then current validity period, notice is given in writing, sent by registered mail for the attention of the Manager, Members Funds Department, at the above address, that this Credit will not be extended beyond the then current expiry date.



--------------------------------
(1)  Date of Letter of Credit

                                                                      EXHIBIT B
                                                                      Page 2

                  4. Subject to paragraph 3 above, the Issuing Banks shall pay to Lloyd's under this Credit upon presentation of a demand by Lloyd's on Chase Manhattan International Limited, 9 Thomas More Street, London E9YT, substantially in the form set out in Schedule 2 hereto the amount specified therein (which amount shall not, when aggregated with all other amounts paid by the Issuing Banks to Lloyd's under this Credit, exceed the maximum amount referred to in paragraph 2 above).

                  5. The Agent has signed this Credit as agent for disclosed principals and accordingly shall be under no obligation to Lloyd's hereunder other than in its capacity as an Issuing Bank.

                  6.       All charges are for the Applicant's account.

                  7. Subject to any contrary indication herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

                  8. This Credit shall be governed by and interpreted in accordance with English law and the Issuing Banks hereby irrevocably submit to the jurisdiction of the High Court of Justice in England.

                  9. Each of the Issuing Banks engages with Lloyd's that demands made under and in compliance with the terms and conditions of this Credit will be duly honored on presentation.

                                           Very truly yours,



                                           CHASE MANHATTAN INTERNATIONAL LIMITED

                                           for and on behalf of
                                           [Names of all Issuing Banks including
                                           Agent ]


                                           By:_______________________________
                                              Name:
                                              Title:

                                                                     SCHEDULE 1

                           Issuing Banks' Commitments

Name and Address of Issuing Bank                                     Commitment
                                                                      (Dollars)

                                                                     SCHEDULE 2


                            Form of Demand (Dollars)

                             [on Lloyd's letterhead]

Dear Sir/Madam

THE SOCIETY OF LLOYD'S
TRUSTEE OF
LETTER OF CREDIT NO.

With reference to the above, we enclose for your attention a Bill of Exchange, together with the respective Letter of Credit. Payment should be made by way of CHAPS. The account details are as follows:

[National Westminster Bank Plc                              Sort Code 60-00-01

City of London Office                                         Account 13637444

P.O. Box 12258

1 Princes Street

London EC2R 8AP]



Please quote Member Code:

                                                    Very truly yours,



                                                    for Manager
                                                    Members' Funds Department
                                                    Members' Services Unit

                                                    By:___________________
                                                       Name:
                                                       Title:

Your ref:

Our ref:      MEM/    /     /      /C911f

Extn:



BILL OF EXCHANGE

The Society of Lloyd's

Trustee of

Letter of Credit No.

Please pay in accordance with the terms of the Letter of Credit to our order the amount of $____________.

                                                        For and on behalf of



                                                        Authorised Signatory

                                                        Members' Fund Department

To:      Chase Manhattan International Limited
         as Issuing Agent

                                                                     EXHIBIT C-1
                    [Letterhead of Appleby Spurling & Kempe]


                                                               27 September 2000

To:  The Financial Institutions named in the Second Schedule to this opinion

Dear Sirs

We have acted as legal counsel in Bermuda to the Company in connection with the execution and delivery of a credit agreement, dated as of 24 November 1999 and amended and restated as of 27 September 2000, among Trenwick America Holdings Corporation (the "Borrower"), Trenwick Holdings Ltd. (the "Account Party") and the Financial Institutions named in the Second Schedule (the "Financial
Institutions") (the "Credit Agreement"), and the transactions contemplated thereby.

The Company has requested that we provide this opinion, which is required pursuant to Clause 5.04 of the Credit Agreement, in connection with the following agreements:

(i)      the Credit Agreement;

(ii) the Holdings Guaranty between the Company and the Chase Manhattan Bank as Administrative Agent (the "Holdings Guaranty"); and

(iii)    the  Subsidiary  Guaranty  made  by  the   Guarantors (the  "Subsidiary
         Guaranty").

         (The Credit Agreement, the Holdings Guaranty and the Subsidiary Guaranty are hereinafter collectively referred to as the "Subject Agreements").

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the First Schedule to this opinion (the "Documents"). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Credit Agreement.

Assumptions

In stating our opinion we have assumed:-

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)      the genuineness of all signatures on the Documents;

(c)      the  authority, capacity and power of each of the  persons  signing the
         Documents   (other   than  the  Company  in   respect   of  the Subject
         Agreements);

(d) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(e) that the Subject Agreements constitute the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(f) that the Subject Agreements have been validly authorised, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto;

(g) that the Subject Agreements will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the State of New York by which they are expressed to be governed;

(h) that the Subject Agreements are in the proper legal form to be admissible in evidence and enforced in the courts of the State of New York and in accordance with the laws of the State of New York;

(i) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Subject Agreements or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Subject Agreements is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(j) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(k) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(l) that the Company is not carrying on investment business in or from within Bermuda under the provisions of the Investment Business Act 1998 as amended from time to time (the "IBA");

(m) that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to enter into the Subject Agreements, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(n) that the Financial Institutions have no express or constructive knowledge of any circumstance whereby any Director of the Company, when the Board of Directors of the Company passed the Resolutions, failed to discharge his fiduciary duty owed to the Company and to act honestly and in good faith with a view to the best interests of the Company;

(o) that the Company has entered into its obligations under the Subject Agreements in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Subject Agreements would benefit the Company;

(p) that each transaction to be entered into pursuant to the Subject Agreements is entered into in good faith and for full value and will not have the effect of preferring one creditor over another;

(q) that, when executed and delivered, the Subject Agreements will be in a form which does not differ in any material respect from the drafts which we have examined for the purposes of this opinion.


Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:-

(1) The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2) The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Subject Agreements to which it is a party and to take all action as may be necessary to complete the transactions contemplated thereby.

(3) The execution, delivery and performance by the Company of the Subject Agreements to which it is a party and the transactions contemplated thereby have been duly authorised by all necessary corporate action on the part of the Company.

(4) The Subject Agreements to which the Company is a party will, upon due execution by the Company, each constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

(5) Subject as otherwise provided in this opinion, no consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of the Subject Agreements or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company, of the Subject Agreements.

(6) The execution, delivery and performance by the Company of the Subject Agreements and the transactions contemplated thereby do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Constitutional Documents.

(7) The transactions contemplated by the Subject Agreements are not subject to any currency deposit or reserve requirements in Bermuda. The Company has been designated as "non-resident" for the purposes of the Exchange Control Act 1972 and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Company which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under the Subject Agreements.

(8)      The financial  obligations of the Company under the Subject  Agreements rank at least pari passu in priority of payment with all other unsecured and unsubordinated indebtedness (whether actual or contingent) issued, created or assumed by the Company other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application.

         Competing priorities between creditors of an insolvent company which is a company in liquidation in Bermuda are generally determined in the following order:-

         (i) claims of secured creditors under fixed charges rank first in priority;

         (ii) pursuant to Section 236 of the Companies Act 1981, claims by creditors in respect of taxes owing to the Bermuda Government and rates owing to any municipality, as well as specified wages accrued and unpaid, holiday remuneration and amounts due under the Contributory Pensions Act 1970, the Workmen's Compensation Act 1965, will rank second in priority;

         (iii) claims of secured creditors under floating charges rank third in priority;

         (iv)     claims by unsecured creditors rank fourth in priority; and

         (v) claims in the nature of capital claims (generally the claims of shareholders) or subordinated claims rank last and, amongst themselves, in accordance with the bye-laws of the company or any shareholders agreement of the company or the terms of any subordination agreement in the liquidation.

         On the winding up of a pension plan maintained by a company which is in liquidation, under the National Pension Scheme (Occupational Pensions) Act 1998 as amended, the property or proceeds of sale of any property seized or sold in pursuance of a court order as provided in the statute, will not be distributed to a secured creditor until contributions due from the employer have been provided for.

(9) The choice of the laws of the State of New York as the proper law to govern the Subject Agreements is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Subject Agreements in proceedings brought before them in relation to the Subject Agreements, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the State of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law.

(10) The submission by the Company to the jurisdiction of the courts of the State of New York pursuant to the Subject Agreements is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of the courts of the State of New York, if such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

(11) A final and conclusive judgment of a foreign court against the Company based upon the Subject Agreements (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the courts of the State of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the foreign court's judgment. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court's judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:-

         (i)      the  court which gave the  judgment was  competent to hear the
                  action   in   accordance  with   private    international  law
                  principles as applied in Bermuda; and

         (ii) the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

         Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

         No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

(12) According to the records maintained in the Register of Companies at the office of the Registrar of Companies as revealed by the Company Search the current address of the registered office of the Company is 41 Cedar Avenue, Hamilton HM 12, Bermuda.

(13) Neither the Company nor any of its assets or property enjoys, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Subject Agreements.

(14)     Based solely upon the Company Search and the Litigation Search:

         (i) no litigation, arbitration or administrative or other proceeding of or before any arbitrator or governmental authority of Bermuda is pending against or affecting the Company or against or affecting any of its properties, rights, revenues or assets; and

         (ii) no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given. No petition to wind up the Company or application to reorganise its affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court.

(15) The Company has received an assurance from the Ministry of Finance granting an exemption, until 28 March 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company. There are, subject as otherwise provided in this opinion, no Bermuda taxes, stamp or documentary taxes, duties or similar charges now due, or which could in the future become due, in connection with the execution, delivery, performance or enforcement of the Subject Agreements or the transactions contemplated thereby, or in connection with the admissibility in evidence thereof and the Company is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make thereunder.

(16) Charges over the assets of Bermuda companies (other than real property in Bermuda or a ship or aircraft registered in Bermuda) wherever situated, and charges on assets situated in Bermuda (other than real property in Bermuda or a ship or aircraft registered in Bermuda) which are granted by or to companies incorporated outside Bermuda, are capable of being registered in Bermuda in the office of the Registrar of Companies pursuant to the provisions of Part V of the Companies Act 1981 (the "Act"). Registration under the Act is the only method of registration of charges over the assets of Bermuda companies in Bermuda except charges over real property in Bermuda or ships or aircraft registered in Bermuda. Registration under the Act is not compulsory and does not affect the validity or enforceability of a charge and there is no time limit within which registration of a charge must be effected. However, in the event that questions of priority fall to be determined by reference to Bermuda law, any charge registered pursuant to the Act will take priority over any other charge which is registered subsequently in regard to the same assets, and over all other charges created over such assets after 1 July 1983, which are not registered.


Reservations

We have the following reservations:-

(a) The term "enforceable" as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b) We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Subject Agreements. In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Subject Agreements.

(c) Enforcement of the obligations of the Company under the Subject Agreements may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights.

(d) Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(f) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g) We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Subject Agreements by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(h) Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(i) Any provision in the Subject Agreements that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(j) We express no opinion as to the validity or binding effect of any provision in the Subject Agreements for the payment of interest at a higher rate on overdue amounts than on amounts which are current, or that liquidated damages are or may be payable. Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained. If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages.
         Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment. If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

(k) We express no opinion as to the validity or binding effect of any provision of the Subject Agreements which provides for the severance of illegal, invalid or unenforceable provisions.

(l) A Bermuda court may refuse to give effect to any provisions of the Subject Agreements in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(m) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

         (i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;

         (ii)     whether any  arbitration  or  administrative  proceedings  are
                  pending  or  whether  any   proceedings  are   threatened,  or
                  whether any arbitrator has been appointed;

         (iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded;

         (iv)     details  of   matters  which   should  have  been  lodged  for
                  registration but have not been lodged for registration at the date the search is concluded; or

         (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

(n) In order to issue this opinion we have carried out the Company Search as referred to in the First Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(o) In order to issue this opinion we have carried out the Litigation Search as referred to in the First Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(p) In paragraph (1) above, the term "good standing" means that the Company has received a Certificate of Compliance from the Registrar of Companies.


Disclosure

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

All of the attorneys practising as such at Appleby Spurling & Kempe are members of the Bermuda Bar Association. This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully


/s/ Appleby Spurling & Kempe
    -------------------------
    Appleby Spurling & Kempe

                                 FIRST SCHEDULE


1. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 22 September 2000 (the "Company Search").

2. The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 22 September 2000 in respect of the Company (the "Litigation Search").

3.       Originals  of   the  Certificate  of  Incorporation,    Memorandum   of
         Association and the revised Bye-laws adopted 22 March 2000 for the Company (collectively referred to as the "Constitutional Documents").

4. Certified copy of the Minutes of the Meeting of the Board of Directors of the Company held on [DATE] (the "Resolutions").

5. The original "Foreign Exchange Letter", dated 14 December 1999, issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

6. The original "Tax Assurance", dated 13 January 2000, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

7. A Certificate of Compliance, dated 21 September 2000, issued by the Ministry of Finance in respect of the Company.

12.      A draft Credit Agreement.

13.      A draft Holdings Guaranty.

14.      A draft Subsidiary Guaranty.

                                 SECOND SCHEDULE


                             Financial Institutions


The Chase Manhattan Bank                        One Chase Manhattan Plaza
                                                New York, New York 10081
                                                Tel:  (212) 552-7935
                                                Fax:  (212) 552-7490
                                                Attention: Ms. Linda Hill

Chase Manhattan International Limited          9 Thomas More Street
                                               London  E9YT
                                               Tel:  44-171-777-2347
                                               Fax:  44-171-777-2360
                                               Attention: Mr. Stephen Hurford

First Union National Bank                      First Union Securities, Inc.
                                               Financial Institutions Group
                                               1339 Chestnut Street, PA  4819
                                               Philadelphia, PA  19107
                                               Tel:  (215) 973-2944
                                               Fax:  (215) 786-4114
                                               Attention: Mr. Joseph DiFrancesco

Fleet National Bank                            777 Main Street
                                               Mail Code CTMO0250
                                               Hartford, CT  06115
                                               Tel:  (860) 986-3127
                                               Fax:  (860) 986-1264
                                               Attention:  Ms. Elizabeth Shelley

Credit Lyonnais New York Branch                1301 Avenue of the Americas,
                                               12th Floor
                                               New York, NY  10019
                                               Tel:  (212) 261-7718
                                               Fax:  (212) 261-3401
                                               Attention: Mr. Peter Rasmussen

Dresdner Bank AG, New York                     Dresdner Bank AG, New York Branch
and Grand Cayman Branches                      75 Wall Street
                                               New York, NY  10005
                                               Tel:  (212) 429-2229
                                               Fax:  (212) 429-2524
                                               Attention: Mr. Lloyd Stevens

National Westminster Bank PLC                  Institutional Banking Group
                                               P.O. Box 12264
                                               1 Princes Street, 3rd Floor
                                               London, England  EC2R8PB
                                               Tel:  44-171-551-1040
                                               Fax:  44-171-551-1094
                                               Attention:  Mr. Ian Grimsley

State Street Bank and Trust Company            2 Avenue De Lafayette-LCC2N
                                               Boston, MA  02111
                                               Tel:  (617) 662-3782
                                               Fax:  (617) 662-3778
                                               Attention: Mr. Edward M. Anderson

The Bank of Nova Scotia                        One Liberty Plaza, 26th Floor
                                               New York, NY  10006
                                               Tel:  (212) 225-5096
                                               Fax:  (212) 225-5090
                                               Attention: Mr. Todd Meller

The Fuji Bank, Limited                         Two World Trade Center,
                                               79th Floor
                                               New York, NY  10048
                                               Tel:  (212) 898-2067
                                               Fax:  (212) 912-0516
                                               Attention: Ms. Chigusa Tada

                                                                     EXHIBIT C-2

                             Conyers Dill &Pearman
                             BARRISTERS & ATTORNEYS



27 September 2000

The Chase Manhattan Bank, as
Administrative Agent under the
Credit Agreement referred to below,
whose address is set out in the Schedule attached hereto (the
"Administrative Agent")

And each of the parties whose names and addresses are set out in the Schedule attached hereto (together, the "Lenders").

Dear Sirs

LaSalle Re Holdings Limited (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with a guarantee dated 27 September, 2000 given by the Company in favour of The Chase Manhattan Bank as Administrative Agent in respect of the obligations of Trenwick Holdings Limited and Trenwick America Corporation under a credit agreement dated 27 September, 2000 among Trenwick America Corporation, Trenwick Holdings Limited, the various lending institutions party thereto, The Chase Manhattan Bank as Administrative Agent, First Union National Bank as Syndication Agent and Fleet National Bank as Documentation Agent (the "Credit Agreement").

For the purposes of giving this opinion, we have examined a facsimile copy of the executed Guarantee.

The reference in this opinion to the Guarantee does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto.

We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 27 September, 2000, minutes of a meeting of its directors held on 25 September, 2000 (the "Minutes"), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

The Chase Manhattan Bank
27 September 2000
Page: 2
--------------------------------------------------------------------------------

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Guarantee, other than the Company, to enter into and perform its respective obligations under the Guarantee, (d) the due execution of the Guarantee by each of the parties thereto, other than the Company, and the delivery thereof by each of the parties thereto, (e) the accuracy and completeness of all factual representations made in the Guarantee and other documents reviewed by us, (f) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended,
(g) that the Company is entering into the Guarantee pursuant to the business purposes set out in its memorandum of association, (h) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (i) the validity and binding effect under New York law (the "Foreign Laws") of the Guarantee which is expressed to be governed by such Foreign Laws in accordance with its terms, (j) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Guarantee to the non-exclusive jurisdiction of the courts of the State of New York or of the United States of America for the Southern District of New York (the "Foreign Courts"), (k) that none of the parties to the Guarantee has carried on or will carry on activities, other than the performance of its obligations under the Guarantee, which would constitute the carrying on of investment business in or from within Bermuda and that none of the parties to the Guarantee, other than the Company, will perform its obligations under the Guarantee in or from within Bermuda.

The obligations of the Company under the Guarantee (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Guarantee which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

The Chase Manhattan Bank
27 September, 2000
Page: 3
--------------------------------------------------------------------------------


We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. The Company has the necessary corporate power and authority to enter into and perform its obligations under the Guarantee. The execution and delivery of the Guarantee by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company or any applicable law, regulation, order or decree in Bermuda.

3. The Company has taken all corporate action required to authorise its execution, delivery and performance of the Guarantee. The Guarantee has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company in accordance with the terms thereof.

4. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Guarantee.

5. There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Guarantee.

6.       It is not  necessary  or  desirable to ensure the  enforceability  in

         Bermuda of the Guarantee that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that the Guarantee creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges created after 11 July 1984, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $446 will be payable in respect of the registration.

The Chase Manhattan Bank
27 September, 2000
Page: 4
--------------------------------------------------------------------------------

         While there is no exhaustive definition of a charge under Bermuda law, a charge normally has the following characteristics:
         (i) it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and
         (ii) the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.
         However, as the Guarantee is governed by the Foreign Laws, the question of whether it would possess these particular characteristics would be determined under the Foreign Laws.

7. The Guarantee wi11 not be subject to ad valorem stamp duty or other documentary tax in Bermuda.

8. The Lenders and the Administrative Agent will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Guarantee by the Lenders and the Administrative Agent.

9. Each of' the Lenders and the Administrative Agent has standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of the Guarantee. It is not necessary or advisable in order for the Lenders or the Administrative Agent to enforce their respective fights under the Guarantee, including the exercise of remedies thereunder, that they be licensed, qualified or otherwise entitled to carry on business in Bermuda.

10. The Company is not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Guarantee in respect of itself or its property.

11. The choice of the Foreign Laws as the governing law of the Guarantee is a valid choice of law and would be recognised and given effect lo in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Guarantee to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

12. The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Guarantee under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper

The Chase Manhattan Bank
27 September, 2000
Page 5
--------------------------------------------------------------------------------
jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

Yours faithfully


/s/ Conyers Dill & Pearman
    -----------------------
    Conyers Dill & Pearman

The Chase Manhattan Bank
27 September, 2000
Page: 6
--------------------------------------------------------------------------------

The Chase Manhattan Bank                           One Chase Manhattan Plaza
                                                   New York, New York 10081
                                                   U.S.A.


Chase Manhattan International Limited              9 Thomas More Street
                                                   London E9 YT
                                                   United Kingdom

First Union National Bank                          First Union Securities, Inc.
                                                   Financial Institutions Group
                                                   1339 Chestnut Street, PA 4819
                                                   Philadelphia, PA 19107
                                                   U.S.A.

Fleet National Bank                                777 Main Street Mail
                                                   Code CTMO0250
                                                   Hartford, CT 06115
                                                   U.S.A.

Credit Lyonnais New York Branch                    1301 Avenue of the Americas,
                                                   12th Floor
                                                   New York, NY 10019
                                                   U.S.A.

Dresdner Bank AG, New York                         Dresdner Bank AG, New York
and Grand Cayman Branches                          Branch
                                                   75 Wall Street
                                                   New  York  NY  10005
                                                   U.S.A.

National Westminster Bank PLC                      Institutional Banking Group
                                                   P.O. Box 12264
                                                   1 Princes Street, 3rd Floor
                                                   London EC2R 8PB
                                                   United Kingdom

State Street Bank and Trust Company                2 Avenue De Lafayette - LCC2N
                                                   Boston, MA 02111
                                                   U.S.A.

The Chase Manhattan Bank
27 September: 2000
Page: 7
--------------------------------------------------------------------------------


                                    SCHEDULE

The Bank of Nova Scotia                            One Liberty  Plaza,
                                                   26th Floor
                                                   New York, NY 10006
                                                   U.S.A.

The Fuji Bank, Limited                             Two World Trade Center,
                                                   79th Floor
                                                   New York, NY  10048
                                                   U.S.A.

Citibank, NA.                                      33 Canada Square
                                                   Canary Wharf
                                                   London El4 5LB
                                                   United Kingdom

DLJ Capital Funding, Inc.                          277 Park Avenue
                                                   New York, NY 10172
                                                   U.S.A.

lNG Bank N.V.                                      60 London Wall
                                                   London EC2M 5TQ
                                                   United Kingdom

Barclays Bank PLC                                  54 Lombard Street
                                                   London EC3V 9EX
                                                   United Kingdom

                                                                     EXHIBIT C-3



                                 BAKER & McKENZIE
                                ATTORNEYS AT LAW


September 27, 2000

To the Administrative Agent
and each of the Banks party to
the Credit Agreement referred to below

Ladies & Gentlemen:

                  We have acted as special counsel to Trenwick America Corporation Inc., a Delaware corporation (the "Borrower") and Trenwick Holdings Limited, a company organized under the laws of the United Kingdom (the "Account Party"), in connection with the execution and delivery of the Credit Agreement, dated as of November 24, 1999 and amended and restated as of September 27, 2000, among the Borrower, the Account Party, the lending institutions listed on the signature pages thereto (the "Banks"), First Union National Bank, as Syndication Agent, Fleet National Bank, as Documentation Agent and The Chase Manhattan Bank, as Administrative Agent (the "Credit Agreement"), and the transactions contemplated thereby. This opinion is delivered to you at the request of the Borrower and the Account Party pursuant to Section 5.04 of the Credit Agreement. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the following (the documents referred to in (a), (b), (c) and (d) below, collectively, the "Credit Documents"): (a) the Credit Agreement, (b) the Notes, (c) the Holdings Guaranty, (d) the Subsidiary Guaranty, and (e) such other public and corporate documents and records as we deem necessary or appropriate in connection with this opinion.

                  In  our   examination   we  have  assumed  that  (i)  the  due
authorization, execution and delivery of the Credit Documents by each party thereto (other than the Credit Parties), (ii) the Credit Documents constitute the legal, valid and binding obligation of each party thereto (other than the Credit Parties), (iii) the genuineness of all signatures (other than as to the Credit Parties), and (iv) the authenticity of all documents submitted to us as originals and the conformity to original document's of all documents submitted to us as certified or photostatic copies. In connection with the opinion set forth in paragraph 1 below, we have with your permission relied exclusively upon the opinions of (i) John V. Del Col, General Counsel of the Borrower, (ii) Lovells, United Kingdom counsel to the Account Party, (iii) Appleby, Spurling & Kempe, Bermuda counsel to Holdings for all matters stated therein, and (iv) Conyers, Dill & Peatman, Bermuda, counsel to the Subsidiary Guarantor. As to questions of fact not independently verified by us we have relied, to the extent we deemed appropriate, upon representations and certificates of officers of the Borrower and the Credit Parties, public officials and other appropriate persons.

Based upon the foregoing, we are of the opinion that:

                  1. Each Credit Document to which each Credit Party is a party constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms.

                  2. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein will contravene any applicable provision of any law, statute, rule or regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).

                  3. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority of the State of New York or the United States (except as have been obtained or made prior to the date hereof), is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document by any Credit Party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document against such Credit Party.

                  4. No Credit Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  5. No Credit Party is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than those of the State of New York and the United States of America.

                  The   foregoing   opinions   are  subject  to  the   following
qualifications and exceptions: (i) the enforceability of the Credit Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights
generally,   and  by  general  principles  of  equity,   regardless  of  whether
enforcement is pursuant to a proceeding in equity or at law; (ii) the enforceability of the indemnification rights in the Credit Documents may be limited in certain respects by considerations of public policy; (iii) we express no opinion as to the enforceability of Section 13.17 of the Credit Agreement relating to an indemnity against loss from a court judgment in another currency; and (iv) we express no opinion concerning the enforceability of any provision in the Credit Agreement which requires the Borrower or the Account Party to make any or all payments thereunder without setoff or counterclaim or any other right which the Borrower or the Account Party may have.

                  This opinion is being furnished only to the addressees and is solely for your benefit in connection with the above transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other person for any purpose, without our prior written consent.

                                Very truly yours,

                               /s/ Baker & McKenzie
                                   -------------------
                                   Baker & McKenzie

                                                                     EXHIBIT C-4
Lovells
65 Holborn Viaduct
London EC1A 2DY
Tel:  +44 (0) 20 7296 2000
Fax: +44 (0) 20 7296 2001


6 October 2000


The Administrative Agent and each of the Banks party to the Credit Agreement referred tO below as at the date of this tatter

(the "Addressees")


Dear Sirs

TRENWICK HOLDINGS LIMITED

We refer to our opinion latter dated 27 September 2000 (the "Original Opinion Letter") relating to Trenwick Holdings Limited (the "Account Party") and the Credit Agreement, dated as of 24 November 1999 and amended and restated as of 27 September 2000 among Trenwick America Corporation (the "Borrower"). the Account Party, the lending institutions party thereto (the "Banks"). First Union National Bank, as Syndication Agent, Fleet National Bank, as Documentation Agent and The Chase Manhattan Bank, as Administrative Agent (the "Credit Agreement'). Unless otherwise indicated capitalised terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

We nave now received and reviewed copies of the following documents:

1. the Credit Agreement executed on behalf of Trenwick Holdings Limited, including Schedule I and Annex I and Annex II thereto, but excluding any of the exhibits thereto;

2.       the Holdings Guaranty executed on behalf  of Trenwick Group Limited and
         dated as of  27 September  2000  including   Schedule  1  thereto,  but
         excluding any of the annexures thereto.

(together the "Agreements").

We confirm that, having reviewed the Agreements, our opinion as set out in the Original Opinion Letter remains unchanged, subject to the qualifications and observations and on the basis of the assumptions set out in the Original Opinion Letter, save that assumption(s) no longer applies.

This letter is given on the basis that it is to be governed by and construed in accordance with English law. It is addressed to the Addressees and given for their sole benefit for the purposes of the Agreements only and may not be disclosed or quoted to or relied upon by any other person, without our prior written consent in each specific case. No person (other than the Addressees) into whose possession a copy of this letter comes may rely on this letter without our express written consent addressed to him.

Yours faithfully

/s/ Lovells
    ------------
    LOVELLS

Lovells

27 September 2000


The Administrative Agent and each of the Banks party to the Credit Agreement referred to below as at the date of this opinion letter

(the "Addressees")



Dear Sirs

TRENWICK HOLDINGS LIMITED

1. We have acted as English legal advisers to Trenwick Holdings Limited (registered number 24883~0) (the "Account Party") in connection with the entry by the Account Party into the Credit Agreement defined below. This opinion is delivered to you at the request of the Account Party pursuant to Section 5.04 of the Credit Agreement, dated as of 24 November 1999 and amended and restated as of 27 September 2000 among Trenwick America Corporation (the "Borrower"), the Account Party, the lending institutions party thereto (the "Banks"), First Union National Bank, as Syndication Agent. Fleet National Bank, as Documentation Agent and The Chase Manhattan Bank, as Administrative Agent (the 'Credit Agreement'}. Unless otherwise indicated, capitalised terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

DOCUMENTS EXAMINED

2. For the purposes of giving this opinion, we have examined the following documents:

         (a) (i) a facsimile copy of the Credit Agreement executed on behalf of Trenwick Holdings Limited, including Schedule 1 and Annex I and Annex II thereto, but excluding any of the exhibits hereto;

              (ii)a draft of the Holdings Guaranty (document reference: 09/14/00 9:01 Ag/Pg New York 628790v6) including Schedule 1 thereto, but excluding any of the annexures thereto;

         (b) copies, certified by the Secretary of the Account Party to be true copies, of its Memorandum and Articles of Association and its Certificate of Incorporation and Certificate(s) of Incorporation on Change of Name;

         (c) a copy, certified by the Secretary of the Account Party to be a true copy, of an extract of minutes of a meeting of its Board of Directors held on 26 September 2000; and

                                        -2 -                   27 September 2000

         (d) a copy, certified by the Secretary of the Account Party to be a true copy, of a certificate dated 27 September 2000 of the Managing Director of the Account Party containing, amongst other things, specimen signatures of the officers of the Account Party and certain confirmations in relation to the Agreements.

         The documents listed in paragraph 2(a) are referred to collectively as the "Agreements" and individually as an "Agreement".

3. Except for the documents listed in paragraph 2 above, we have not examined any contracts or other documents entered into by or affecting the Account Party or any corporate records of the Account Party. We have not made any other enquiries or searches concerning the Account Party (whether within this firm or otherwise), except as mentioned in paragraph 4 below. In giving this opinion, we have also relied, without further enquiry, upon the certificate referred to in paragraph 2(d) above as to all matters set out in such certificate.

SEARCHES

4. We have carried out a search of a microfiche relating to the Account Party supplied to us by the Companies Registration Office on 25 September 2000 timed at 17:34 which reveals no order or resolution to wind up the Account Party and no notice of the appointment of an administrator or receiver of the Account Party. We made a telephone enquiry to the Companies Registry at the Companies Court in London at approximately 4:07 pm on 26 September 2000 and requested the Clerk to carry out a search of the register of winding-up petitions and the register of administration petitions in relation to the Account Party. The Clerk confirmed that there were no entries against the Account Party. We have not conducted any further search, or any search in any District Registry of the High Court where winding-up petitions may also be presented in certain cases, and accordingly this opinion is given on the assumption that such searches (if made) would not reveal any circumstances which would require amendment of this opinion.

SCOPE OF OPINION

5. This opinion is given only with respect to English law in force at the date of this letter as applied by English Courts. No opinion is expressed or implied as to the laws of any other territory as to which no enquiries have been made or as to European Union law as it affects any jurisdiction except England and Wales. Statements relating to United Kingdom taxation are based on English law as currently applied by the English courts and on generally published practice of the Inland Revenue applying at the date of this opinion.

ASSUMPTIONS

6. This opinion is based on the assumptions set out in the appendix to this letter, which we have taken no steps to verify independently.

OPINIONS

7.       Based  upon  and  subject  to  the  foregoing,  and  subject  to   the
         qualifications and observations set out below and to any matters not disclosed to us, we are of the opinion that:

         (a) The Account Party is duly incorporated and validly existing under English law and has the necessary corporate power to enter into the Agreements and to exercise its rights and perform its obligations thereunder. All corporate and other action required by its Memorandum and Articles of Association to authorise the execution of the Agreements by the Account Party and the performance of its obligations thereunder has been duly taken. The Account Party has duly executed and delivered each Agreement to which it is a party. Neither the execution, delivery nor performance by the Account Party of the Agreements to which it is a party will violate any provision of the Memorandum and Articles of Association of the Account Party in the form provided to us, as referenced to a 2(b) above.

                                            -3 -               27 September 2000

         (b) Subject to the Agreements being in a proper legal form under the laws of the State of New York (by which they are expressed to be governed) and the obligations of the Account Party thereunder constituting valid and legally binding obligations enforceable under the laws of the State of New York, then there is no reason under English law why the obligations of the Account Party contained in the Agreements will not constitute valid and legally binding obligations of the Account Party enforceable against it under English law.

         (c) No filings or registrations with any registration office in England and Wales are necessary to ensure the validity and legality of the Agreements or their enforceability against the Account Party.

         (d) No approvals, consents, licences, authorisations or exemptions from any governmental authority or regulatory body in England and Wales are necessary for the execution, delivery and performance of any Agreement by the Account Party or to ensure the validity and Iegally of the Agreements or their enforceability against the Account Party.

         (e) No United Kingdom ad valorem stamp duty or sleep duty reserve tax is payable by the Account Party on the execution of the Credit Agreement.

         (f) No deduction or withholding for or on account of United Kingdom taxes will be required to be made from any payment of interest due by the Account Party to each L/C Bank under the Credit Agreement.

         (g) The express choice of the laws of the State of New York to govern the Agreements and the submission to the non-exclusive jurisdiction of the courts of the State of New York and the United States for the Southern District of New York (the "New York Courts") will be recognised and upheld by an English Court, but such choice of law and submission will not displace mandatory rules of law applicable in another jurisdiction with which the relevant transaction is otherwise solely connected or in which any dispute with respect to the Agreements is being adjudicated. To the extent that such mandatory rules affect any part of the transaction, an English Court is likely to restrict the application of those rules to the relevant part of the transaction and to treat the laws of the State of New York as applicable to, and the New York Courts as having jurisdiction in respect of, the remainder.

         (h) A judgment obtained against the Account Party in the Courts of the State of New York could not be enforced by registration in the English Courts, but such judgment would be treated as itself constituting a cause of action against the Account Party and could be sued upon in the English Courts. The English Courts should enter judgment against the Account Party in such proceedings, provided that:

              (i)the  original  Court had  jurisdiction  to deliver the original judgment under its own rules and under the rules of the English Courts and the original judgment is final and conclusive between the parties:

             (ii) there is payable under the original judgment a definite sum of money in respect of a cause of action known to English law;

             (iii) the original judgment is not for multiple damages or for taxes or charges of a like nature or fines or other penalties;

                                          - 4 -                27 September 2000

              (iv)the original  judgment was not obtained by or  in  proceedings
                  contrary  to   natural  justice and  its  enforcement  is  not
                  contrary to English public policy;

              (v) restrictions  have not been imposed  under the  Protection  of
                  Trading  Interests Act 1980 prior to judgment being  enforced;
                  and

              (vi)enforcement proceedings are instituted within six years after the date of the original judgment.

QUALIFICATIONS

8. This opinion is subject to the qualifications stated below. The expression "enforceable" as used above means that the obligations of the Account Party created by the Agreements are of a type which English Courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In addition, but without limitation:

         (a) The opinion set forth above as regards the binding effect and validity of the Agreements and their enforceability against the Account Party is subject to all limitations resulting from the laws of administration, liquidation, insolvency, reorganisation, suretyship or similar laws of general application affecting creditors' rights.

         (b) The power of an English Court to order specific performance of an obligation or to grant injunctive relief or any equitable remedy is discretionary and, accordingly, we express no opinion as to whether such remedies would be available in respect of any of the obligations of the Account Party. Specific performance is not usually ordered and an injunction not usually granted where damages would be regarded by the Court as an adequate alternative remedy.

         (c) Where any obligations of any person are to be performed or observed in jurisdictions outside England and Wales, or by a person subject to the laws of a jurisdiction outside England and Wales, such obligations may not be enforceable under English law to the extent that their performance or observance would be illegal or contrary to public policy under the laws of any such jurisdiction.

         (d) Where any party to the Agreements is vested with a discretion, or may determine any matter in its opinion, English law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds.

         (e) Enforcement of the rights of the parties under the Agreements may become time-barred under the Limitation Act 1980 or may be or become subject to defences of set-off or counterclaim, depending on the relevant facts.

         (f) An English Court may refuse to give effect to clause 13.01 of the Credit Agreement dealing with the cost of litigation brought before an English Court where such litigation is unsuccessful or where the Court itself has made an order for costs.

         (g) An English Court may enforce a foreign judgment debt denominated in a currency other than sterling, as a matter of current procedural practice. However, the judgment debtor may settle the judgment debt in sterling, applying the rate of exchange current at the time of payment. Further, in the event of the Account Party's insolvent liquidation under English law, any foreign currency claim against the Account Party would be converted into starting at the date on which the liquidation commenced or is deemed to have commenced.

(h)           Except  in  those  cases  where   jurisdiction  is  determined  in
              accordance with the provisions of the Brussels convention on Jurisdiction in Civil and Commercial Matters of 1968, an English Court will normally stay an action where it is shown that it can, without injustice to the

                                         - 5 -                 27 September 2000

              claimant, be tried in a more convenient forum. An English Court may also, at its discretion, order a claimant in an action, if he is not ordinarily resident in the United Kingdom, to provide security for costs.

         (i) Any provision in the Agreements providing that any calculation, certification or determination will be conclusive and binding will not be effective if such calculation, certification or determination is fraudulent or made on an unreasonable basis, and it will not necessarily prevent judicial enquiry into the merits of any claims by any party thereto.

         (j) If any provision for the payment or liquidated damages, compensation, additional interest or similar amounts does not represent a genuine pre-estimate of the loss or the aggrieved party, then that provision might be held to be unenforceable on the grounds that it is a penalty.

         (k) We express no opinion on any provisions of the Agreements which refer to specific laws or regulations of any jurisdiction (other than England and Wales).

         (I) The effectiveness of contract terms seeking to exclude or restrict the liability of a party for negligence or breach of duty is limited by the Unfair Contract Terms Act 1977.

         (m) Provisions as to severability in the Agreements may not be binding and the question of whether or not any invalid provision may be severed from other provisions in order to save such ether provisions would be determined by an English Court at its discretion.

         (n) A term of a written agreement may be varied by oral agreement of the parties, notwithstanding that such written agreement requires variations to be made only in writing.

         (o) Where a judgment has been given by an English Court or a foreign Court in respect of the Agreements (or any part of them), the English Court may hold that the effect of that judgment may subsume some or all of the obligations under the Agreements. For example, where a judgment has been given by an English Court in respect of an obligation contained in the Agreements, the English Court will assist the aggrieved party to enforce the judgment debt, but will not permit the aggrieved party to bring fresh proceedings in respect of the original obligation under the Agreements. Where the judgment was given lawfully by a foreign Court of competent jurisdiction, the English Court, even if not bound to follow the decision of the foreign Court, will be reluctant to permit the matter to be re-tried in England.

         (p) An undertaking to assume liability for non-payment or insufficiency of United Kingdom stamp duty on any instrument or to indemnify any person against such liability or such non-payment or insufficiency is void under Section 117 of the Stamp Act 1891. In addition, an unstamped or insufficiently stamped document is not admissible in evidence in civil proceedings before an English Court.

         (q) We have taken no account of the effect of the Human Rights Act 1998 (the "Act") (which comes into force on 2 October 2000) on any laws applicable to the interpretation or enforcement of any Agreement or on the action by any party in entering into or performing that Agreement. The Act gives effect to rights and fundamental freedoms guaranteed under the European Convention on Human Rights ("Convention rights"). In particular, it is unlawful for a public authority to act in a way which is incompatible with a Convention right and, insofar as it is possible to do so, primary and subordinate legislation must be read and given effect in a way which is compatible with Convention rights. There is at present little English case law to provide guidance on how the overarching Iaw introduced by the Act will apply to different factual cases.

                                      - 6 -                    27 September 2000
OBSERVATIONS

9.       We also make the following observations:




         (a) We have not consulted the parliamentary debates in Hansard on any statutory provision relevant to this opinion.

         (b) We have assumed that all statutory provisions relevant to this opinion were validly adopted and are fully enforceable. In particular, we have not investigated whether any such statutory provision is contrary to overriding provisions of the law of the European Union.

         (c) We express no opinion as to the correctness of any warranties given by the Account Party (expressly or impliedly) under or by virtue of the Agreements, save if and insofar as the matters warranted are the subject-matter of specific opinions in this letter.

         (d) We have not considered the particular circumstances of any party to the Agreements (save the Account Party to the extent expressly stated in thls opinion letter) or the effect of such particular circumstances on the Agreements or the transactions contemplated thereby.

         (e) The searches referred to in paragraph 4 above will not necessarily reveal whether or not a resolution has been passed, an appointment made or proceedings commenced, or a charge or other registrable document created, since particulars or such matters are not required to be recorded immediately but only within a specified period.

BENEFIT OF OPINION

This opinion is given on the basis that it is to be governed by and construed in accordance with English law. It is addressed to the Addressees and given for their sole benefit for the purposes of the Agreements only and may not be disclosed or quoted to or relied upon by any other person, without our prior written consent in each specific case. No person (other than the Addressees) into whose possession a copy of this Opinion comes may rely on this opinion without our express written consent addressed to him.

Yours faithfully

/s/ Lovells
   ----------------
    Lovells

                                      - 7 -                    27 September 2000

APPENDIX TO OPINION

         in this opinion letter, we have assumed that:

         (a) All documents submitted to us as originals are authentic and complete and all signatures and seals are genuine.

         (b)  All  documents   supplied  to  us  as   photocopies  or  facsimile
              transmitted copies or other copies conform to the originals and such originals are authentic and complete.

         (c) All documents, forms and notices which should have been delivered to the Companies Registration Office on behalf of or relating to the Account Party have been so delivered and the file of records maintained at the Companies Registration Office concerning the Account Party, and reproduced on microfiche for public inspection, was complete, accurate and up-to-date at the time of the search referred to in paragraph 4 of this opinion letter.

         (d) The resolutions contained in the minutes referred to in paragraph 2(c) of this opinion letter were duly passed at a properly convened, constituted and conducted meeting of duly appointed directors of the Account Party at which all constitutional, statutory and other formalities were duly observed (including, if applicable, those relating to the declaration of directors' interests or the power of interested directors to vote); such resolutions have not been amended or rescinded and are in full force and effect; and the minutes of such meeting referred to in paragraph 2(c) of this opinion letter are a true record of the proceedings at such meeting.

         (e) The Account Party has entered into the Agreements in good faith for the purposes of its business and there are reasonable grounds for believing that the transactions contemplated in the Agreements will benefit the Account Party.

         (f) The Account Party has not passed a resolution for its winding-up and no proceedings have been instituted or steps taken for the winding-up of the Account Party or the appointment of an administrator or receiver in respect of all or any assets of the Account Party.

         (g) No proceedings have been instituted or injunction granted against the Account party to restrain it from performing any of its obligations under the Agreements.

         (h) The Agreements accurately record all terms agreed between the parties and none of the Agreements has been terminated or varied and no obligation under them has been waived.

         (i) The documents listed in paragraph 2 of this opinion letter contain all relevant information which is material for the purposes of our opinion and there is no other agreement, undertaking, representation or warranty (oral or written) and no other arrangement (whether legally binding or not) between all or any of the parties or any other matter which renders such information inaccurate, incomplete or misleading or which affects the conclusions stated in this opinion letter.

         (j) Each of the parties (other than the Account Party) to the Agreements has full corporate capacity, power, authority and legal right to enter into and perform its obligations under the Agreements and each such Agreement has been duly authorised, executed and delivered by such party.

         (k) All copies certified and all documents dated earlier than the date of this opinion letter on which we have expressed reliance remain accurate, complete and in full force and effect at the date of this opinion letter.

                                    - 8 -                      27 September 2000

         (l) The binding effect of the Agreements on the Account Party is not affected by duress, undue influence or mistake and no Agreement has been entered into by any party in connection with money laundering or any other unlawful activity.

         (m) All formalities and requirements of the laws of any relevant state (other than England and Wales), and of any regulatory authority therein, applicable to the execution, performance, delivery and enforceability of the Agreements, have been or will be duly complied with.

         (n) No party to the Agreements is resident in or connected with a territory which is subject to any embargo, sanction or similar restriction imposed by the United Nations, the Council of the European Union or the Parliament of the United Kingdom or any person or body to whom their powers are delegated.

         (o) There is no reason under any foreign law applicable to the Agreements why the selection of the laws of the State of New York as the governing law of the Agreements and the submission of the parties to the Agreements to the jurisdiction of the Courts of the State of New York could be successfully challenged or held to be invalid.

         (p) No law (other than English law) affects any of the conclusions stated in this opinion letter.

         (q)  The parties to the Credit  Agreement intend the Account Party will
              repay  each  L/C  Bank   within  364  days  for  any   payment  or
              disbursement made by such L/C Bank under any Letter of Credit.

         (r) The Letters of Credit issued or to be issued under the Credit Agreement are in a form approved by Lloyd's.

         (s) The Holdings Guaranty as executed will not, differ in form and content from the draft referred to in paragraph 2(a) of this opinion letter.

                                                                   Exhibit C-5

September 27, 2000


To the Administrative Agent
and each of the Banks party to
the Credit Agreement referred to below

Ladies and Gentlemen:

         I am the General Counsel of Trenwick America Corporation, a Delaware corporation (the "Borrower"). This opinion is delivered to you pursuant to
Section 5.04 of the Credit Agreement, dated as of November 24, 1999 and amended and restated as of September 27, 2000 among the Borrower, Trenwick Holdings Limited, a company organized under the laws of the United Kingdom (the "Account Party"), the lending institutions party thereto (the "Banks"), First Union National Bank, as Syndication Agent, Fleet National Bank, as Documentation Agent and The Chase Manhattan Bank, as Administrative Agent (the "Credit Agreement"). Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the following (the documents referred to in (a), (b), (c) and (d) below, collectively, the "Credit Documents"): (a) the Credit Agreement, (b) the Notes, (c) the Holdings Guaranty, (d) the Subsidiary Guaranty, and (e) such other public and corporate documents and records as I deem necessary or appropriate in connection with this opinion.

         In my examination, I have assumed the genuineness of all signatures (other than as to the Credit Parties), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact not independently verified by me, I have relied, to the extent I deemed appropriate, upon representations and certificates of officers of the Borrower, public officials and other appropriate persons.

To the Administrative Agent
and each of the Banks party to
the Credit Agreement
September 27, 2000
Page 2



         Based upon the foregoing, I am of the opinion that:

         1. Holdings and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to be so qualified is reasonably likely to have a Material Adverse Effect.

         2. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party.

         3. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will, to the best of my knowledge after due inquiry, contravene any order, writ, injunction or decree of any court or governmental instrumentally, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement, loan agreement or other material agreement or instrument to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject of (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings or any of its Subsidiaries.

         4. To the best of my knowledge after due inquiry, there are no actions, suits or proceedings pending or threatened (i) with respect to any Credit
Document or (ii) with respect to Holdings or any of its Subsidiaries (a) that could reasonably be expected to have a material adverse effect on the business, property, assets, operations, liabilities or condition (financial or otherwise) of Holdings, or of Holdings and its Subsidiaries taken as a whole or (b) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its obligations under the Credit Documents to which it is a party.

         5. Each Regulated Insurance Company possesses the insurance licenses which each such Regulated Insurance Company needs to operate its businesses as presently conducted.

         I am a member of the Bar of the State of New York, and I do not hold myself out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the United States of America, the State of New York and the General Corporation Law of the State of Delaware. This opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

         This opinion is being furnished only to the addresses and is solely for their benefit in connection with the transaction contemplated by the Credit Agreement. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without my prior written consent.

                                                   Very truly yours,



                                                   John V. Del Col
                                                   Senior Vice President,
                                                   General Counsel and Secretary

                                                                     EXHIBIT C-6

                                 WHITE & CASE

                                                              September 27, 2000


The Administrative Agent and various
lending institutions (collectively, the "Banks") party to the Credit Agreement referred to below re: Credit Agreement, dated as of November 24, 1999 and amended and restated as of September 27, 2000 (the "Credit Agreement"), among Trenwick America Corporation (the "Borrower"), Trenwick Holdings Limited (the "Account Party") and the Banks


Ladies and Gentlemen:
                  We have acted as special counsel to the Banks party to the Credit Agreement in connection with the execution and delivery of the Credit Agreement. This opinion is delivered to you pursuant to Section 5.04(v) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement unless otherwise defined herein.

                  In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies.

                  We have also assumed, for purposes of the opinions expressed herein, that the parties to the Credit Agreement have the corporate power and authority to enter into and perform the Credit Agreement and that the Credit Agreement has been duly authorized, executed and delivered by each such party.

                  Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Borrower and the Account Party enforceable in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

                  We have not been requested to render and, with your permission, we express no opinion as to the applicability to the obligations of the Borrower and the Account Party under the Credit Agreement of Section 548 of the Bankruptcy Code and Article 10 of the New York Debtor & Creditor Law relating to fraudulent transfers and obligations.

                  This opinion is limited to the federal law of the United States of America and the law of the State of New York.

Very truly yours,

/s/ White & Case LLP
   ------------------
    White & Case LLP

                                                                      EXHIBIT D

                          FORM OF OFFICERS' CERTIFICATE

                  I, the undersigned, [President/Vice President] of __________, a [corporation] organized and existing under the laws of ____________ (the "Company"), do hereby certify on behalf of the Company that:

                  1. This Certificate is furnished pursuant to Section 5.05 of the Credit Agreement, dated as of November 24, 1999, and amended and restated as of September 27, 2000, among Trenwick America Corporation (the "Borrower"), Trenwick Holdings Limited (the "Account Party"), the lenders from time to time party thereto, First Union National Bank, as Syndication Agent, Fleet National Bank, as Documentation Agent and The Chase Manhattan Bank, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

                  2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his or her name and has held such office since _________ __, ____.1 The signature written opposite the name and title of each such officer is his or her genuine signature.

              Name2                 Office                            Signature
         --------------          -----------                        ------------

         --------------          -----------                        ------------

         --------------          -----------                        ------------

         --------------          -----------                        ------------

                  3. Attached hereto as Exhibit A is a certified copy of the [Certificate of Incorporation] of the Company, as filed in [the Office of the Secretary of State of the State of ________] on ___________, ____, together with all amendments thereto adopted through the date hereof.

                  4. Attached hereto as Exhibit B is a true and correct copy of the [By-Laws] of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since
-------------, ----.




------------------------
1 Insert a date prior to the time of any corporate action relating to the Credit Documents or related documentation.

2 Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

                                                                       EXHIBIT D
                                                                          Page 2

                  5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, ____ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Credit Documents to which the Company is party.

                  [6. On the date hereof, all of the applicable conditions set forth in Sections 5.02, 5.06, 5.07, 5.09, and 5.13 of the Credit Agreement have been satisfied.]3

                  [7. Attached hereto as Exhibit D are true and correct copies of all LaSalle Business Combination Documents.]4

                  [6.] [8.] On the date hereof, the representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Revolving Loans and Letters of Credit on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

                  [7.] [9.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing or the issuance of the Letters of Credit to occur on the date hereof or from the application of the proceeds thereof.

                  [8.] [10.] There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.



-----------------------------------
3 Insert in Officer's Certificate of Holdings, the Borrower and the Account Party only.

4     Insert in Officer's Certificate of Holdings only.

                                                                       EXHIBIT D
                                                                          Page 3


                  IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _________, 2000.

                                                     [Name of Credit Party]



                                                     By _______________________
                                                        Name:
                                                        Title:

                                                                       EXHIBIT D
                                                                          Page 4

I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:
                  1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his or her genuine signature.

                  2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, 5, and [8] [10] above are true and correct.

                  IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _______, 2000.

                                                      [Name of Credit Party]



                                                       By _____________________
                                                          Name:
                                                          Title:

                                                                     EXHIBIT E



                     FORM OF SECTION 4.04(b)(ii) CERTIFICATE


                  Reference is hereby made to the Credit Agreement, dated as of November 24, 1999, and amended and restated as of September 27, 2000, among Trenwick America Corporation (the "Borrower"), Trenwick Holdings Limited (the "Account Party"), the lending institutions from time to time party thereto, First Union Bank, as Syndication Agent, Fleet National Bank, as Documentation Agent and The Chase Manhattan Bank, as Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.



                                                         [NAME OF BANK]



                                                         By
                                                           --------------------
                                                           Title:

Date:  ________ ___, 2000

                                                                 EXHIBIT F


                               SUBSIDIARY GUARANTY

                  GUARANTY, dated as of September 27, 2000 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned guarantors (each, a "Guarantor" and, together with any other entity that becomes a party hereto pursuant to Section 26 hereof, the "Guarantors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.



                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, Trenwick America Corporation (the "Borrower"), Trenwick Holdings Limited (the "Account Party" and together with the Borrower, collectively, the "Obligors"), the financial institutions from time to time party thereto (the "Banks"), First Union National Bank, as Syndication Agent, Fleet National Bank, as Documentation Agent and The Chase Manhattan Bank, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of November 24, 1999, and amended and restated as of September 27, 2000 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to the Borrower and the issuance of Letters of Credit for the account of the Account Party, all as contemplated therein (the Banks and the Administrative Agent are herein called the "Bank Creditors");

                  WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Agreements and Other Hedging Agreements with a Bank or an affiliate of a Bank (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, collectively, the "Other Creditors," and together with the Bank Creditors, are herein called the "Creditors");

                  WHEREAS, each Guarantor is a Subsidiary of Holdings and/or the Borrower;

                  WHEREAS, it is a condition to the making of Loans to the Borrower and the issuance of Letters of Credit for the account of the Account Party under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

                  WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of Letters of Credit for the account of the Account Party under the Credit Agreement and the entering into by the Borrower of Interest Rate Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Banks to make Loans to the Borrower and issue Letters of Credit for the account of the Account Party and Other Creditors to enter into Interest Rate Agreements or Other Hedging Agreements with the Borrower;


                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

                  1. Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees: (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement and all reimbursement obligations and Unpaid Drawings (including interest thereon) with respect to all Letters of Credit and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by each Obligor to the Bank Creditors under the Credit Agreement (including, without limitation, indemnities, Fees and interest thereon) and the other Credit Documents, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any such other Credit Document and the due performance and compliance with the terms of the Credit Documents by each Obligor (all such principal, interest, liabilities and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Interest Rate Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations"); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower under any Interest Rate Agreements or Other Hedging Agreements, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the "Other Obligations," and together with the Credit Document Obligations are herein collectively called the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed
Obligations against each Guarantor without proceeding against any other Guarantor, any Obligor, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. All payments by each Guarantor under this Guaranty shall be made on the same basis as payments by the Obligors are made under Sections 4.02 and 4.03 of the Credit Agreement.

                  2. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations of each Obligor to the Creditors whether or not due or payable by such Obligor upon the occurrence in respect of such Obligor of any of the events specified in Section 9.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, or to their order, on demand, in lawful money of the United States.

                  3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of any Obligor whether executed by such Guarantor, any other Guarantor, any other guarantor of the Guaranteed Obligations or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Obligor or by any other party,
(b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Obligor, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution or termination of, or increase, decrease or change in personnel by, any Obligor or (e) any payment made to any Creditor on the Guaranteed Obligations which such Creditor repays any Obligor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor of the Guaranteed Obligations, or any Obligor, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor of the Guaranteed Obligations, or any Obligor and whether or not any other Guarantor, any other guarantor of the Guaranteed Obligations, or any Obligor be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Obligor or other circumstance which operates to toll any statute of limitations as to any Obligor shall operate to toll the statute of limitations as to each Guarantor.

                  5. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor of the Guaranteed Obligations, or any Obligor).

                  6. Any Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against any Obligor or others or otherwise act or refrain from acting;

                  (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Obligor to creditors of such Obligor;

                  (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Obligor to the Creditors regardless of what liabilities of such Obligor remain unpaid;

                  (f) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Agreements or Other Hedging Agreements entered into by any Obligor and an Other Creditor, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Agreements or Other Hedging Agreements entered into by any Obligor and an Other Creditor, the Credit Documents or any of such other instruments or agreements; and/or

                  (g) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against any Obligor to recover full indemnity for any payments made pursuant to this Guaranty.

                  7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except indefeasible payment in full in cash of the Guaranteed Obligations.

                  8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of any Obligor or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  9. Any indebtedness of each Obligor now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of such Obligor to the Creditors; and such indebtedness of each Obligor to any Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the Guaranteed Obligations, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of any Obligor to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.
                  10. (a) Each Guarantor waives any right to require the Creditors to: (i) proceed against any Obligor, any other Guarantor, any other guarantor of any Obligor or any other party; (ii) proceed against or exhaust any security held from any Obligor, any other Guarantor, any other guarantor of any Obligor or any other party; or (iii) pursue any other remedy in the Creditors' power whatsoever. Each Guarantor waives (to the fullest extent permitted by applicable law) any defense based on or arising out of any defense of any Obligor, any other Guarantor, any other guarantor of any Obligor or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of any Obligor, any other Guarantor, any other guarantor of any Obligor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Obligor other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against any Obligor or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Obligor or any other party or any security.

                  (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurrence of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of each Obligor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

                  11. Each Creditor agrees that this Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Creditor shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Creditors in accordance with the terms of this Guaranty. Each Creditor further agrees that this Guaranty may not be enforced against any director, officer, employee, partner or stockholder of any Guarantor (except to the extent such stockholder is also a Guarantor hereunder).

                  12. In order to induce the Banks to make Loans and issue Letters of Credit pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Agreements or Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

                  (a) Such Guarantor (i) is a duly organized and validly existing corporation, limited liability company or partnership, as the case may be, and is in good standing (to the extent such concept is relevant in such jurisdiction) under the laws of the jurisdiction of its organization, and has the corporate, limited liability company or partnership, as the case may be, power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified is reasonably likely to have a Material Adverse Effect.

                  (b) Such Guarantor has the corporate, limited liability company or partnership, as the case may be, power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate, limited liability company or partnership, as the case may be, action to authorize the execution, delivery and performance by it of each such Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof or thereof (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, credit agreement or other material agreement or other material instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or
         (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

                  (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty or any other Credit Document to which such Guarantor is a party, or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party (other than any such consent, approval, license, authorization, validation, filing or registration required in order for such Guarantor to be in compliance with the Credit Agreement, which such Guarantor will make or obtain when and as required).

                  (e) There are no actions, suits or proceedings pending or, to the knowledge of such Guarantor, threatened with respect to such Guarantor (i) which has or is reasonably likely to have a Material
         Adverse Effect or (ii) that is reasonably likely to have a Material Adverse Effect on the rights or remedies of the Creditors or on the ability of such Guarantor to perform its respective obligations to the Creditors hereunder and under the other Credit Documents to which it is a party.

                  13. Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Commitment, all Interest Rate Agreements and Other Hedging Agreements and when no Note, Loan or Letter of Credit is outstanding and all Guaranteed Obligations have been paid in full (other than indemnities described in Section 13.13 of the Credit Agreement which are not then due and payable), such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in
Section 3 or 4 of the Holdings Guaranty, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Material Subsidiaries.

                  14. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Creditor in connection with the enforcement of this Guaranty, and of the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel (including the allocated costs and expenses of in-house counsel) employed by any of the Creditors or the Administrative Agent, as the case may be).

                  15. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns.

                  16. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and either (x) the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Bank) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Creditors (and not all Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty the term "Class" shall mean each class of Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Banks (or all the Banks if required by Section 13.12 of the Credit Agreement) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Agreements or Other Hedging Agreements.

                  17. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents, Interest Rate Agreements and Other Hedging Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

                  18. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Agreement or Other Hedging Agreement continuing after any applicable grace period), each Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

                  19. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at the address set forth opposite its signature below and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantor; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

                  20. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Obligor), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of any Obligor, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  21. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth in Section 19, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

                  (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  22. In the event that all of the equity interests of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the Credit Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 22).

                  23. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Administrative Agent.

                  24. EACH GUARANTOR AND EACH OF THE CREDITORS HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  25. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

                  26. It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Guaranty after the date hereof pursuant to Section 4.09 of the Holdings Guaranty shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

                  27. It is the desire and intent of each Guarantor and the Creditors that this Guaranty shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers, which laws would determine the solvency of such Guarantor by reference to the full amount of the Guaranteed Obligations at the time of the execution and delivery of this Guaranty), then the amount of the Guaranteed Obligations shall be deemed to be reduced and each Guarantor agrees to pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                  28. This  Guaranty  shall  not  become   effective  until  the
La Salle Re Business  Combination  has occurred.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.





                                                LA SALLE RE HOLDINGS LIMITED



                                                By:  /s/ Clare E. Moran
                                                --------------------------------
                                                Title: Senior Vice President



                                                THE CHASE MANHATTAN BANK, as
                                                Administrative Agent



                                                By:  /s/ Donald Rands
                                                --------------------------------
                                                Title:  Vice President

                                                                     Exhibit G

                          FORM OF SOLVENCY CERTIFICATE


                  I, the undersigned, the chief financial officer of Trenwick Group Ltd., a company organized and existing under the laws of Bermuda ("Holdings"), do hereby certify on behalf of Holdings that:

                  1. This Certificate is furnished pursuant to Section 5.17 of the Credit Agreement, dated as of November 24, 1999, and amended and restated as of September 27, 2000, among Trenwick America Corporation ("the Borrower"), Trenwick Holdings Limited (the "Account Party"), the financial institutions from time to time party thereto (the "Banks"), Fleet National Bank, as Documentation Agent, First Union National Bank, as Syndication Agent and The Chase Manhattan Bank, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the means set forth in the Credit Agreement.

                  2. For purposes of this Certificate, the terms below shall have the following definitions:

                  (a) "Fair Value" shall mean the amount at which the assets, in their entirety, determined on a going concern basis of Holdings (on a stand-alone basis), the Borrower (on a stand-alone basis), the Account Party (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis), in each case would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

                  (b) "Present Fair Salable Value" shall mean the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of Holdings (on a stand-alone basis), the Borrower (on a stand-alone basis), the Account Party (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) are sold in an arm's-length transaction with reasonable promptness under present conditions for the sale of comparable business enterprises.

                  The same methodology has been used in determining Fair Value and Present Fair Salable Value.

                  (c) "New Financing" shall mean the indebtedness incurred or to be incurred by Holdings and its Subsidiaries under the Credit Documents (assuming the utilization by the Borrower and the Account Party of the Total Commitment under the Credit Agreement) after giving effect to the Transaction and all the financing contemplated therewith.

                  (d) "Stated Liabilities" shall mean the recorded liabilities (including Contingent Liabilities that would be recorded in accordance with generally accepted accounting principles ("GAAP") consistently applied) of Holdings (on a stand-alone basis), the Borrower (on a stand-alone basis), the Account Party (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) in each case at December 31, 1999 after giving effect to the Transaction, together with (i) the net change in long-term debt (including current maturities) between December 31, 1999 and the date hereof; and (ii) without duplication, the amount of all New Financing.

                  (e) "Contingent Liabilities" shall mean the maximum estimated amount of liability reasonably like to result from pending litigation, asserted claims and assessments, guarantees, uninsured risks and other contingent liabilities of each of Holdings (on a stand-alone basis), the Borrower (on a stand-alone basis), the Account Party (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities).

                  (f) "Will be able to pay its Stated Liabilities and Contingent Liabilities, as they mature," shall mean for the period from the date hereof through the stated maturity of all New Financing, each of Holdings (on a stand-alone basis), the Borrower (on a stand-alone basis), the Account Party (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) will have sufficient assets and cash flow to pay its Stated Liabilities and Contingent Liabilities as those liabilities mature or otherwise become payable.

                  (g) "Does not have Unreasonably Small Capital" shall mean for the period from the date hereof through the stated maturity of all New
Financing, each of Holdings (on a stand-alone basis), the Borrower (on a stand-alone basis), the Account Party (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) after giving effect to the Transaction and Indebtedness (including the Loans and Letters of Credit) being incurred or assumed, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

                  3. For purposes of this Certificate, I, or officers of Holdings under my direction and supervision, have performed the following procedures as of and for the periods set forth below:

                  (a) I have reviewed the financial statements of Holdings and its Subsidiaries referred to in Section 5.11 of the Credit Agreement.

                  (b) I have made inquiries of certain other offices of Holdings and its Subsidiaries that I deemed necessary as a foundation for this Certificate.

                  (c) I have read the Credit Documents and the Annexes and Exhibits thereto.

                  (d) With respect to Contingent Liabilities, I have made inquires of certain other officials of Holdings and its Subsidiaries that I deemed necessary as a foundation for this Certificate.

                  (e) I have had the Projections, which have been previously delivered to the Banks, re-examined on the date hereof and considered the effect thereof on any changes since the date of the preparation hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion the Projections are reasonable and attainable. Furthermore, the Projections support the conclusions contained in the last paragraph of this Certificate.

                  4. Based on and subject to the foregoing, I hereby certify on behalf of Holdings that, after giving effect to the Transaction and the related financing transactions (including the incurrence of the New Financing), it is my informed opinion that as of the date hereof (i) the Fair Value and Present Fair Salable Value of the assets of Holdings (on a stand-alone basis), the Borrower (on a stand-alone basis), the Account Party (on a stand-alone basis) and of Holdings and its Subsidiaries (on a consolidated basis) exceed its and their Stated Liabilities and Contingent Liabilities; (ii) Holdings (on a stand-alone basis), the Borrower (on a stand-alone basis), the Account Party (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) will not have Unreasonably Small Capital; and (iii) Holdings (on a stand-alone basis), the Borrower (on a stand-alone basis), the Account Party (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) will be able to pay its Stated Liabilities and Contingent Liabilities as they mature or otherwise become payable.

                  IN WITNESS WHEREOF, Holdings has caused its duly authorized chief financial officers to execute and deliver this ___ day of ____________, 2000.


                                                  TRENWICK GROUP LTD.



                                                  By____________________________
                                                    Name:
                                                    Title:

                                                                      EXHIBIT H

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                         DATE:  ________, _____


                  Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented through, and including the Settlement Date, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. _____________ (the "Assignor") and ______________ (the "Assignee") hereby agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Settlement Date which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement, including, without limitation, [with respect to the Assigned Share of the Total Revolving Loan Commitment and all rights and obligations with respect to the Assigned Share of the Revolving Loans]1 [with respect to the Assigned Share of the outstanding Term Loans]2 [with respect to the Assigned Share of the Total L/C Commitment and all rights and obligations with respect to the Assigned Share of all outstanding Letters of Credit]3.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Holdings or any of its Subsidiaries or the performance or observance by Holdings or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.


-------------------------------------------------------
1     Insert for assignments effected prior to the Conversion Date.

2     Insert for assignments effected on or after the Conversion Date.

3     Insert for assignments of any L/C Commitment.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; [and] (v) confirms that it is duly authorized to enter into and perform the terms of this Assignment and Assumption Agreement[; and (vi) attaches the Internal Revenue Service forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 13.04(b) of the Credit Agreement].

                  4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the first date upon which each of the following conditions shall have been satisfied: (i) the execution hereof by the Assignor and the Assignee, (ii) to the extent required by the Credit Agreement, the receipt of the consent of the Administrative Agent, the Borrower and the Account Party, (iii) the receipt by the Administrative Agent of the assignment fee referred to in Section 13.04(b) of the Credit Agreement, (iv) the recordation by the Administrative Agent of the assignment effected hereby in the Register [and receipt by the Administrative Agent, the Borrower and the Account Party of the Internal Revenue Service forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 14.04(b) of the Credit Agreement],4 [and (v) issuance of new Letters of Credit (in replacement of all then outstanding Letters of Credit) by the Administrative Agent giving effect to such assignment,]5 or such later date as otherwise specified in Item 5 of Annex I (the "Settlement Date").

                  5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights
(other than to its rights to indemnification which shall survive as to events occurring prior to the Settlement Date) and be released from its obligations under the Credit Agreement, the other Credit Documents and all Letters of Credit.
-----------------------------------


4 If the Assignee is organized under the laws of a jurisdiction outside the United States.

5 If the assignment includes an assignment of any part of the Assignor's L/C Commitment.

                  6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (w) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, (x) all RL Commitment Fees (if applicable) on the Assigned Share of the Total Revolving Loan Commitment at the rate specified in Item 7 of Annex I, (y) all L/C Commitment Fees (if applicable) on the Assigned Share of the Total L/C Commitment at the rate specified in Item 8 of Annex 1 and (z) all Letter of Credit Fees (if applicable) on the Assigned Share of the Total L/C Commitment at the rate specified in Item 9, which such interest and, if applicable, RL Commitment Fees, L/C Commitment Fees and Letter of Credit Fees shall be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

                  7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.

                                                     [NAME OF ASSIGNOR],
                                                      as Assignor


                                                     By_________________________
                                                        Name:
                                                        Title:


                                                     [NAME OF ASSIGNEE],
                                                      as Assignee

                                                     By_________________________
                                                        Name:
                                                        Title:

Acknowledged and Agreed:

[THE CHASE MANHATTAN BANK, as Administrative Agent


By____________________________
   Name:
   Title:

TRENWICK AMERICA CORPORATION


By____________________________
   Name:
   Title:

TRENWICK HOLDINGS LIMITED


By:
   ___________________________
     Name:
     Title:]6



---------------------------------------
6 The consent of the Administrative Agent and, so long as no Default or Event of Default is then in existence, the Borrower or the Account Party, as the case may be, is required in connection with assignments of Revolving Loan Commitments, outstanding Term Loans and/or L/C Commitments pursuant to Section 13.04(b) of the Credit Agreement (which consents shall not be unreasonably withheld).

                                                          ANNEX I TO EXHIBIT H


                 ANNEX I TO ASSIGNMENT AND ASSUMPTION AGREEMENT

1.       The Borrower:          Trenwick America Corporation (the
         "Borrower").

         The Account Party:     Trenwick Holdings Limited (the "Account Party").

2.       Name and Date of Credit Agreement:

         Credit Agreement, dated as of November 24, 1999, and amended and restated as of September 27, 2000, among the Borrower, the Account Party, the lenders from time to time party thereto, First Union National Bank, as Syndication Agent, Fleet National Bank, as Documentation Agent and The Chase Manhattan Bank, as Administrative Agent.

3.       Date of Assignment and Assumption Agreement:

4.       Amounts (as of the date of item #3 above):



                              Outstanding
                             Principal of
                              Revolving
                                Loans]       [Revolving Loan    L/C Commitment
                            [Term Loans]1      Commitment]2
                            -------------    ---------------    --------------
a.    Aggregate Amount      $                 $                 $
      for all Banks          ------------      -------------     -------------

b.    Assigned Share                    %                  %                 %
                             ------------      -------------     -------------
c.    Amount of Assigned
      Share                 $                 $                 $
                             ------------      -------------     -------------


5.       Settlement Date:  _______________.


------------------------------------
1 If prior to the Conversion Date,  insert  outstanding  principal  of Revolving
  Loans. If Conversion Date has occurred, insert principal of Term Loans.
2 Insert amounts if assignment effected prior to the Conversion Date.

6.       Rate of Interest          As set forth in Section 1.08  of  the  Credit
                                   Agreement (unless or otherwise agreed to by the Assignor and the Assignee)3

7.       R/L Commitment            As set forth in Section 3.01(a) of the Credit
         Fee:                      Credit  Agreement (unless otherwise agreed to
                                   by the Assignor and the Assignee)4

8.       L/C Commitment            As set forth in Section 3.01(b) of the Credit
         Fee:                      Agreement (unless otherwise agreed to by the
                                   Assignor and the Assignee.5

9.       Letter of Credit          As set forth in Section 3.01(c) of the Credit
         Fee:                      Agreement (unless otherwise agreed to by the
                                   Assignor and the Assignee).6


8.       Notice:

                  ASSIGNEE:

                           ---------------------
                           ---------------------
                           ---------------------
                           Attention:
                           Telephone:
                           Telecopier:
                           Reference:


--------------------------------
3 The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

4 Insert "Not Applicable" in lieu of text if the Conversion Date has occurred. Otherwise, the Borrower and the Administrative Agent shall direct the entire amount of the RL Commitment Fee to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the R/L Commitment Fee through payment by the Assignee to the Assignor.

5 Insert "Not Applicable" in lieu of text if no portion of the L/C Commitment is being assigned. Otherwise, the Account Party and the Administrative Agent shall direct the entire amount of the L/C Commitment Fee to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the L/C Commitment Fee through payment by the Assignee to the Assignor.

6 Insert "Not Applicable" in lieu of text if no portion of the L/C Commitment is being assigned. Otherwise, the Account Party and the Administrative Agent shall direct the entire amount of the Letter of Credit Fee to the Assignee at the rate set forth in Section 3.01(c) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fee through payment by the Assignee to the Assignor.

                  ASSIGNOR:

                           -------------------
                           -------------------
                           -------------------
                           -------------------
                           Attention:
                           Telephone:
                           Telecopier:
                           Reference:

9.       Payment Instructions:

                  ASSIGNEE:

                           -------------------
                           -------------------
                           -------------------
                           -------------------
                           Attention:
                           Telephone:
                           Telecopier:
                           Reference:

                  ASSIGNOR:

                           -------------------
                           -------------------
                           -------------------
                           -------------------
                           Attention:
                           Telephone:
                           Telecopier:
                           Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE]                  [NAME OF ASSIGNOR]



By  ------------------------         By --------------------------

    ------------------------            --------------------------
    (Print Name and Title)                (Print Name and Title)

                                                         EXHIBIT I



                                HOLDINGS GUARANTY

                                     between

                               TRENWICK GROUP LTD.

                                       and

                            THE CHASE MANHATTAN BANK,
                             AS ADMINISTRATIVE AGENT


                          -----------------------------

                         Dated as of September 27, 2000
                          -----------------------------

                                TABLE OF CONTENTS


                                                                           Page

SECTION 1.  The Holdings Guaranty.............................................2

         1.01  The Holdings Guaranty..........................................2
         1.02  Bankruptcy.....................................................2
         1.03  Nature of Liability............................................2
         1.04  Holdings Guaranty Absolute.....................................3
         1.05  Independent Obligation.........................................3
         1.06  Authorization..................................................3
         1.07  Reliance.......................................................4
         1.08  Subordination..................................................4
         1.09  Waivers........................................................4
         1.10  Holdings Guaranty Continuing...................................5
         1.11  Binding Nature of Guaranties...................................5
         1.12  Judgments Binding..............................................5

SECTION 2.  Representations, Warranties and Agreements........................6

         2.01  Corporate Status...............................................6
         2.02  Corporate Power and Authority; Enforceability..................6
         2.03  No Contravention of Laws, Agreements or Organizational
               Documents......................................................6
         2.04  Litigation and Contingent Liabilities..........................7
         2.05  Use of Proceeds; Margin Regulations............................7
         2.06  Approvals......................................................8
         2.07  Investment Company Act.........................................8
         2.08  Public Utility Holding Company Act.............................8
         2.09  True and Complete Disclosure; Projections and Assumptions......8
         2.10  Consummation of Transaction....................................8
         2.11  Financial Condition; Financial Statements......................9
         2.12  Tax Returns and Payments.......................................9
         2.13  Compliance with ERISA.........................................10
         2.14  Subsidiaries..................................................11
         2.15  Intellectual Property, etc....................................12
         2.16  Pollution and Other Regulations...............................12
         2.17  Labor Relations; Collective Bargaining Agreements.............12
         2.18  Capitalization................................................12
         2.19  Indebtedness..................................................13
         2.20  Compliance with Statutes, etc.................................13
         2.21  Insurance Licenses............................................13

                                      (i)

SECTION 3.  Affirmative Covenants............................................13

         3.01  Information Covenants.........................................13
         3.02  Books, Records and Inspections................................16
         3.03  Insurance.....................................................17
         3.04  Payment of Taxes..............................................17
         3.05  Corporate Franchises..........................................17
         3.06  Compliance with Statutes, etc.................................17
         3.07  ERISA.........................................................17
         3.08  Performance of Obligations....................................19
         3.09  Good Repair...................................................19
         3.10  End of Fiscal Years; Fiscal Quarters..........................19
         3.11  Maintenance of Licenses and Permits...........................19
         3.12  Mandatory Prepayments.........................................19

SECTION 4.  Negative Covenants...............................................19

         4.01  Changes in Business...........................................20
         4.02  Fundamental Changes; Acquisitions.............................20
         4.03  Liens.........................................................21
         4.04  Indebtedness..................................................22
         4.05  Advances, Investments and Loans...............................23
         4.06  Dividends, etc................................................25
         4.07  Transactions with Affiliates..................................26
         4.08  Issuance of Stock.............................................26
         4.09  Creation of Subsidiaries......................................27
         4.10  Partnership Agreements........................................27
         4.11  Prepayments of Indebtedness, Modifications of
               Agreements, etc...............................................27
         4.12  Leverage Ratio................................................27
         4.13  Interest Coverage Ratio.......................................27
         4.14  Minimum Risk Based Capital....................................27
         4.15  Minimum Combined Statutory Surplus............................28
         4.16  Minimum Consolidated Tangible Net Worth.......................28

SECTION 5.  Miscellaneous....................................................28

         5.01  Payment of Expenses, etc......................................28
         5.02  Right of Setoff...............................................28
         5.03  Notices.......................................................28
         5.04  Benefit of the Agreement......................................29
         5.05  No Waiver; Remedies Cumulative................................29
         5.06  Calculations..................................................29
         5.07  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE..............29
         5.08  Counterparts..................................................30
         5.09  Headings Descriptive..........................................30
         5.10  Amendment or Waiver...........................................31
         5.11  Confidentiality...............................................31

                                      (ii)

         5.12  WAIVER OF JURY TRIAL..........................................31
         5.13  Judgment Currency.............................................31
         5.14  Availability of Documents.....................................32


SCHEDULE I        -    Definitions

ANNEX I           -   Pension Plans
ANNEX II          -   Subsidiaries
ANNEX III         -   Collective Bargaining Agreements
ANNEX IV          -   Capitalization
ANNEX V           -   Indebtedness
ANNEX VI          -   Liens
ANNEX VII         -   Investments











                                     (iii)

                  HOLDINGS GUARANTY, dated as of September 27, 2000, made by TRENWICK GROUP LTD. ("Holdings"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth on Schedule I attached hereto.


                              W I T N E S S E T H:
                               - - - - - - - - - -


                  WHEREAS, Trenwick, the Original Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent are party to the Original Credit Agreement, dated as of November 24, 1999;

                  WHEREAS, in connection with the LaSalle Business Combination, the parties to the Original Credit Agreement have decided to amend and restate the Original Credit Agreement to, inter alia, (i) substitute the Borrower for Trenwick as the borrower under the revolving credit facility in the Original Credit Agreement, (ii) substitute the Account Party for Trenwick as the account party under the letter of credit facility in the Original Credit Agreement,
(iii) add Holdings and the Borrower as guarantors and (iv) permit the LaSalle Business Combination;

                  WHEREAS, the Borrower and the Account Party are Wholly-Owned Subsidiaries of Holdings;

                  WHEREAS, it is a condition to the amendment and restatement of the Original Credit Agreement in the form of the Credit Agreement, and to the making of Loans to the Borrower and the issuance of Letters of Credit for the account of the Account Party under such Credit Agreement that Holdings shall have executed and delivered this Holdings Guaranty;

                  WHEREAS, the Borrower and/or the Account Party may from time to time be party to one or more Interest Rate Agreements and Other Hedging Agreements with a Guaranteed Creditor or a Lending Affiliate of a Guaranteed Creditor; and

                  WHEREAS, Holdings will obtain benefits from the incurrence of Loans by the Borrower and the issuance of Letters of Credit for the account of the Account Party under the Credit Agreement and the entering into by the Borrower and/or the Account Party of Interest Rate Agreements or Other Hedging Agreements and, accordingly, desires to execute this Holdings Guaranty in order to satisfy the conditions described above and to induce the Banks to make Loans to the Borrower and issue Letters of Credit for the account of the Account Party and Guaranteed Creditors (and Lending Affiliates thereof) to enter into Interest Rate Agreements or Other Hedging Agreements with the Borrower and/or the Account Party;

                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to Holdings, the receipt and sufficiency of which are hereby acknowledged, Holdings hereby makes the following representations and warranties to the Guaranteed Creditors and hereby covenants and agrees with each Guaranteed Creditor as follows:

                  SECTION 1.  The Holdings Guaranty.
                              ---------------------

                  1.01 The Holdings Guaranty. Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of each of the Borrower and the Account Party to the Guaranteed Creditors under the Credit Agreement and the other Credit Documents and all Interest Rate Agreements or Other Hedging Agreements entered into by a Guaranteed Creditor or a Lending Affiliate of a Guaranteed Creditor. If any or all of the indebtedness of either the Borrower or the Account Party to the Guaranteed Creditors becomes due and payable under the Credit Agreement or under such other Credit Documents or Interest Rate Agreement or Other Hedging Agreements, Holdings unconditionally promises to pay such indebtedness to the Guaranteed Creditors, on demand, together with any and all reasonable out-of-pocket expenses which may be incurred by the Administrative Agent or the Guaranteed Creditors in collecting any of the indebtedness. The word "indebtedness" is used in this Section 1 in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of each of the Borrower and the Account Party arising in connection with the Credit Agreement or any other Credit Documents or under any Interest Rate Agreement or Other Hedging Agreement with a Guaranteed Creditor or a Lending Affiliate of a Guaranteed Creditor, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower and the Account Party may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

                  1.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all indebtedness of each of the Borrower and the Account Party to the Guaranteed Creditors whether or not due or payable by the Borrower or the Account Party upon the occurrence of any of the events specified in Section 9.05 of the Credit Agreement, and unconditionally and irrevocably promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in the respective Approved Currency.

                  1.03 Nature of Liability. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of each of the Borrower and the Account Party whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower, the Account Party or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower or the Account Party, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by either the Borrower or the Account Party, or
(e) any payment made to any Guaranteed Creditor on the indebtedness which such Guaranteed Creditor repays to either the Borrower or the Account Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  1.04 Holdings Guaranty Absolute. No invalidity, irregularity or unenforceability of all or any part of the indebtedness guaranteed hereby or of any security therefor shall affect, impair or be a defense to this Holdings Guaranty, and this Holdings Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the indebtedness guaranteed herein.

                  1.05 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, the Borrower or the Account Party, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, the Borrower or the Account Party and whether or not any other guarantor, the Borrower or the Account Party be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by either the Borrower or the Account Party or other circumstance which operates to toll any statute of limitations as to the Borrower or the Account Party shall operate to toll the statute of limitations as to Holdings.

                  1.06   Authorization.   Holdings   authorizes  the  Guaranteed
Creditors without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Holdings Guaranty herein made shall apply to the indebtedness as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the indebtedness and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the indebtedness or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against the Borrower or the Account Party or others or otherwise act or refrain from acting;

                  (d) release  or  substitute  any  one  or   more    endorsers,
guarantors,  the Borrower,  the Account Party or other obligors;

                  (e) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower and/or the Account Party to its creditors other than the Guaranteed Creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or the Account Party to the Guaranteed Creditors regardless of what liability or liabilities of Holdings, the Borrower or the Account Party remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under, this Holdings Guaranty or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Holdings Guaranty or any of such other instruments or agreements; and/or

                  (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Section 1.

                  1.07 Reliance. It is not necessary for any Guaranteed Creditors to inquire into the capacity or powers of the Borrower, the Account Party or their respective Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  1.08 Subordination. Any indebtedness of the Borrower and the Account Party now or hereafter held by Holdings is hereby subordinated to the indebtedness of such Borrower and such Account Party to the Guaranteed Creditors; and such indebtedness of the Borrower and Account Party to Holdings, if the Administrative Agent (at the direction of the Required Banks), after an Event of Default has occurred, so requests, shall be collected, enforced and received by Holdings as trustee for the Guaranteed Creditors and be paid over to the Guaranteed Creditors on account of the indebtedness of the Borrower or such Account Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any indebtedness of the Borrower or the Account Party to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

                  1.09 Waivers. (a) Holdings waives any right to require any Guaranteed Creditors to (i) proceed against the Borrower or the Account Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower or the Account Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of either the Borrower or the Account Party, any other guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of either the Borrower or the Account Party, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or the Account Party other than to the extent of payment in full of the indebtedness. The Guaranteed Creditors may, in accordance with the Credit Documents, at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower, the Account Party or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the indebtedness has been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower, the Account Party or any other party or any security.

                  (b) Except as otherwise specifically required hereunder, Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Holdings assumes all responsibility for being and keeping itself informed of each of the Borrower's and the Account Party's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the indebtedness and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

                  (c) Holdings warrants and agrees that each of the waivers set forth above in this Section 1.09 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

                  1.10 Holdings Guaranty Continuing. This Holdings Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Guaranteed Creditors in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Guaranteed Creditors or any subsequent holder of a Note, or issuer of, or participant in, a Letter of Credit would otherwise have. No notice to or demand on Holdings in any case shall entitle Holdings to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Guaranteed Creditors or any holder, creator or purchaser to any other or further action in any circumstances without notice or demand.

                  1.11 Binding Nature of Guaranties. This Holdings Guaranty shall be binding upon Holdings and its successors and assigns and shall inure to the benefit of the Guaranteed Creditors and their successors and assigns.

                  1.12 Judgments Binding. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the indebtedness and such Guaranteed Creditor repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such Guaranteed Creditor with any such claimant (including the Borrower and the Account Party) then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation hereof or the cancellation of any Note, or other instrument evidencing any liability of the Borrower or the Account Party, and Holdings shall be and remain liable to the Guaranteed Creditors hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  SECTION 2. Representations, Warranties and Agreements. In order to induce the Administrative Agent and the Banks to enter into the Credit Agreement and to make the Loans and issue the Letters of Credit as provided therein, Holdings makes the following representations and warranties on behalf of itself and its Subsidiaries to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Holdings Guaranty and the making of the Loans and the issuance of the Letters of Credit (with the occurrence of the Restatement Effective Date and the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 2 are true and correct in all material respects on and as of the Restatement Effective Date and on the date of each such Credit Event (after giving effect to the consummation of the Transaction) unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case such representation and warranty shall be true and correct in all material respects as of such other specified date):

                  2.01 Corporate Status. Each of Holdings and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing (where applicable) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has been duly qualified and is authorized to do business and is in good standing (where applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified is not reasonably likely to have a Material Adverse Effect.

                  2.02 Corporate Power and Authority; Enforceability. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Each Credit Party and each of its Subsidiaries has duly executed and delivered each Transaction Document to which it is a party and each such Transaction Document constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                  2.03 No Contravention of Laws, Agreements or Organizational Documents. Neither the execution, delivery and performance by any Credit Party of the Transaction Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any of its respective Subsidiaries, pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material instrument to which Holdings, or any of its respective Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of Holdings or any of its Subsidiaries; except in the case of clauses (i) and (ii) above (other than with respect to the Credit Documents), such contraventions, conflicts, inconsistencies, breaches, defaults or Liens which are not reasonably likely to have a Material Adverse Effect.

                  2.04 Litigation and Contingent Liabilities. (a) There are no actions, suits or proceedings pending or, to the knowledge of Holdings threatened in writing involving Holdings or any of its Subsidiaries (including, without limitation, with respect to the Transaction, the Credit Agreement, this Holdings Guaranty or any documentation executed in connection therewith or herewith) (i) which has or is reasonably likely to have a Material Adverse Effect or (ii) that is reasonably likely to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its respective obligations to the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the making of any Loan or the issuance of the Letter of Credit hereunder.

                  (b) Except as fully reflected in the financial statements described in Section 2.11(b) (including the footnotes thereto), the Indebtedness incurred under the Credit Agreement and in connection with the Transaction and all obligations incurred in the ordinary course of business since the date of the financial statements described in Section 2.11(b), there were as of the Restatement Effective Date (and after giving effect to the Loans made on such date), no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and Holdings knows of any basis for the assertion against Holdings or any of its Subsidiaries of any such liability or obligation, which, in the case of any of the foregoing referred to in this clause (b), either individually or in the aggregate, are or are reasonably likely to have a Material Adverse Effect.

                  2.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be utilized (i) to repay, on the Restatement Effective Date, all amounts outstanding under the Original Credit Agreement, (ii) to pay fees and expenses incurred in connection with the Transaction and (iii) for general corporate and working capital purposes of the Borrower and its Subsidiaries (including, without limitation, for mergers and acquisitions permitted hereunder).

                  (b) The Letters of Credit shall only be issued for the benefit of Lloyd's and in support of L/C Supportable Obligations.

                  (c) Neither the making of any Loan hereunder, the issuance of any Letter of Credit, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

                  2.06 Approvals. Except for filings and approvals made or obtained on or prior to the Restatement Effective Date and for which the failure to make or be obtained is not reasonably likely to result in a Material Adverse Effect (other than with respect to the Credit Documents), no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic Governmental Authority is required to authorize or is required in connection with (i) the execution, delivery and performance of any Transaction Document or (ii) the
legality,   validity,  binding  effect  or  enforceability  of  any  Transaction
Document.
                  2.07 Investment Company Act. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.
                  2.08 Public Utility Holding Company Act. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  2.09 True and Complete Disclosure; Projections and Assumptions. All factual information (taken as a whole) heretofore or contemporaneously furnished in writing by Holdings or any of its Subsidiaries (or by any of their respective agents or representatives) to the Administrative Agent or any Bank (including, without limitation, all information contained in the Transaction Documents and in the Confidential Bank Memorandum, but excluding the Projections and any other projections) for purposes of or in connection with the Credit Agreement, this Holdings Guaranty or any transaction contemplated therein or herein is, and all other factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Administrative Agent will be, true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The Projections are based on good faith estimates and assumptions believed by Holdings to be reasonable and attainable at the time made, it being recognized by the Banks that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results.

                  2.10 Consummation of Transaction. On or before the Restatement Effective Date, the Transaction has been consummated in accordance with the terms and conditions of the Transaction Documents and all Legal Requirements. All consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Transaction in accordance with the terms and conditions of the Transaction Documents and all Legal Requirements have been, or prior to the time required, will have been, obtained, given, filed or taken, except in the case of any LaSalle Business Combination Documents where the failure to consummate the LaSalle Business Combination in accordance with the terms and conditions thereof and to obtain such consents, approvals, filings and registrations is not reasonably likely to have a Material Adverse Effect.

                  2.11 Financial Condition; Financial Statements. (a) On and as of the Restatement Effective Date, on a pro forma basis after giving effect to the Transaction and all Indebtedness incurred, and to be incurred, on or prior to the Restatement Effective Date, and Liens created, and to be created, on or prior to the Restatement Effective Date, in connection with the Credit Agreement, with respect to each of Holdings (on a stand-alone basis), the Borrower (on a stand-alone basis), the Account Party (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of each of Holdings (on a stand-alone basis), the Borrower (on a stand-alone basis), the Account Party (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) will exceed their debts, (y) Holdings (on a stand-alone basis), the Borrower (on a stand-alone basis), the Account Party (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) will not have incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) Holdings (on a stand-alone basis), the Borrower (on a stand-alone basis), the Account Party (on a stand-alone basis) and Holdings and its Subsidiaries (on a consolidated basis) will have sufficient capital with which to conduct its or their business. For purposes of this Section 2.11(a), "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (b) The financial statements and pro forma balance sheets (after giving effect to the Transaction and the other transactions contemplated hereby) delivered to the Administrative Agent pursuant to Section 5.11 of the Credit Agreement present fairly in all material respects the financial position of the respective Persons referred to in such Section at the dates of said statements and the results of operations for the periods covered thereby (or, in the case of the pro forma balance sheet, present a good faith estimate of the consolidated pro forma financial condition of such Persons and their respective Subsidiaries as of the date thereof). All such financial statements have been prepared in accordance with SAP or GAAP, as indicated in Section 5.11 of the Credit Agreement, consistently applied except to the extent provided in the notes to said financial statements.

                  (c) Since December 31, 1999, nothing has occurred which, individually or when taken as a whole with other occurrences, has or is reasonably likely to have a Material Adverse Effect.

                  2.12 Tax Returns and Payments. Each of Holdings and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for in the financial statements of Holdings and each of its Subsidiaries in accordance with GAAP or SAP, as the case may be. Each of Holdings and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of such Person) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. Neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

                  2.13 Compliance with ERISA. (a) Annex I sets forth each Plan and each Multiemployer Plan as of the Restatement Effective Date; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code, except to the extent that any such non-compliance could not result in a material liability; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; except as would not result in any material liability, all contributions required to be made with respect to a Plan and each Multiemployer Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409,  502(i),  502(1),  4062,  4063,  4064,  or 4069 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or to or on account of a Multiemployer Plan pursuant to Section 515, 4201, 4204 or 4212 of ERISA or reasonably expects to incur any of such liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; to Holdings' knowledge no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a material liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; except as would not result in any material liability, no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, reasonably expected or to Holdings' knowledge threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to each Multiemployer Plan in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, would not exceed $10,000,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) other than a multiemployer plan described in Section 3(37) of ERISA maintained or contributed to by Holdings, a Subsidiary of Holdings or an ERISA Affiliate which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code except as would not result in any material liability; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or, to Holding's, the Borrower's or the Account Party's knowledge, is likely to arise on account of any Plan or Multiemployer Plan; and neither Holdings nor any of its Subsidiaries maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of any Credit Party to perform its obligations under the Credit Documents to which it is a party.

                  (b) Except as would not result in a material liability, each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except as would not result in a material liability, all contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither Holdings nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. Except as set forth in Annex I, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of each of Holding's, the Borrower's and the Account Party's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

                  2.14 Subsidiaries. (a) Annex II hereto lists each Subsidiary of Holdings (and the direct and indirect ownership interest of Holdings therein) and also identifies the owner thereof in each case existing on the Restatement Effective Date (after giving effect to the Transaction). Except as set forth on Annex II, all such Subsidiaries are direct or indirect Wholly-Owned Subsidiaries of Holdings.

                  (b) There are no restrictions on Holdings or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of Holdings to Holdings, any Subsidiary of the Borrower to the Borrower, or any Subsidiary of the Account Party to the Account Party, other than prohibitions or restrictions existing under or by reason of
(i) this Holdings Guaranty, the other Credit Documents, the Trenwick Senior Notes, (ii) Legal Requirements, (iii) customary non-assignment provisions in contracts entered into in the ordinary course of business and consistent with past practices, and (iv) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Holdings Guaranty.

                  2.15 Intellectual Property, etc. Each of Holdings and each of its Subsidiaries own or possess the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted.

                  2.16 Pollution and Other Regulations. Each of Holdings and each of its Subsidiaries are in compliance with all laws and regulations relating to pollution and environmental control, equal employment opportunity and employee safety in all domestic and foreign jurisdictions in which Holdings and each of its Subsidiaries is presently doing business, and Holdings will comply and cause each of its Subsidiaries to comply with all such laws and regulations which may be imposed in the future in jurisdictions in which Holdings and each its Subsidiaries may then be doing business; in each case other than those the non-compliance with which is not reasonably likely to have a Material Adverse Effect.

                  2.17 Labor Relations; Collective Bargaining Agreements. (a) Set forth on Annex III is a list and description (including dates of termination) of all collective bargaining and similar agreements between or applicable to Holdings and any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of Holdings and/or any of its Subsidiaries on the Restatement Effective Date.

                  (b) Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. (i) There is no significant unfair labor practice complaint pending against Holdings or any of its Subsidiaries or threatened in writing against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is now pending against Holdings or any of its Subsidiaries or threatened in writing against any of them, (ii) there is no significant strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or threatened in writing against Holdings or any of its Subsidiaries and (iii) to the best knowledge of Holdings, no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

                  2.18 Capitalization. (a) On the Restatement Effective Date, and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of Holdings consists of 150,000,000 shares of capital stock comprised of (i) common stock having a $0.10 par value per share, 36,648,022 shares of which shall be issued and outstanding, and (ii) preferred stock having a $0.10 par value per share, none of which shall be issued and outstanding. As of the Restatement Effective Date, all such outstanding shares of Holdings have been duly and validly issued and are fully paid and nonassessable. On the Restatement Effective Date and after giving effect to the Transaction and the other transactions contemplated hereby,
Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options, warrants and grants outstanding in the aggregate amounts set forth on Annex IV.

                  2.19 Indebtedness. Annex V sets forth a true and complete list of all Indebtedness outstanding under Sections 4.04(c) and (i) of Holdings and each of its Subsidiaries as of the Restatement Effective Date (after giving effect to the Transaction), in each case showing the aggregate principal amount thereof, the name of the lender in respect thereof and the name of the respective borrower and any other entity which has directly or indirectly guaranteed such Indebtedness.

                  2.20 Compliance with Statutes, etc. Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including compliance with all applicable environmental laws), except those the noncompliance with which, in the aggregate, is not reasonably likely to have a Material Adverse Effect.

                  2.21 Insurance Licenses. Each Regulated Insurance Company has obtained and maintains in full force and effect all licenses and permits from all regulatory authorities necessary to operate in the jurisdictions in which such Regulated Insurance Company operates, in each case other than such licenses and permits the failure of which to obtain or maintain, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

                  SECTION 3. Affirmative Covenants. Holdings hereby covenants and agrees that on the Restatement Effective Date and thereafter, for so long as the Credit Agreement is in effect and until the Total Commitment and the Letter of Credit are terminated and all the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  3.01 Information Covenants. Holdings will furnish or cause to be furnished to each Bank:

                  (a) Annual Financial Statements. (i) As soon as available and in any event within 90 days after the close of each fiscal year of Holdings (x) the consolidated balance sheet of Holdings and its Subsidiaries, in each case, as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year and (y) the consolidating balance sheet of Holdings and its Subsidiaries as at the end of the fiscal year and the related consolidating statements of income, of stockholders' equity and of cash flows for such fiscal year; in each case prepared in accordance with GAAP and setting forth comparative figures for the preceding fiscal year, and, in the case of such consolidated statements, examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of Holdings and its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and its Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                           (ii) As soon as available  and in any event within 90
                  days after the close of each fiscal year of each Regulated Insurance Company which is a Material Subsidiary, the Annual Statement (prepared in accordance with SAP) for such fiscal year of such Regulated Insurance Company, as filed with the Applicable Insurance Regulatory Authority in compliance with the requirements thereof (or a report containing equivalent information for any Regulated Insurance Company not so required to file the foregoing with the Applicable Insurance Regulatory Authority) together with the opinion thereon of the Chief Financial Officer or other Authorized Officer of such Regulated Insurance Company stating that such Annual Statement presents fairly in all material respects the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP.

                           (iii) As soon as available and in any event within 90
                  days after the close of each fiscal year of Holdings, a copy of the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" for each Regulated Insurance Company which is a Material Subsidiary and Domestic Subsidiary (prepared in accordance with SAP) for such fiscal year and as filed with the Applicable Regulatory Insurance Authority in compliance with the requirements thereof (or a report containing equivalent information for any Regulated Insurance Company not so required to file the foregoing with the Applicable Regulatory Insurance Authority).

                  (b) Quarterly Financial  Statements.  (i) As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Holdings (x) the consolidated balance sheet of Holdings and its Subsidiaries at the end of such fiscal quarter and the related consolidated statements of income, of stockholders' equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and (y) the consolidating balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter and the related consolidating statements of income, of stockholders' equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period; in each case setting forth comparative figures for the related periods in the prior fiscal year, and all of which shall be prepared in accordance with GAAP and certified by the Chief Financial Officer or other Authorized Officer of Holdings, subject to changes resulting from normal year-end audit adjustments.

                           (ii) As soon as available  and in any event within 45
                  days after the close of each of the first three quarterly accounting periods in each fiscal year of each Regulated Insurance Company which is a Material Subsidiary, quarterly financial statements (prepared in accordance with SAP) for such fiscal period of such Regulated Insurance Company, as filed with the Applicable Insurance Regulatory Authority, together with the opinion thereon of the Chief Financial Officer or other Authorized Officer of such Regulated Insurance Company stating that such financial statements present fairly in all material respects the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP.

                  (c) Financial Plans, etc. No later than 45 days following the first day of each fiscal year of Holdings, copies of the annual financial plan or budget for such fiscal year prepared by management of Holdings for its internal use and distributed to the Board of Directors of Holdings. Together with each delivery of financial statements pursuant to Section 3.01(a)(ii) and (b)(ii), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the plans required to be submitted pursuant to this clause (c) shall be presented.

                  (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 3.01(a)(i) and (ii) and
         (b)(i) and (ii), a certificate of the Chief Financial Officer or other Authorized Officer of Holdings to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 4.12 through 4.16, inclusive, as at the end of such fiscal year or quarter, as the case may be.

                  (e) Notice of Default or Litigation. Promptly, and in any event within five Business Days after Holdings or any of its Subsidiaries obtains knowledge thereof, (x) notice of the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Holdings, the Borrower or the Account Party, respectively, proposes to take with respect thereto and (y) promptly after Holdings or any of its Subsidiaries obtains knowledge thereof, notice of any outstanding litigation or governmental or regulatory proceeding pending against Holdings or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

                  (f) Reserve Reports. Promptly upon receipt thereof, a copy of each report submitted to Holdings or any of its Subsidiaries by any independent actuary with respect to reserve adequacy.

                  (g) Reserve Adequacy Report. Promptly following a request from the Administrative Agent or the Required Banks (which request may only be made when an Event of Default has occurred and is continuing), a report prepared by an independent actuarial consulting firm of recognized professional standing reasonably satisfactory to the Administrative Agent or the Required Banks, as the case may be, reviewing the adequacy of reserves of each Regulated Insurance Company determined in accordance with SAP, which firm shall be provided access to or copies of all reserve analyses and valuations relating to the insurance business of each Regulated Insurance Company in the possession of or available to Holdings or any of its Subsidiaries.

                  (h) Annual Report or Managed Syndicate. As soon as the same becomes available, but in any event within 90 days after the end of each year of account of the Managed Syndicate, the annual report in respect thereof.

                  (i) Business Plan and Realistic Disaster Scenarios for Managed Syndicate. As soon as the same becomes available, the business plan prepared in relation to the Managed Syndicate and (if separate) the Realistic Disaster Scenarios relating thereto.

                  (j) Syndicate Quarterly Report. As soon as the same becomes available, the Syndicate Quarterly Report for the Managed Syndicate.

                  (k) Other Regulatory Statements and Reports. Promptly (A) after receipt thereof, copies of all triennial examinations and risk adjusted capital reports of any Regulated Insurance Company, delivered to such Person by any Applicable Insurance Regulatory Authority, insurance commission or similar regulatory authority, (B) after receipt thereof, written notice of any assertion by any Applicable Insurance Regulatory Authority or any governmental agency or agencies substituted therefor, as to a violation of any Legal Requirement by any Regulated Insurance Company which is reasonably likely to have a Material Adverse Effect, (C) after receipt thereof, a copy of the final report to each Regulated Insurance Company from the NAIC for each fiscal year, as to such Regulated Insurance Company's compliance or noncompliance with each of the NAIC Tests, (D) after receipt thereof, a copy of any notice of termination, cancellation or recapture of any Reinsurance Agreement or Retrocession Agreement to which a Regulated Insurance Company is a party to the extent such termination or cancellation is reasonably likely to have a Material Adverse Effect, (E) and in any event within ten Business Days after receipt thereof, copies of any notice of actual suspension, termination or revocation of any license of any Regulated Insurance Company by any Applicable Insurance Regulatory Authority, including any request by an Applicable Insurance Regulatory Authority which commits a Regulated Insurance Company to take or refrain from taking any action or which otherwise affects the authority of such Regulated Insurance Company to conduct its business, except where such suspension, termination or revocation is not reasonably likely to have a Material Adverse Effect, and (F) in any event within ten Business Days after Holdings or any of its Subsidiaries obtains knowledge thereof, notice of any actual changes in the insurance laws enacted in any state in which any Regulated Insurance Company is domiciled which is reasonably likely to have a Material Adverse Effect.

                  (l) Other Information. Promptly upon filing thereof with the SEC or transmission thereof, as the case may be, copies of any final registrations and documents, and other reports specified in Section 13 and 15(d) of the Exchange Act filed by Holdings or any of its Subsidiaries (other than any registration statement on Form S-8) and copies of all financial statements and proxy statements, and material notices and reports, as Holdings or any of its Subsidiaries shall send to analysts generally or the holders of their capital stock in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or existing documents (financial or otherwise) as the Administrative Agent or any Bank may reasonably request from time to time.

                  3.02 Books, Records and Inspections. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect any of the properties or assets of Holdings and its Subsidiaries in whomsoever's possession (but only to the extent Holdings or such Subsidiary has the right to do so to the extent in the possession of another Person), and to examine the books of account of Holdings and its Subsidiaries and discuss the affairs, finances and accounts of Holdings and its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable intervals and during business hours, upon reasonable prior notice and to such reasonable extent as the Administrative Agent or any Bank may request. All such visits shall be at the expense of the Administrative Agent or the respective Bank unless and until a Default or Event of Default exists.

                  3.03 Insurance. Holdings will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.

                  3.04 Payment of Taxes. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under
Section 4.03(a); provided that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

                  3.05 Corporate Franchises. Holdings will do, and will cause each of its Subsidiaries to do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its respective corporate existence, rights and authority, except where the failure to do so is not reasonably likely to have a Material Adverse Effect; provided that any transaction permitted by Section 4.02 will not constitute a breach of this
Section 3.05.

                  3.06 Compliance with Statutes, etc. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Government Authorities, in respect of the conduct of its respective business and the ownership of its respective property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which is not reasonably likely to have a Material Adverse Effect.

                  3.07 ERISA. As soon as possible and, in any event, within 15 days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Banks a certificate of the chief financial officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, the Borrower, the Account Party, their respective Subsidiaries or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by Holdings, the Borrower, the Account Party or such respective Subsidiary, the Plan administrator or such ERISA Affiliate, to or with the PBGC or any other government agency, or a Plan or Multiemployer Plan participant and any notices received by Holdings, the Borrower, the Account Party, such respective Subsidiary or such ERISA Affiliate from the PBGC or any other government agency, or a Plan or Multiemployer Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings, the Borrower, or the Account Party has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may reasonably expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; except as would not result in a material liability that any contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings are reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or are reasonably expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of a Plan under Section 4062, 4063, 4064, or 4069 of ERISA or with respect to the withdrawal from a Multiemployer Plan under Section 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Holdings will deliver to each of the Banks copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Holdings will also deliver to each of the Banks a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by any of Holdings, any of its Subsidiaries or any ERISA Affiliate from any relevant government agency with respect to any Plan or any Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan shall be delivered to the Banks no later than 15 days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by any of Holdings, any of its Subsidiaries or the ERISA Affiliate, as applicable. Holdings and each of its Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries.

                  3.08 Performance of Obligations. Holdings will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which it is bound or to which it is a party; provided, that the failure to pay any Indebtedness shall not constitute a breach of this Section 3.08 unless it shall give rise to an Event of Default under Section 9.04 of the Credit Agreement.

                  3.09 Good Repair. Holdings will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

                  3.10 End of Fiscal Years; Fiscal Quarters. Holdings will, for financial reporting purposes, cause (i) each of its, and each of its Domestic Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Domestic Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

                  3.11 Maintenance of Licenses and Permits. Holdings will, and will cause each of its Subsidiaries to, maintain all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality except where failure to maintain the same is not reasonably likely to have a Material Adverse Effect.

                  3.12 Mandatory Prepayments. In the event that any prepayment is required to be made pursuant to the terms of Section 4.02(i)(b), (c) or (d) of the Credit Agreement, Holdings will, and will cause its Subsidiaries to, take all actions necessary to enable the Borrower to make the required prepayment in a timely manner (including by making the net cash proceeds of any equity issuance, Asset Sale or Indebtedness incurrence referred to in such Sections available to the Borrower).

                  SECTION 4. Negative Covenants. Holdings hereby covenants and agrees that on the Restatement Effective Date and thereafter, for so long as the Credit Agreement is in effect and until the Total Commitment and the Letter of Credit are terminated and all Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  4.01 Changes in Business. Holdings and its Subsidiaries will not engage in any business other than the property and casualty insurance and reinsurance business and any other businesses engaged in by Holdings and its Subsidiaries as of the Restatement Effective Date (after giving effect to the Transaction) and activities related, ancillary or complimentary thereto.

                  4.02 Fundamental Changes; Acquisitions. (a) Holdings will not, and will not permit any of its Material Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or substantially all of its assets to any other Person, provided that (x) Holdings may merge with another Person if (i) Holdings is the corporation surviving such merger and (ii) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and is continuing; (y) Subsidiaries of Holdings may merge with one another, provided that Holdings' ownership percentage of the surviving entity is at least equal to Holdings' ownership percentage of the Subsidiary party to such merger in which Holdings owns the greater percentage equity interest prior to such merger; and (z) the Transaction shall be permitted.

                  (b) Holdings will not, and will not permit any of its Subsidiaries to, purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (excluding any purchases, leases or other acquisitions of property or assets in, and for use in, the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                 (i) The investments, acquisitions and transfers or dispositions of property permitted pursuant to Section 4.05;

                (ii) Any Regulated Insurance Company may enter into any Insurance Contract, Reinsurance Agreement or Retrocession Agreement in the ordinary course of business in accordance with its normal underwriting, indemnity and retention policies, provided that no Regulated Insurance Company shall enter into any Financial Reinsurance Agreements unless the Indebtedness arising under such Financial Reinsurance Agreements is permitted under Section 4.04(i); and

               (iii) so long as no Default or Event of Default then exists or would result therefrom, Holdings and its Subsidiaries may acquire assets or the capital stock of any Person (any such acquisitions permitted by this clause (iii), a "Permitted Acquisition"), provided, that (A) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the businesses permitted pursuant to Section 4.01, (B) each such acquisition shall be for an amount not greater than the fair market value thereof (as determined in good faith by the Board of Directors of Holdings), (C) the aggregate amount (both cash and non-cash, including capital stock of Holdings) expended by Holdings and its Subsidiaries for Permitted Acquisitions after the Restatement Effective Date shall not exceed $400,000,000, (D) on a pro forma basis determined as if such acquisition had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of Holdings, Holdings and its Subsidiaries would have been in compliance with Sections 4.12 through 4.16 of this Holdings Guaranty as of, or for the relevant period ended on, the last day of such fiscal quarter, and
         (E) on a pro forma basis determined as if such acquisition had been consummated, the covenants contained in Sections 4.12 through 4.16 will continue to be met for the twelve-month period following the last day of the fiscal quarter ended after the date of the consummation of such acquisition.

                  4.03 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute relating to any such property, except:

                  (a) Liens for taxes and other assessments not yet due or being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Holdings) have been established;

                  (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Holdings or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                  (c) Cash collateral requirements in respect of outstanding Letters of Credit pursuant to the Credit Agreement and the other Credit Documents;

                  (d) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto on the Restatement Effective Date described, in Annex VI, together with any extensions or renewals thereof so long as the obligations secured and assets encumbered by such Liens are not increased in connection with such extension or renewal by more than $5,000,000 (provided that the securities subject to any such Lien may be replaced by other securities of no greater principal amount);

                  (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.08 of the Credit Agreement;

                  (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, Reinsurance
         Agreements, Retrocession Agreements and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                  (g) Leases or subleases granted to others not interfering in any material respect with the business of Holdings or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Holdings Guaranty;

                  (h) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

                  (i) Liens arising from UCC financing statements regarding leases not in violation of this Holdings Guaranty;

                  (j) Liens on pledges or deposits of cash or securities made by any Regulated Insurance Company as a condition to obtaining or maintaining any licenses issued to it by any Applicable Insurance Regulatory Authority;

                  (k) Liens arising pursuant to purchase money mortgages, Capital Leases or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Restatement Effective Date, provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 80%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to
         Section 4.04(b);

                  (l) Liens on property or assets acquired pursuant to an acquisition, or on property or assets of a Subsidiary of Holdings in existence at the time such Subsidiary is acquired pursuant to an acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 4.04(f) and (ii) such Liens are not incurred in connection with or in contemplation or anticipation of such acquisition and do not attach to any other asset of Holdings or any of its Subsidiaries; and

                  (m) Liens consisting of customary set-off rights or bankers' liens on amounts on deposit and securing reimbursement obligations in respect of letters of credit issued for the account of Holdings or any of its Subsidiaries, whether arising by contract or operation of law, to the extent incurred in the ordinary course of business.

                  4.04 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to the Credit Agreement and the other Credit Documents;

                  (b) Capitalized Lease Obligations and Indebtedness of Holdings and its Subsidiaries incurred pursuant to purchase money Liens permitted under Section 4.03(k);

                  (c) Indebtedness in existence on the Restatement Effective Date which is listed in Annex V, together with extension, renewal or refinancing thereof so long as the principal amount of any such Indebtedness is not increased as a result of any such extension, renewal or refinancing;

                  (d) Obligations of any Regulated Insurance Company with respect to (i) letters of credit securing obligations (A) under Reinsurance Agreements and (B) required by Lloyd's entered into in the ordinary course of business of any such Regulated Insurance Company,
         (ii) letters of credit issued in lieu of deposits to satisfy Legal Requirements or (iii) letters of credit or surety bonds issued in lieu of depositing securities with any Applicable Insurance Regulatory Authority to satisfy regulatory requirements; in any case to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than 10 days following receipt by Holdings or such Subsidiary of notice of payment on such letter of credit;

                  (e) Indebtedness under Interest Rate Agreements or Other Hedging Agreements entered into in respect of the Obligations or otherwise in the conduct of its business and not for speculative purposes;

                  (f) Indebtedness of Holdings or a Wholly-Owned Subsidiary of Holdings acquired pursuant to an acquisition (or Indebtedness assumed at the time of a permitted acquisition of an asset securing such Indebtedness), and any refinancing of such Indebtedness so long as the principal amount thereof is not increased, provided that (i) such Indebtedness was not incurred in connection with or in contemplation of such acquisition, (ii) such Indebtedness does not constitute Indebtedness for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute Indebtedness for borrowed money for purposes of this clause
         (i), and (iii) at the time of such acquisition, such Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired, or of the assets so acquired, as the case may be;

                  (g) Indebtedness constituting a loan from Holdings or any Wholly-Owned Subsidiary to Holdings or any Wholly-Owned Subsidiary;

                  (h) Indebtedness consisting of senior notes issued by the Borrower in an aggregate outstanding principal amount not to exceed $200,000,000, so long as the maturity date of any such senior notes is no earlier than December 31, 2005; and

                  (i)  Other  Indebtedness of   Holdings  and  its  Subsidiaries
         in an aggregate outstanding principal amount not to exceed $50,000,000 at any time.

                  4.05 Advances, Investments and Loans. Holdings will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

                  (a)      The Transaction shall be permitted;

                  (b) Holdings and its Subsidiaries may make investments (i) in accordance with Holdings' and its Subsidiaries' investment guidelines as in effect on the Restatement Effective Date (in the form delivered to the Banks on or prior to such date) or (ii) in accordance with modified investment guidelines from time to time so long as such modified guidelines are not materially less restrictive on Holdings and its Subsidiaries than those referred to in clause (i) above;

                  (c) Holdings and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (d) Loans and advances to employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

                  (e) The  transactions  described  in  Section   4.02  shall be
         permitted;

                  (f) Any Regulated Insurance Company may make investments in companies which are Wholly-Owned Subsidiaries of such Person (or any other Subsidiary of such Person created or acquired in accordance with
         Section 4.09) but only to the extent that any such investment, at the time made, does not reduce Statutory Surplus of such Regulated Insurance Company;

                  (g) Investments pursuant to commitments in effect as of the Restatement Effective Date and described (as to matter and amount) on Annex VII;

                  (h) Investments acquired by Holdings or any of its Subsidiaries (x) in exchange for any other investment held by Holdings or such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, (y) as a result of a foreclosure by Holdings or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default or (z) in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (i) Investments existing on the Restatement Effective Date which are identified on Annex VII;

                  (j) Holdings may acquire and hold obligations of one or more officers or employees of Holdings or its Subsidiaries in connection with such officers' or employees' acquisition of shares of capital stock of Holdings or options to purchase shares of capital stock of Holdings so long as no cash is paid by Holdings or any of its Subsidiaries in connection with the acquisition of any such obligations and such obligations;

                  (k) Investments consisting of intercompany loans to the extent permitted under Section 4.04(g);

                  (l) Investments by Holdings in  Wholly-Owned Subsidiaries, and
         investments  by  Wholly-Owned  Subsidiaries  in  other   Wholly-Owned
         Subsidiaries;

                  (m) Investments consisting of prepaid expenses;

                  (n) Investments consisting of non-cash consideration received in connection with a sale of assets permitted under Section 4.02 (it being understood and agreed that the consideration received in respect of any such asset sale shall be at least 75% cash); and

                  (o) additional investments (including such additional investments identified pursuant to this Section 4.05(o) in Annex VII) in an aggregate outstanding amount not to exceed, at the time any such investment is made, an amount equal to 5% of the invested assets of Holdings and its Subsidiaries at such time.

                  4.06 Dividends, etc. (a) Holdings will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or purchase or otherwise acquire or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings or any of its Subsidiaries, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

                 (i) Any Subsidiary of Holdings may pay cash dividends to its parent if such parent is Holdings or a Wholly-Owned Subsidiary of Holdings;

                (ii) Holdings may redeem or purchase its capital stock at any time so long as no Default or Event of Default exists at such time or would exist immediately after giving effect to such redemption or purchase;

                (iii) Holdings may pay cash dividends on its capital stock in any fiscal quarter, provided that the aggregate amount of dividends paid in any fiscal quarter shall not exceed an amount equal to the greater of (A) $0.26 multiplied by the number of shares of Holdings' common stock outstanding as of the record date declared by Holdings' Board of Directors for such fiscal quarter; provided that to the extent there is more than one record date for such fiscal quarter, the first record date for such fiscal quarter shall be used in determining the numbers of shares of such Holdings' common stock outstanding for such period and (B) an amount, if positive, equal to 50% of Holdings'
         Consolidated Net Income for the four most recently completed consecutive fiscal quarters of Holdings ending on the last day of such fiscal quarter (taken as one accounting period) divided by four; provided that no dividends may be paid pursuant to this Section 4.06(a)(iii) if any Default or Event of Default exists at the time of the payment of such cash dividends or would exist immediately after giving effect thereto;

                (iv) LaSalle Re Holdings or Holdings may pay regularly accruing dividends on its LaSalle Preferred Stock in accordance with the terms thereof so long as no Default or Event of Default exists at such time or would exist immediately after giving effect to the payment of such dividend; and

                (v)LaSalle Re Holdings or Holdings may pay regularly accruing dividends on its preferred stock issued pursuant to the terms of the Cat E Put Securities in accordance with the terms thereof so long as no Default or Event of Default exists at such time or would exist immediately after giving effect to the payment of such dividend.

                  (b) Holdings will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (i) the ability of any Subsidiary to (A) pay dividends or make other distributions or pay any Indebtedness owed to Holdings or any of its Subsidiaries, as applicable, (B) make loans or advances to Holdings or any Subsidiary, as applicable, (C) transfer any of its properties or assets to Holdings or any Subsidiary, as applicable, or (D) guarantee the Obligations or (ii) the ability of Holdings or any Subsidiary of Holdings to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of (I) this Holdings Guaranty and the other Credit Documents, (II) the Trenwick Senior Notes (III) and Legal Requirements.

                  4.07 Transactions with Affiliates. Holdings will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (excluding Holdings or any Wholly-Owned Subsidiary of Holdings) other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  4.08 Issuance of Stock. (a) Holdings will not directly or indirectly issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities), except (i) the issuance of common stock (and warrants, options and other rights to acquire common stock), so long as no Event of Default occurs under Section 9.09 of the Credit Agreement, (ii) the issuance of preferred stock, so long as (x) no part of such preferred stock is mandatorily redeemable (whether on a scheduled basis or as a result of the occurrence of any event or circumstance) and (y) any dividends associated with such preferred stock are solely payable in kind and (iii) the issuance of preferred stock in accordance with the terms of the Cat E Put Securities.

                  (b) Holdings will not permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary, except (i) to Holdings or to a Wholly-Owned Subsidiary of Holdings, and (ii) to qualify directors if required by applicable law.

                  4.09 Creation of Subsidiaries. Holdings shall not create or acquire any Subsidiary other than (i) Regulated Insurance Companies which are direct or indirect Wholly-Owned Subsidiaries of Holdings; and (ii) Non-Regulated Companies which are not Subsidiaries of any Regulated Insurance Company, so long as such new Subsidiary executes a counterpart of the Subsidiary Guaranty (to the extent such Subsidiary is a Domestic Subsidiary and a Material Subsidiary). In addition, at the request of the Administrative Agent, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 of the Credit Agreement as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Restatement Effective Date.

                  4.10 Partnership Agreements. Holdings will not enter into any partnership agreement as a general partner.

                  4.11 Prepayments of Indebtedness, Modifications of Agreements, etc. Holdings will not, and will not permit any of its Subsidiaries to:

                  (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of payment when due) or exchange of, any Contingent Interest Notes or Trust Preferred Notes; and/or

                  (b) amend or modify (or permit the amendment or modification of) any of the terms or provisions of the documents or agreements evidencing or governing the Contingent Interest Notes or the Trust Preferred Notes.

                  4.12 Leverage Ratio. Holdings will not permit the ratio of (i) Consolidated Indebtedness of Holdings to (ii) Consolidated Total Capital of Holdings at any time to be greater than 0.325:1.00.

                  4.13 Interest Coverage Ratio. Holdings will not permit the Interest Coverage Ratio for any Test Period ending during a period set forth below to be less than the ratio set forth opposite such period below:



                             Period                                 Ratio
                             ------                                 -----
                Fiscal Year ending 12/31/00                       2.50:1.00
                Fiscal Year ending 12/31/01                       2.75:1.00
                Thereafter                                        3.00:1.00

                  4.14 Minimum Risk Based Capital. (a) Holdings will not permit the Risk Based Capital Ratio for Trenwick America Reinsurance Corporation to be less than 325%.

                  (b) Holdings will not permit the Risk Based Capital Ratio for any Regulated Insurance Company which is a Domestic Subsidiary (other than Trenwick America Reinsurance Corporation) to be less than 300%.

                  4.15 Minimum Combined Statutory Surplus. Holdings will not permit the Regulated Insurance Companies, collectively, on a Combined basis, to have Statutory Surplus at any time of less than $700,000,000.

                  4.16 Minimum Consolidated Tangible Net Worth. Holdings will not permit its Consolidated Tangible Net Worth at any time to be less than the sum of (i) $560,000,000, plus (ii) 50% of Consolidated Net Income (if positive) from and after October 1, 2000 to the last day of the then most recently ended fiscal quarter.

                  SECTION 5.  Miscellaneous.
                              -------------

                  5.01 Payment of Expenses,  etc.  Holdings hereby agrees to pay all reasonable out-of-pocket costs and expenses of each Guaranteed Creditor in connection with the enforcement of this Holdings Guaranty, and of the
Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel (including the allocated costs and expenses of in-house counsel) employed by any of the Guaranteed Creditors or the Administrative Agent, as the case may be).

                  5.02  Right  of  Setoff.  In  addition  to any  rights  now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, each Guaranteed Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Guaranteed Creditor (including, without limitation, by branches and agencies of such Guaranteed Creditor wherever located) to or for the credit or the account of Holdings against and on account of the Obligations and liabilities of Holdings to such Guaranteed Creditor or any other Guaranteed Creditor under this Holdings Guaranty or under any of the other Credit Documents, including, without limitation, all interests in Obligations of Holdings purchased by such Guaranteed Creditor or any other Guaranteed Creditor pursuant to Section 13.06(b) of the Credit Agreement, and all other claims of any nature or description arising out of or connected with this Holdings Guaranty or any other Credit Document, irrespective of whether or not such Guaranteed Creditor shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Guaranteed Creditor is hereby designated the agent of all other Guaranteed Creditors for purposes of effecting set off pursuant to this Section 5.02 and Holdings hereby grants to each Guaranteed Creditor for such Guaranteed Creditor's own benefit and as agent for all other Guaranteed Creditors a continuing security interest in any and all deposits, accounts or moneys of Holdings maintained from time to time with such Guaranteed Creditor.

                  5.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered, if to Holdings, at the address specified opposite its signature below; if to any Bank, at its address specified for such Bank on Annex II to the Credit Agreement; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telecopied, sent by overnight courier or delivered by hand and shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier or sent by telecopy, or the date that is five Business Days after being deposited in the mail, postage prepaid, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.03 or in accordance with the last unrevoked notice from such party given in accordance with this Section 5.03; provided that notices and communications to the Administrative Agent shall be effective when received by the Administrative Agent.

                  5.04 Benefit of the Agreement. This Holdings Guaranty shall be binding upon Holdings and its successors and assigns and shall inure to the benefit of the Guaranteed Creditors and their successors and assigns.

                  5.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Guaranteed Creditor in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Holdings and any Guaranteed Creditor shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Guaranteed Creditor would otherwise have. No notice to or demand on Holdings in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Guaranteed Creditors to any other or further action in any circumstances without notice or demand.

                  5.06 Calculations. The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP or SAP, as the case may be, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Banks). In addition, except as otherwise specifically provided herein, all computations determining compliance with Section 4, including definitions used therein, shall utilize accounting principles and policies in effect from time to time; provided that (i) if any such accounting principle or policy (whether GAAP or SAP or both) shall change after the Restatement Effective Date, Holdings shall give reasonable notice thereof to the Administrative Agent and each of the Banks and if within 30 days following such notice Holdings, the Administrative Agent or the Required Banks shall elect by giving written notice of such election to the other parties hereto, such computations shall not give effect to such change unless and until the Holdings Guaranty shall be amended pursuant to Section 13.12 of the Credit Agreement to give effect to such change, and (ii) if at any time the computations determining compliance with Section 4 utilize accounting principles different from those utilized in the financial statements then being furnished to the Banks pursuant to Section 3.01, such financial statements shall be accompanied by reconciliation work-sheets.

                  5.07 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (a) THIS HOLDINGS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS HOLDINGS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS HOLDINGS GUARANTY, HOLDINGS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. HOLDINGS HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER HOLDINGS, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS HOLDINGS GUARANTY BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER HOLDINGS. HOLDINGS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO HOLDINGS AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 5.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. HOLDINGS HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS IN ANY OTHER JURISDICTION.

                  (b) HOLDINGS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS HOLDINGS GUARANTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  5.08 Counterparts. This Holdings Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Administrative Agent.

                  5.09 Headings Descriptive. The headings of the several sections and subsections of this Holdings Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Holdings Guaranty.

                  5.10 Amendment or Waiver. Neither this Holdings Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of Holdings and the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Bank).

                  5.11 Confidentiality. The Administrative Agent and each Bank shall hold all non-public information furnished by or on behalf of Holdings in connection with such Bank's evaluation of whether to become a Bank hereunder or obtained by such Bank pursuant to the requirements of the Credit Documents ("Confidential Information") in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking or lending practices; provided that any Bank and/or its affiliates may disclose any such Confidential Information (a) to their respective affiliates, directors, officers, employees, auditors or counsel for purposes related to the Credit Documents and the transactions contemplated thereby, provided that the Bank disclosing such confidential information pursuant to this clause (a) shall remain liable for any non-permitted disclosure of such information by any such employee, director, agent, attorney, accountant or professional advisor, (b) as has become generally available to the public other than as a result of disclosure in violation of this Section 5.11, (c) as has become available to such Bank or any such affiliate on a non-confidential basis from a source other than Holdings and their respective affiliates, provided that the source is not known by such Bank to be prohibited from transmitting such information to such Bank by a contractual, legal or fiduciary obligation, (d) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank and/or its affiliates, (e) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation or other judicial process (it being understood that, to the extent reasonably practicable and legally permitted under the circumstances, Holdings shall be given prior notice and an opportunity to contest any proposed disclosure pursuant to this clause (e)), (f) in order to comply with any law, order, regulation or ruling applicable to such Bank and/or its affiliates, and
(g) to any permitted prospective or actual syndicate member or participant in the Loans, provided that such prospective or actual syndicate member or participant agrees with the respective assigning Bank to be bound by the provisions of this Section 5.11. The provisions of this Section 5.11 shall survive any termination of this Holdings Guaranty.

                  5.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS HOLDINGS GUARANTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS HOLDINGS GUARANTY, THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  5.13 Judgment Currency. (a) Holdings' Obligations hereunder and under the other Credit Documents to make payments in the applicable Approved Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Bank of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Bank under this Holdings Guaranty or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against Holdings in any court or in any jurisdiction, it becomes necessary to convert into or from a Judgment Currency, an amount due in the Obligation Currency, the conversion shall be made at the Relevant Currency Equivalent, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Judgment Currency Conversion Date.

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, Holdings jointly and severally covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                  5.14 Availability of Documents. Holdings acknowledges that an executed (or conformed) copy of each of the Credit Documents, Interest Rate Agreements and Other Hedging Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Holdings Guaranty to be duly executed and delivered as of the date first above written.



                                                   TRENWICK GROUP LTD.



                                                   By: /s/ James F. Billet, Jr.
                                                       -------------------------
                                                   Title: Chairman, President
                                                          and Chief Executive
                                                          Officer



Accepted and Agreed to:



THE CHASE MANHATTAN BANK,
as Administrative Agent



By: /s/ Donald Rands
   ------------------------------------------
     Title: Vice President

                                                                    SCHEDULE I

                                   DEFINITIONS


                  "Account Party" shall have the meaning provided in the first paragraph of the Credit Agreement.

                  "Administrative Agent" shall have the meaning provided in the first paragraph of the Credit Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09 of the Credit Agreement.

                  "Affected Eurodollar Loans" shall have the meaning provided in
Section 4.02(ii)(b) of the Credit Agreement.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Alternate   Currency"  shall  mean  each  Primary   Alternate
Currency and each Other Alternate Currency.

                  "Alternate Currency Letter of Credit" shall mean the Letter of Credit to the extent denominated in an Alternate Currency.

                  "Alternate Currency Loan" shall mean any Revolving Loan denominated in an Alternate Currency.

                  "Annual Statement" shall mean the annual financial statement required to be filed by any Regulated Insurance Company with the Applicable Insurance Regulatory Authority.

                  "Applicable Commitment Fee Percentage" shall mean, for any day, the percentage set forth below opposite the Applicable Period then in effect:

                  Applicable Period         Applicable Commitment Fee Percentage

                  Category A Period                      0.200%
                  Category B Period                      0.250%
                  Category C Period                      0.300%
                  Category D Period                      0.375%
                  Category E Period                      0.500%

                  "Applicable Credit Rating" shall mean (i) the Moody's Credit Rating and the S&P Credit Rating, if the same; (ii) if the Moody's Credit Rating and the S&P Credit Rating differ by one rating level, the higher of such Ratings; and (iii) if the Moody's Credit Rating and the S&P Credit Rating differ by two or more rating levels, the Applicable Credit Rating shall be one rating level below the higher of such Ratings. If only one Rating Agency rates the senior unsecured debt of the Borrower, such rating shall be the Applicable Credit Rating unless the other Rating Agency ceased rating such senior unsecured debt at the request of the Borrower, in which case the Applicable Credit Rating shall be deemed to be below BBB-/Baa3.

                  "Applicable Insurance Regulatory Authority" shall mean, when used with respect to any Regulated Insurance Company, (x) the insurance department or similar administrative authority or agency located in each state or other jurisdiction (foreign or domestic) in which such Regulated Insurance Company is domiciled, (y) the insurance department, authority or agency in each state or other jurisdiction (foreign or domestic) in which such Regulated Insurance Company is licensed, to the extent it has regulatory jurisdiction over such Regulated Insurance Company, and (z) any Federal or national insurance regulatory department, authority or agency that may be created and that has regulatory jurisdiction over such Regulated Insurance Company.

                  "Applicable Lloyd's Coming in Line Date" shall mean the Lloyd's Coming in Line Date occurring in November, 2000; provided that if in any year in which the Applicable Lloyd's Coming in Line Date is scheduled to occur, the expiration date of any Letter of Credit is extended in accordance with the terms thereof as provided in Section 2.05(a) of the Credit Agreement, then the Applicable Lloyd's Coming in Line Date shall be extended to the Lloyd's Coming in Line Date occurring in the immediately succeeding year (e.g., if in 2000, the expiration date of any Letter of Credit is extended from December 31, 2004 to December 31, 2005 as provided in Section 2.05(a) of the Credit Agreement, the Applicable Lloyd's Coming in Line Date shall be extended from the Lloyd's Coming in Line Date occurring in November, 2000 to the Lloyd's Coming in Line Date occurring in November, 2001).

                  "Applicable Margin" shall mean, for any day, the rate per annum set forth below opposite the Applicable Period then in effect:

                                                     Applicable Margin
                  Applicable Period         Eurodollar Loans     Base Rate Loans

                  Category A Period             1.10%                  0.00%
                  Category B Period             1.30%                  0.05%
                  Category C Period             1.50%                  0.25%
                  Category D Period             1.75%                  0.50%
                  Category E Period             2.00%                  0.75%

                  "Applicable Period" shall mean, at any time, the period set forth below then in effect:

                  Applicable Period                Criteria
                  -----------------                --------
                  Category A Period       The Applicable Credit Rating is
                                          A-/A3 or above.
                  Category B Period       The Applicable Credit Rating is
                                          BBB+/Baa1.
                  Category C Period       The Applicable Credit Rating is
                                          BBB/Baa2.
                  Category D Period       The Applicable Credit Rating is
                                          BBB-/Baa3.
                  Category E Period       None of a Category A Period,  a
                                          Category B Period,  a Category C
                                          Period  nor  a  Category  D Period
                                          is in effect at such time.

Notwithstanding anything to the contrary set forth above, if neither Rating Agency rates the unsecured senior debt of the Borrower, then the Applicable Period shall be a Category E Period.

                  "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

                  "Approved Company" shall have the meaning provided in the definition of "Cash Equivalents."

                  "Approved Credit Institution" shall mean a credit institution within the meaning of the First Council Directive on the co-ordination of laws, regulations and administrative provisions relating to the taking up and pursuit of the business of credit institutions (No. 77/780/EEC) which has been approved by the Council of Lloyd's for the purpose of providing guarantees and issuing or confirming letters of credit comprising a Member's Funds at Lloyd's.

                  "Approved Currency" shall mean each of Dollars, each Primary Alternate Currency and each Other Alternate Currency.

                  "Asset Sale" shall mean any sale, transfer or other disposition effected on or after the Restatement Effective Date by Holdings or any of its Subsidiaries of (i) any capital stock or equity securities of a Subsidiary of Holdings or (ii) any other asset, in each case to any Person other than Holdings or any of its Wholly-Owned Subsidiaries (other than (a) sales, transfers or other dispositions in the ordinary course of business, (b) sales, transfers or other dispositions of investments made or maintained pursuant to
Section 4.05(b), (g), (i) and (o) of the Holdings Guaranty, and (c) other sales, transfers and dispositions the Net Available Proceeds from which do not exceed $1,000,000).

                  "Assignment and Assumption Agreement" shall have the meaning provided in Section 13.04(b) of the Credit Agreement.

                  "Associated Cost Rate" shall mean, with respect to each Interest Period for Pounds Sterling-denominated Loans, the costs (expressed as a percentage rounded up to the nearest four decimal places and as determined on the first day of such Interest Period and any three month anniversary thereof by the Administrative Agent) of compliance with then existing requirements of the Bank of England in respect of Loans denominated in Pounds Sterling.

                  "Authorized Control Level" shall mean "Authorized Control Level" as defined by the NAIC from time to time and as applied in the context of the Risk Based Capital Guidelines promulgated by the NAIC (or any term substituted therefor by the NAIC).

                  "Authorized Officer" shall mean, as to any Person, any senior officer of such Person designated as such in writing by such Person to, and found acceptable by, the Administrative Agent.

                  "Bank" shall have the meaning provided in the first paragraph of the Credit Agreement.

                  "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or any Letter of Credit drawing or (ii) a Bank having notified the Administrative Agent, Holdings, the Borrower and/or the Account Party that it does not intend to comply with its obligations under the Credit Agreement with respect to its Revolving Loan Commitment or L/C Commitment, in the case of either clause (i) or
(ii) above, as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

                  "Bankruptcy  Code" shall have the meaning  provided in Section
9.05 of the Credit Agreement.

                  "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate as in effect at such time and (y) the Prime Lending Rate as in effect at such time.

                  "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a) of the Credit Agreement.

                  "Benchmark Statement" shall mean, as of any date, an annual financial statement of the Regulated Insurance Companies which are Domestic Subsidiaries as would be prepared as of such date utilizing the identical format utilized by Trenwick America Reinsurance Corporation in preparing its December 31, 1999 Annual Statement filed with the Insurance Department of the State of Connecticut, with each page, line item and column of a Benchmark Statement to contain the same type of information, computed in the same manner, as contained in the identically numbered page, line item and column of such Annual Statement.

                  "Borrower" shall have the meaning provided in the first paragraph of the Credit Agreement.

                  "Borrowing" shall mean the incurrence by the Borrower of one Type of Loan (A) denominated in Dollars that are Base Rate Loans on a pro rata basis from all of the Banks and (B) of a single Approved Currency that are Eurodollar Loans on a pro rata basis from all of the Banks on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) of the Credit Agreement shall be considered part of any related Borrowing of Eurodollar Loans.

                  "Business  Combination   Agreement"  shall  have  the  meaning
provided in the recitals to the Credit Agreement.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day, excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, and
(ii) with respect to all notices and determinations in connection with, and payments of principal, interest on Unpaid Drawings and other amounts, Eurodollar Loans and Alternate Currency Letters of Credit, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the London interbank market and with respect to any notices or determinations in respect of Euros, which is customarily a "Business Day" for such notices and determinations.

                  "Capital Lease" as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligations" of any Person shall mean all obligations of such Person under Capital Leases in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of
(x) any FDIC insured bank, in amounts up to the FDIC insured limit, (y) any Bank having capital and surplus in excess of $500,000,000 or the U.S. dollar equivalent thereof or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) commercial paper of any United States municipal, state or local government rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and maturing within one year after the date of acquisition,
(v) any fund or funds investing solely in investments of the type described in clauses (i) through (iv) above, and (vi) agreements to sell and repurchase direct obligations of, or obligations that are fully guaranteed as to principal and interest by, the U.S. Treasury, such agreements to be with primary treasury dealers, to be evidenced by standard industry forms and to have maturities of not more than six months from the date of commencement of the repurchase transaction.

                  "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when received) received by Holdings and/or any Subsidiary from such Asset Sale, provided that any such proceeds received in currency other than Dollars shall be converted into Dollars at the spot exchange rate for the currency in question on the date of receipt by Holdings and/or its Subsidiaries of such proceeds.

                  "Cat E Put Securities" shall mean the securities issued pursuant to the Catastrophe Equity Securities Issuance Option Agreement, dated July 1, 1997, among LaSalle Re Holdings, European Reinsurance Company of Zurich, Allianz Aktiengesellschaft, Continental Casualty Company and CIC-Hilldale, Inc., as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

                  "Change  in Law" shall have the  meaning  provided  in Section
9.06 of the Credit Agreement.

                  "Change of Control" shall mean (i) any Person or "group" (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as in effect on the date hereof), shall (A) have acquired beneficial ownership of 30% or more on a fully diluted basis of the economic and voting interest in Holdings' capital stock or (B) have obtained the power (whether or not exercised) to elect a majority of Holdings' directors; (ii) the Board of Directors of Holdings shall not consist of a majority of Continuing Directors; or (iii) Holdings shall (A) at any time cease to have beneficial ownership (direct or indirect) of 100% on a fully diluted basis of the economic and voting interest in both the Borrower's and the Account Party's capital stock or (B) at any time cease to have the power (whether or not exercised) to elect a majority of both the Borrower's and the Account Party's directors.

                  "Chase" shall mean The Chase Manhattan Bank, together with its successors by merger.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Restatement Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Combined" shall mean, when used with reference to any amount or financial statement, such amount as determined, or financial statement as prepared, on a combined basis for all of the specified Persons and their respective Subsidiaries; provided that any such amount or financial statement determined or prepared for any specified Person and its Subsidiaries separately shall be determined or prepared on a consolidated basis in accordance with GAAP or SAP, as the case may be.

                  "Commitment" shall mean, with respect to each Bank, such Bank's Revolving Loan Commitment (if any) and such Bank's L/C Commitment (if any).

                  "Confidential Bank Memorandum" shall mean the Confidential Bank Memorandum, dated May 2000, distributed to Banks and prospective Banks in connection with the Credit Agreement.

                  "Confidential  Information" shall have the meaning provided in
Section 13.15 of the Credit  Agreement (for purposes of such Section) or Section
5.11 of the Holdings Guaranty (for purposes of such Section), as the case may be.

                  "Consolidated Indebtedness" shall mean, at any time, the aggregate outstanding principal amount of all Indebtedness of Holdings and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP, but excluding therefrom (i) the Contingent Interest Notes, (ii) the Trust Preferred Securities (but including therein the portion, if any, of the Trust Preferred Securities which exceeds 15% of Consolidated Total Capital) and (iii) the Letters of Credit and all letters of credit issued under Section 4.04(d) of the Holdings Guaranty (so long as no drawing has occurred thereunder) .

                  "Consolidated Interest Expense" shall mean, for any period and as to any Person, the sum, without duplication, of (i) total cash interest expense (including interest paid in connection with the Trust Preferred Securities and the interest component in respect of Capital Lease Obligations in accordance with GAAP) of such Person and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding however, any amortization of deferred financing costs plus (ii) all dividends on preferred stock paid by such Person during such period.

                  "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income (or loss) of Holdings and its Subsidiaries determined in accordance with GAAP.

                  "Consolidated Net Worth" shall mean, with respect to any Person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries (but, for purposes of determining compliance with Section 4.12 of the Holdings Guaranty, without any deduction for the minority interest in LaSalle Re Holdings represented by the LaSalle Preferred Stock).

                  "Consolidated Tangible Net Worth" shall mean, as of the date of any determination thereof, Consolidated Net Worth of Holdings at such time less the amount of all intangible items, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names, write-ups of assets and any unallocated excess costs of investments in Subsidiaries over equity in underlying net assets at dates of acquisition.

                  "Consolidated Total Capital" shall mean, at any time, the sum of (i) Consolidated Indebtedness (determined without giving effect to the enumerated exclusions set forth in clauses (i) and (ii) therein) at such time and (ii) Consolidated Net Worth of Holdings at such time.

                  "Contingent Interest Notes" shall mean the Contingent Interest Notes Due June 30, 2006 originally issued by Piedmont Management Company Inc. and in respect of which the Borrower is the obligor as of the Restatement Effective Date.

                  "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) any obligations of any Regulated Insurance Company under Insurance Contracts, Reinsurance Agreements or Retrocession Agreements
(including any Liens with respect thereto). The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuing  Bank" shall mean each Original Bank with either a
(i) Revolving Loan Commitment or (ii) L/C Commitment under the Credit Agreement.

                  "Continuing Directors" shall mean the directors of Holdings on the Restatement Effective Date and each other director if such director's nomination for the election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

                  "Conversion Date" shall mean the 364th day following the Restatement Effective Date.

                  "Credit Agreement" shall mean the Credit Agreement dated as of November 24, 1999 and amended and restated as of September 27, 2000, among the Borrower, the Account Party, the Syndication Agent, the Documentation Agent and the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

                  "Credit Documents" shall mean the Credit Agreement, the Holdings Guaranty, the Notes and the Subsidiary Guaranty.

                  "Credit Event" shall mean the making of any Revolving Loan, the issuance of any Letter of Credit or an increase in the Stated Amount of any Letter of Credit.

                  "Credit Party" shall mean each of Holdings, the Borrower, the Account Party and each Subsidiary Guarantor.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                  "Dividends" shall have the meaning provided in Section 4.06 of the Holdings Guaranty.

                  "Documentation Agent" shall have the meaning provided in the first paragraph of the Credit Agreement.

                  "Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of the relevant Alternate Currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date three Business Days prior to the date of any determination thereof for purchase on such date.

                  "Dollars" and the "$" shall mean freely transferable lawful money of the United States.

                  "Domestic Subsidiary" shall mean each Subsidiary of Holdings which is not a Foreign Subsidiary.

                  "EBITDA" shall mean, for any Specified Foreign or Non-Regulated Company for any period, the earnings before interest expense, taxes, depreciation and amortization of such Specified Foreign or Non-Regulated Company for such period determined in accordance with GAAP on a stand-alone (i.e., non-consolidated) basis and without giving effect to any dividends received by such Specified Foreign or Non-Regulated Company from its Subsidiaries.

                  "EMU Legislation" shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the Restatement Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b) or (c) of the Code, and for the purpose of Section 302 of ERISA and/or
Section 412, 4971, 4977 and/or each "applicable section" under Section 414(t)(z) of the code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                  "Euro Equivalent" shall mean, at any time for the determination thereof, the amount of Euros which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date three Business Days prior to the date of any determination thereof for purchase on such date.

                  "Euro LIBOR" shall mean, for each Interest Period applicable to any Loan denominated in Euros, the rate per annum that appears on page 3750 (or other appropriate page if such currency does not appear on such page) of the Dow Jones Telerate Screen (or any successor page) for Euro deposits with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is three Business Days prior to the commencement of such Interest Period or, if such a rate does not appear on the Dow Jones Telerate Screen (or any successor page), the offered quotations to first-class banks in the London interbank market by Chase for Euro deposits of amounts in same day funds comparable to the outstanding principal amount of such Loan with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is three Business Days prior to the commencement of such Interest Period.

                  "Eurodollar Loan" shall mean each Loan that at the election of any Borrower is bearing interest at the rate provided in Section 1.08(b) of the Credit Agreement.

                  "Euros" shall mean the single currency of participating member states of the European Union.

                  "Event of Default" shall have the meaning provided in Section 9 of the Credit Agreement.

                  "Federal Funds Effective Rate" shall mean for any period, a fluctuating per annum interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01 of the Credit Agreement.

                  "Financial Reinsurance Agreement" shall mean a reinsurance agreement covering any transaction in which any Regulated Insurance Company cedes business that does not meet the conditions for reinsurance accounting as provided by the Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 113, as the same may be revised, replaced, or supplemented from time to time.

                  "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program, other than social security or social insurance, established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or severance or termination payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Foreign Subsidiary" shall mean each Subsidiary of Holdings that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof or any territory thereof.

                  "Funds  at  Lloyd's"  shall  have  the  meaning  provided   in
paragraph 4 of the Membership  Byelaw (No. 17 of 1993).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 4 of the Holdings Guaranty, including defined terms as used therein, are subject (to the extent provided therein) to Section 5.06 of the Holdings Guaranty.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranteed Creditors" shall mean and include the Administrative Agent, the Issuing Agent, each Bank and each Person (other than any Credit Party) party to an Interest Rate Agreement or Other Hedging Agreements.

                  "Guaranties" shall mean the Holdings Guaranty, the Trenwick America Guaranty and the Subsidiary Guaranty.

                  "Guarantor" shall mean each of Holdings, the Borrower and each Subsidiary Guarantor.

                  "Holdings" shall mean Trenwick Group Ltd., a company organized under the laws of Bermuda.

                  "Holdings  Cash Flow" shall mean,  for any period,  the sum of
(i) for each Specified Regulated Insurance Company, the aggregate amount of ordinary dividends which such Specified Regulated Insurance Company could pay to its parent corporation under Legal Requirements as of the last day of such period (determined as if (x) such Specified Regulated Insurance Company had not paid any ordinary dividends during such period and (y) each Subsidiary of such Specified Regulated Insurance Company which is a Regulated Insurance Company had paid dividends to its parent corporation during such period in an amount equal to the maximum amount of dividends payable by such Subsidiary during such period under applicable Legal Requirements) plus the aggregate amount of any extraordinary dividends actually paid by such Specified Regulated Insurance Company to its parent corporation during such period, (ii) for each Specified Foreign or Non-Regulated Company, the EBITDA of such Specified Foreign or Non-Regulated Company for such period, (iii) tax sharing payments made by Regulated Insurance Companies which are Domestic Subsidiaries directly to Holdings or any Specified Non-Regulated Company during such period (less cash taxes paid by Holdings during such period), and (iv) payments during such period of principal and interest on surplus notes issued by Regulated Insurance Companies which are Domestic Subsidiaries to Holdings or any Specified Non-Regulated Company.

                  "Holdings Guaranty" shall have the meaning provided in Section
5.20 of the Credit Agreement.

                  "Indebtedness" of any Person shall mean (without  duplication)
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) the principal portion of all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) the net termination obligations of such Person under Interest Rate Agreements and Other Hedging Agreements, calculated as of any date as if such agreement were terminated as of such date, (viii) all obligations of such Person under Financial Reinsurance Agreements and (ix) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables (including obligations under insurance contracts and reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business.

                  "Insurance Business" shall mean one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

                  "Insurance Contract" shall mean any insurance contract or policy issued by a Regulated Insurance Company but shall not include any Reinsurance Agreement or Retrocession Agreement.

                  "Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (a) Holdings Cash Flow for such Test Period to (b) Consolidated Interest Expense of Holdings for such Test Period; provided that (i) for the Test Period ending on or about December 31, 2000, Consolidated Interest Expense and the portion of Holdings Cash Flow determined by reference to EBITDA shall be the actual such amounts calculated for such Test Period multiplied by 4.00 (other than the portion of Consolidated Interest Expense for such Test Period incurred in connection with the Trust Preferred Securities which shall be multiplied by 2.00), (ii) for the Test Period ending on or about March 31, 2001, Consolidated Interest Expense and the portion of Holdings Cash Flow determined by reference to EBITDA shall be the actual such amounts calculated for such Test Period multiplied by 2.00 and (iii) for the Test Period ending on or about June 30, 2001, Consolidated Interest Expense and the portion of Holdings Cash Flow determined by reference to EBITDA shall be the actual such amounts calculated for such Test Period multiplied by 1.33 (other than the portion of Consolidated Interest Expense for such Test Period incurred in connection with the Trust Preferred Securities which shall be the actual such amounts for such Test Period).
                  "Interest Period" shall mean, with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section
1.09 of the Credit Agreement.

                  "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Issuing  Agent" shall  mean  Chase  Manhattan   International
Limited.

                  "Issuing  Country" shall have the meaning  provided in Section
13.18 of the Credit Agreement.

                  "Judgment Currency" shall have the meaning provided in Section 13.17(a) of the Credit Agreement.

                  "Judgment Currency Conversion Date" shall have the meaning provided in Section 13.17(a) of the Credit Agreement.

                  "LaSalle Business Combination" shall have the meaning provided in the recitals to the Credit Agreement.

                  "LaSalle  Business  Combination   Agreement"  shall  have  the
meaning provided in the recitals to the Credit Agreement.

                  "LaSalle  Business  Combination   Agreement"  shall  have  the
meaning provided in the recitals to the Credit Agreement.

                  "LaSalle Business Combination Documents" shall mean the LaSalle Business Combination Agreement and each of the other agreements, documents and instruments entered into in connection with the LaSalle Business Combination.

                  "LaSalle Credit Agreement" shall mean the Credit Agreement, dated December 1, 1995, among LaSalle Re Holdings, the financial institutions party thereto from time to time, and Chase, as administrative agent, as the same has been amended, supplemented or modified from time to time.

                  "LaSalle Preferred Stock" shall mean the Series A Preferred Stock of LaSalle Re Holdings.

                  "LaSalle Re" shall have the meaning provided in the recitals to the Credit Agreement.

                  "LaSalle Re Holdings" shall have the meaning provided in the recitals to the Credit Agreement.

                  "L/C Bank" shall mean each Bank with an L/C Commitment.

                  "L/C Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Annex I of the Credit Agreement directly below the column entitled "L/C Commitment," as the same may be reduced from time to time or terminated pursuant to Sections 3.02, 3.03 and/or 9 of the Credit Agreement.

                  "L/C  Commitment  Fee"  shall  have the  meaning  provided  in
Section 3.01(b) of the Credit Agreement.

                  "L/C Exposure" of any L/C Bank at any time shall mean such L/C Bank's L/C Percentage of the aggregate Stated Amount of all outstanding Letters of Credit at such time.

                  "L/C Issuance Expiration Date" shall mean the earlier of (i) the Applicable Lloyd's Coming in Line Date and (ii) the first date on which a Notice of Non-Extension is delivered to Lloyd's in accordance with Section 2.05(a) of the Credit Agreement.

                  "L/C Maturity Date" shall mean, at any time, the later of (i) December 31, 2004 and (ii) the latest expiration date of any Letter of Credit issued in accordance with the terms of the Credit Agreement.

                  "L/C Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the L/C Commitment of such Bank at such time and the denominator of which is the Total L/C Commitment at such time, provided that if the L/C Percentage of any Bank is to be determined after the Total L/C Commitment has been terminated, then the L/C Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

                  "L/C Supportable Obligations" shall mean the obligations of Holdings or its Subsidiaries to Lloyd's.

                  "Legal Requirements" shall mean all applicable laws, rules and regulations made by any governmental body or regulatory authority (including, without limitation, any Applicable Insurance Regulatory Authority) having jurisdiction over Holdings or a Subsidiary of Holdings.

                  "Lending Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 50% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a) of the Credit Agreement.

                  "Letter  of Credit Fee" shall have the  meaning  provided in
Section  3.01(c)  of the Credit Agreement.

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

                  "Letter of Credit Request" shall have the meaning provided in Section 2.02(a) of the Credit Agreement.

                  "LIBOR" shall mean (i) with respect to any Borrowing of Loans denominated in Dollars or a Primary Alternate Currency, the relevant interest rate, i.e., U.S. LIBOR, Pounds Sterling LIBOR or Euro LIBOR and (ii) with respect to any Borrowing of Loans denominated in an Other Alternate Currency, such rate per annum as shall be agreed upon at the time such Other Alternate Currency is approved.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Lloyd's" shall mean the Society incorporated by Lloyd's Act 1871 by the name of Lloyd's.

                  "Lloyd's Coming in Line Date" shall mean, for any year, the Lloyd's coming in line date for such year (which date shall occur between November 20 and November 30 of each year, and for purposes of the Credit Agreement shall be deemed to occur on November 30 of any year if it has not otherwise occurred by such date).

                  "Loan" shall mean (i) prior to the Conversion Date, Revolving Loans, and (ii) on or after the Conversion Date, Term Loans.

                  "Managed Syndicate" shall mean each underwriting syndicate at Lloyd's in which either (i) any Subsidiary of Holdings is acting as the managing agent for such syndicate or (ii) Holdings and its Subsidiaries collectively provide 50% or more of the underwriting capital for such syndicate.

                  "Margin  Stock" shall have the meaning  provided in Regulation
U.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, operations, property or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole after giving effect to the Transaction.

                  "Material  Indebtedness"  shall have the  meaning  provided in
Section 9.04 of the Credit Agreement.

                  "Material Subsidiary" shall mean any Subsidiary of Holdings whose total assets or total revenues exceed 4% of the total assets or gross revenues, respectively, of Holdings and its Subsidiaries on a consolidated basis as of the most recent fiscal quarter end and for the most recent four quarter period, respectively, determined in accordance with GAAP.

                  "Member" shall mean an underwriting member of Lloyd's.

                  "Minimum Borrowing Amount" shall mean (i) for any Loans that are Dollar denominated, $5,000,000, and if in excess thereof, shall be in an integral Dollar denominated multiple of $1,000,000, and (ii) for any Revolving Loans that are Alternate Currency Loans, an amount in the respective Approved Currency having a Dollar Equivalent (determined at the time a Notice of Borrowing is received or a prepayment made) of $5,000,000, and if in excess thereof, shall be in a Dollar Equivalent multiple of $1,000,000 in the respective Approved Currency.

                  "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

                  "Moody's Credit Rating" shall mean the rating level (it being understood that a rating level shall include numerical modifiers and (+) and (-) modifiers) assigned by Moody's to the senior unsecured long-term debt of the Borrower. If the foregoing rating shall be changed by Moody's, such change shall be effective for purposes of this definition on the Business Day following the day on which Moody's announces such change.

                  "Multiemployer Plan" shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is a pension plan as defined in
Section 3(2) of ERISA and which Holdings, a Subsidiary of Holdings or an ERISA Affiliate maintains, contributes to or has an obligation to contribute (or maintained, contributed to or had an obligation to contribute to in the last five years).

                  "NAIC" shall mean the National Association of Insurance Commissioners or any successor organization thereto.

                  "NAIC Tests" shall mean the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System, as in effect from time to time.

                  "Net Available Proceeds" shall mean (i) with respect to any Asset Sale consummated by a Regulated Insurance Company, the Surplus Increase with respect to such Regulated Insurance Company as a result of such Asset Sale,
(ii) with respect to any Asset Sale consummated by Holdings or any Non-Regulated Company which is not a Subsidiary of a Regulated Insurance Company, the Net Cash Proceeds resulting therefrom and (iii) with respect to any Asset Sale consummated by a Non-Regulated Company which is a Subsidiary of a Regulated Insurance Company, an amount equal to the dividend that such Regulated Insurance Company would be permitted to pay in accordance with the Legal Requirements applicable to it as a result of the receipt by such Regulated Insurance Company of a dividend from such Non-Regulated Insurance Company in an amount equal to the Net Cash Proceeds resulting from such Asset Sale; in each case as determined in good faith by Holdings and certified in writing by Holdings to the
Administrative Agent (showing the calculation thereof and supporting assumptions) on or prior to the date on which Holdings or any Subsidiary is to receive the initial proceeds from such Asset Sale.

                  "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) cash expenses of sale (including payment of principal, premium and interest on Indebtedness other than the Loans required to be repaid as a result of such Asset Sale), (b) incremental taxes paid or payable as a result thereof and (c) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations, purchase price adjustments or similar items associated with such Asset Sale, in each case as determined in good faith by Holdings and certified in writing by Holdings to the Administrative Agent (showing the calculation thereof and supporting assumptions) on or prior to the date on which Holdings or any Subsidiary is to receive the initial proceeds from such Asset Sale.

                  "Net Worth" shall mean, as to any Person, the sum of its capital stock (including, without limitation, its preferred stock), capital in excess of par or stated value of shares of its capital stock (including, without limitation, its preferred stock), retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but excluding (i) any treasury stock and (ii) the effects of Financial Accounting Statement No. 115.

                  "New Bank" shall mean each of the Persons listed on Annex I to the Credit Agreement which is not a Continuing Bank.

                  "Non-Defaulting Bank" shall mean any Bank other than a Defaulting Bank.

                  "Non-Regulated Company" shall mean each Subsidiary of Holdings which is not a Regulated Insurance Company.

                  "Note" shall mean and include each promissory note, in the form agreed by the Borrower and the Administrative Agent prior to the Restatement Effective Date, to the extent issued pursuant to Section 1.05(b) of the Credit Agreement.

                  "Notice of  Borrowing"  shall  have the  meaning  provided  in
Section 1.03 of the Credit Agreement.

                  "Notice of  Conversion"  shall have the  meaning  provided  in
Section 1.06 of the Credit Agreement.

                  "Notice of  Non-Extension"  shall have the meaning provided in
Section 2.05 of the Credit Agreement.

                  "Notice Office" shall mean the office of the Administrative Agent at One Chase Manhattan Plaza, New York, New York 10081, Attention: Linda Hill, Telephone (212) 552-7935, Facsimile: (212) 552-7490, or such other office as the Administrative Agent may designate to Holdings, the Borrower and the Account Party and the Banks from time to time.

                  "Obligation  Currency"  shall  have the  meaning  provided  in
Section 13.17(a) of the Credit Agreement.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Bank pursuant to the terms of the Credit Agreement or any other Credit Document.

                  "Original Bank" shall mean each Person which was a Bank under, and as defined in, the Original Credit Agreement.

                  "Original Credit Agreement" shall have the meaning provided in the recitals to the Credit Agreement.

                  "Original Letter of Credit" shall mean all letters of credit issued pursuant to the Original Credit Agreement which are outstanding on the Restatement Effective Date.

                  "Original Loans" shall mean the Loans under, and as defined in, the Original Credit Agreement.

                  "Other Alternate Currency" shall mean any freely transferable currency other than any Primary Alternate Currency, to the extent such currency is approved by the Administrative Agent and each Bank.

                  "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

                  "Payment Office" shall mean the office of the Administrative Agent c/o The Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Linda Hill, Telephone No.: (212) 552-7935, Facsimile No.: (212) 552-7490 or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted  Acquisition"  shall have the  meaning  provided in
Section 4.02(c) of the Holdings Guaranty.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA other than a Foreign Pension Plan or a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pounds Sterling" shall mean freely transferable lawful money of the United Kingdom.

                  "Pounds Sterling Equivalent" shall mean, at any time for the determination thereof, the amount of Pounds Sterling which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by Chase as of 11:00 A.M. (London time) on the date three Business Days prior to the date of any determination thereof for purchase on such date.

                  "Pounds Sterling LIBOR" shall mean, with respect to each Interest Period for any Loan denominated in Pounds Sterling, (I) the rate per annum that appears on page 3750 (or other appropriate page if such currency does not appear on such page) of the Dow Jones Telerate Screen (or any successive page) with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is the commencement date of such Interest Period or, if such a rate does not appear on page 3750 (or such other appropriate page) of the Dow Jones Telerate Screen (or any successor page) the offered quotations to first-class banks in the London interbank EuroDollar market by Chase for Pounds Sterling deposits of amounts in same day funds comparable to the outstanding principal amount of such Loans with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is the commencement of such Interest Period plus (II) the Associated Cost Rate for such Loans for such Interest Period.

                  "Primary Alternate Currency" shall mean each of Pounds Sterling and Euros.

                  "Prime Lending Rate" shall mean the rate of interest per annum which Chase announces from time to time as its prime commercial lending rate in effect at its principal office in New York City, the Prime Lending Rate to change when and as such prime commercial lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Principal Amount" shall mean (i) the stated principal amount of each Loan denominated in Dollars and/or (ii) the Dollar Equivalent of the stated principal amount of each Alternate Currency Loan, as the context may require.

                  "Projections" shall mean the financial projections, dated May 2000 and delivered by Trenwick to the Banks in May 2000.

                  "Quarterly Statement" shall mean the quarterly financial statement required to be filed by any Regulated Insurance Company with the Applicable Regulatory Insurance Authority.

                  "Rated Ongoing Regulated Subsidiary" shall mean each Regulated Insurance Company which has an A.M. Best claims paying rating (including, without limitation, Trenwick America Reinsurance Corporation, Trenwick International Limited, The Insurance Corporation of New York, Dakota Specialty Insurance Company and Chartwell Insurance Company, but excluding any Regulated Insurance Company (including any of the aforementioned companies) if such Company is not being employed in the writing of new insurance or reinsurance business following the consummation of the LaSalle Business Combination).

                  "Rating Agency" shall mean S&P or Moody's as the case may be.

                  "Realistic Disaster Scenario" shall mean any realistic disaster scenario presented in a business plan prepared in relation to the Managed Syndicate under paragraph 57A(a) of the Underwriting Agents Bylaw (No. 4 of 1984) which shows the potential impact upon the Managed Syndicate of a catastrophic event.

                  "Refinancing" shall mean the payment of all loans, accrued but unpaid interest, premiums, fees, commissions, expenses and other amounts owing under the Original Credit Agreement, in each case on the Restatement Effective Date.

                  "Register" shall have the meaning provided in Section 1.05 of the Credit Agreement.

                  "Regulated Insurance Company" shall mean any Subsidiary of Holdings (including, without limitation, Subsidiaries acquired or created in connection with the LaSalle Business Combination), whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction (domestic or foreign) and is regulated by any Applicable Insurance Regulatory Authority.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Reinsurance Agreement" shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.

                  "Relevant   Currency   Equivalent"   shall   mean  the  Dollar
Equivalent, the Euro Equivalent or the Pounds Sterling Equivalent.

                  "Replaced  Bank"  shall have the  meaning  provided in Section
1.13 of the Credit Agreement.

                  "Replacement  Bank" shall have the meaning provided in Section
1.13 of the Credit Agreement.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

                  "Required Banks" shall mean Non-Defaulting Banks the sum of whose Revolving Loan Commitment (or, after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans or Term Loans) and L/C Commitment (or, after the Total L/C Commitment has been terminated, the amount of any Unpaid Drawings owing to such Non-Defaulting Banks) constitute a majority of the sum of (i) the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Banks, if any, or, after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans or Term Loans of Non-Defaulting Banks) and (ii) the Total L/C Commitment or, after the Total L/C Commitment has been terminated, the aggregate Unpaid Drawings.

                  "Restatement Effective Date" shall have the meaning provided in Section 13.10 of the Credit Agreement.

                  "Retrocession Agreement" shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

                  "Revolving Loan" shall have the meaning provided in Section 1.01(a) of the Credit Agreement.

                  "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I of the Credit Agreement directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time or terminated pursuant to Sections 3.02,
3.03 and/or 9 of the Credit Agreement.

                  "Risk Based Capital Ratio" shall mean, for any Regulated Insurance Company, the ratio (expressed as a percentage), at any time, of the Total Adjusted Capital of such Regulated Insurance Company to the Authorized Control Level of such Regulated Insurance Company.

                  "RL Commitment Fee" shall have the meaning provided in Section 3.01(a) of the Credit Agreement.

                  "S&P" shall mean Standard & Poor's Ratings Group and its successors.

                  "S&P Credit Rating" shall mean the rating level (it being understood that a rating level shall include numerical modifiers and (+) and (-) modifiers) assigned by S&P to the senior unsecured long-term debt of the Borrower. If the foregoing rating shall be changed by S&P, such change shall be effective for purposes of this definition on the Business Day following the day on which S&P announces such change.

                  "SAP" shall mean, with respect to any Regulated Insurance Company, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state or other jurisdiction (domestic or foreign) in which such Regulated Insurance Company is domiciled; it being understood and agreed that determinations in accordance with SAP for purposes of Section 4 of the Holdings Guaranty, including defined terms as used therein, are subject (to the extent provided therein) to Section 5.06 of the Holdings Guaranty.

                  "Scheduled  Repayments"  shall have the  meaning  provided  in
Section 4.02(i)(a) of the Credit Agreement.

                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii) of the Credit Agreement.

                  "Specified Foreign or Non-Regulated Company" shall mean each Regulated Insurance Company which is a Foreign Subsidiary (other than LaSalle Re Holdings) and each Non-Regulated Company, in each case which is not a Subsidiary of any Regulated Insurance Company which is a Domestic Subsidiary.

                  "Specified    Non-Regulated    Company"    shall   mean   each
Non-Regulated Company which is not a Subsidiary of any Regulated Insurance Company.

                  "Specified Regulated Insurance Company" shall mean each Regulated Insurance Company which (i) is a Domestic Subsidiary and (ii) is not a Subsidiary of any other Regulated Insurance Company; provided that notwithstanding the foregoing, LaSalle Re shall be deemed to be a Specified Regulated Insurance Company.

                  "Stated Amount" shall mean, at any time, (i) if the Letter of Credit is denominated in Dollars, the maximum amount available to be drawn under the Letter of Credit (regardless of whether any conditions for drawing could then be met) and (ii) if the Letter of Credit is an Alternative Currency Letter of Credit, the Dollar Equivalent of the maximum amount available to be drawn under the Letter of Credit (regardless of whether any conditions for drawing could then be met).

                  "Statutory Surplus" shall mean, at any date for any Regulated Insurance Company, (a) the total amount as would be shown on line 27, page 3, column 1 of a Benchmark Statement for such Regulated Insurance Company prepared as of such date, in the case of a Domestic Subsidiary, and (b) the total amount of statutory surplus of such Regulated Insurance Company as of such date determined in accordance with SAP, in the case of a Foreign Subsidiary.

                  "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity or voting interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of Holdings.

                  "Subsidiary  Guarantor" shall mean (a) LaSalle Re Holdings and
(b) each Domestic Subsidiary of the Borrower which is a Non-Regulated Company and a Material Subsidiary.

                  "Subsidiary  Guaranty"  shall  have the  meaning  provided  in
Section 5.08 of the Credit Agreement.

                  "Surplus Increase" shall mean, with respect to each Asset Sale effected by a Regulated Insurance Company, the increase in Statutory Surplus of such Regulated Insurance Company as a result of such Asset Sale.

                  "Syndication Agent" shall have the meaning provided in the first paragraph of the Credit Agreement.

                  "Taxes" shall have the meaning provided in Section 4.04(a) of the Credit Agreement.

                  "Term Loan" shall mean each Revolving Loan that is converted into a term loan on the Conversion Date pursuant to 1.01(b) of the Credit Agreement.

                  "Term Loan Maturity Date" shall mean the fifth anniversary of the Restatement Effective Date.

                  "Test Period" shall mean (i) for any determination made on and prior to June 30, 2001, the period from October 1, 2000 to the last day of the fiscal quarter of Holdings then last ended, provided that the first Test Period shall end on December 31, 2000, and (ii) for any determination made thereafter, the four consecutive fiscal quarters of Holdings ended on the last day of the most recently ended fiscal quarter of Holdings (taken as one accounting period).

                  "Total Adjusted Capital" shall mean "Total Adjusted Capital" as defined by the NAIC as of December 31, 1997 and as applied in the context of the Risk Based Capital Guidelines promulgated by the NAIC.

                  "Total Commitment" shall mean the sum of the Total Revolving Loan Commitment and Total L/C Commitment.

                  "Total  L/C  Commitment"   shall  mean  the  sum  of  the  L/C
Commitments of each of the L/C Banks.

                  "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

                  "Total Unutilized L/C Commitment" shall mean, at any time, the sum of the Unutilized L/C Commitments of the L/C Banks at such time.

                  "Total Unutilized Revolving Loan Commitment" shall mean, at any time, (i) the Total Revolving Loan Commitment at such time less (ii) the sum of the aggregate Principal Amount of all Revolving Loans outstanding at such time.

                  "Transaction" shall mean, collectively, (i) the LaSalle Business Combination, (ii) the Refinancing, (iii) the incurrence by the Borrower of the Revolving Loans hereunder, (iv) the issuance of Letter of Credits for the account of the Account Party hereunder on the Restatement Effective Date and (v) the payment of fees and expenses in connection with the foregoing.

                  "Transaction Documents" shall mean, collectively, (i) the LaSalle Business Combination Documents and (ii) the Credit Documents.

                  "Trenwick" shall have the meaning provided in the recitals to the Credit Agreement.

                  "Trenwick America Guaranty" shall mean the guaranty of the Borrower pursuant to Section 12 of the Credit Agreement.

                  "Trenwick Senior Notes" shall mean the 6.70% Senior Notes due April 1, 2003 issued by the Trenwick and subsequently assumed by the Borrower pursuant to the documentation governing the Trenwick Senior Notes at the time of the consummation of the LaSalle Business Combination.

                  "Trust Preferred Securities" shall mean the 8.82% Junior Subordinated Deferrable Interest Debentures issued by Trenwick pursuant to the Indenture, dated as of January 31, 1997, between Trenwick and The Chase
Manhattan Bank, as Trustee which Debentures have been assumed by the Borrower pursuant to the terms of such Indenture at the time of the consummation of the LaSalle Business Combination, and all securities issued by Trenwick Capital Trust I pursuant to the Amended and Restated Declaration of Trust, dated as of January 31, 1997.

                  "Type" shall mean any type of Loan determined with respect to currency and the interest option applicable thereto.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

                  "Unpaid Drawing" shall have the meaning provided in Section 2.03(a) of the Credit Agreement.

                  "Unutilized L/C Commitment" with respect to any Bank at any time shall mean such Bank's L/C Commitment at such time less such Bank's L/C Exposure at such time.

                  "Unutilized Revolving Loan Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time less the aggregate outstanding Principal Amount of all Revolving Loans made by such Bank at such time.

                  "U.S. LIBOR" shall mean for each Interest Period applicable to a Loan denominated in Dollars (other than a Base Rate Loan), the rate per annum that appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) for Dollar deposits with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or, if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page), the offered quotations to first-class banks in the London interbank market by Chase for Dollar deposits of amounts in same day funds comparable to the outstanding principal amount of such Dollar denominated Loan with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

                  "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

                  "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.